   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1996

                                                      REGISTRATION NO. 333-12471
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              TMP WORLDWIDE INC.*
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    7311                                   13-3906555
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

                           --------------------------

                                 1633 BROADWAY
                                   33RD FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 977-4200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                               ANDREW J. MCKELVEY
                             CHAIRMAN OF THE BOARD
                                 AND PRESIDENT
                               TMP WORLDWIDE INC.
                                 1633 BROADWAY
                                   33RD FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 977-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                WITH COPIES TO:


                   PAUL JACOBS, ESQ.                                    J.J. MCCARTHY, JR., ESQ.
              FULBRIGHT & JAWORSKI L.L.P.                                 DAVIS POLK & WARDWELL
                   666 FIFTH AVENUE                                       450 LEXINGTON AVENUE
               NEW YORK, NEW YORK 10103                                 NEW YORK, NEW YORK 10017
                    (212) 318-3000                                           (212) 450-4000


                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /________________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. / /________________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                          AMOUNT OF SHARES            MAXIMUM           PROPOSED MAXIMUM           AMOUNT OF
        TITLE OF EACH CLASS OF                  TO BE             OFFERING PRICE       AGGREGATE OFFERING        REGISTRATION
     SECURITIES TO BE REGISTERED           REGISTERED (1)          PER SHARE (2)              PRICE                   FEE
Common Stock, .001 par value per
 share................................        5,520,000               $15.50               $85,560,000           $29,503.49(3)

(1) Includes 720,000 shares which the U.S. Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.


(3) The registration fee has previously been paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

*The registrant's current name is Telephone Marketing Programs Incorporated. The registrant will change its name to TMP Worldwide Inc. prior to the effectiveness of this registration statement.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement contains two separate prospectuses. The first prospectus relates to a public offering in the United States and Canada of an aggregate of 3,840,000 shares of Common Stock (the "U.S. Offering"). The second prospectus relates to a concurrent offering outside the United States and Canada of an aggregate of 960,000 shares of Common Stock (the "International Offering"). The prospectuses for each of the U.S. Offering and the International Offering will be identical with the exception of the alternate front cover page for the International Offering. Such alternate page appears in the Registration Statement immediately following the complete prospectus for the U.S. Offering.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (SUBJECT TO COMPLETION)
ISSUED NOVEMBER 20, 1996

                                4,800,000 SHARES

                                     [LOGO]
                                  COMMON STOCK
                                 --------------
  OF THE 4,800,000 SHARES OF COMMON STOCK OFFERED HEREBY, 3,840,000 SHARES ARE
   BEING OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S.
          UNDERWRITERS AND 960,000 SHARES ARE BEING OFFERED INITIALLY
         OUTSIDE THE UNITED STATES AND CANADA BY THE INTERNATIONAL
                       UNDERWRITERS. SEE "UNDERWRITERS."
OF THE 4,800,000 SHARES OF COMMON STOCK OFFERED HEREBY, 4,147,437 SHARES ARE BEING OFFERED BY TMP WORLDWIDE INC. ("TMP" OR THE "COMPANY") AND 652,563
    SHARES ARE BEING OFFERED BY CERTAIN STOCKHOLDERS OF THE COMPANY (THE "SELLING STOCKHOLDERS"). THE COMPANY WILL NOT RECEIVE ANY OF THE
       PROCEEDS FROM THE SALE OF THE COMMON STOCK BY THE SELLING
          STOCKHOLDERS. SEE "PRINCIPAL AND SELLING STOCKHOLDERS."
          PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET
              FOR THE COMMON STOCK OF THE COMPANY. IT IS CURRENTLY
              ANTICIPATED THAT THE INITIAL PUBLIC OFFERING
                 PRICE WILL BE BETWEEN $13.50 AND $15.50 PER
                 SHARE. SEE "UNDERWRITERS" FOR A DISCUSSION
                     OF THE FACTORS TO BE CONSIDERED IN
                             DETERMINING THE INITIAL
                             PUBLIC OFFERING PRICE.
                            ------------------------

            THE COMMON STOCK HAS BEEN APPROVED FOR QUOTATION ON THE
 NASDAQ NATIONAL MARKET UNDER THE SYMBOL "TMPW," SUBJECT TO OFFICIAL NOTICE OF
                                   ISSUANCE.
                            ------------------------

AFTER GIVING EFFECT TO THIS OFFERING (ASSUMING THE OVER-ALLOTMENT OPTION IS NOT EXERCISED), THE COMPANY WILL HAVE OUTSTANDING 8,602,492 SHARES OF COMMON STOCK
  WITH ONE VOTE PER SHARE (REPRESENTING 5.5% OF THE COMBINED VOTING POWER
     OF THE COMPANY) AND 14,787,541 SHARES OF CLASS B COMMON STOCK WITH TEN VOTES PER SHARE (REPRESENTING 94.5% OF THE COMBINED VOTING POWER OF
       THE COMPANY). CLASS B COMMON STOCK IS CONVERTIBLE, ON A
         SHARE-FOR-SHARE BASIS, INTO COMMON STOCK. OTHER THAN VOTING
            AND CONVERSION RIGHTS, THE TERMS OF THE COMMON STOCK AND
            CLASS B COMMON STOCK      ARE SUBSTANTIALLY SIMILAR.
                      SEE "DESCRIPTION OF CAPITAL STOCK."
                             ---------------------


SEE "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS FOR  INFORMATION
              THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                               -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               -----------------

                           PRICE $           A SHARE

                               -----------------

                                                       UNDERWRITING                            PROCEEDS TO
                                     PRICE TO         DISCOUNTS AND        PROCEEDS TO           SELLING
                                      PUBLIC          COMMISSIONS(1)        COMPANY(2)         STOCKHOLDERS
                                ------------------  ------------------  ------------------  ------------------
PER SHARE.....................                   $                   $                   $                   $
TOTAL(3)......................                   $                   $                   $                   $

------------
(1) THE COMPANY AND THE SELLING STOCKHOLDERS HAVE AGREED TO INDEMNIFY THE UNDERWRITERS AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SEE "UNDERWRITERS."
(2) BEFORE DEDUCTING ESTIMATED EXPENSES OF THE OFFERING PAYABLE BY THE COMPANY, ESTIMATED AT $1,800,000.
(3) THE COMPANY HAS GRANTED THE U.S. UNDERWRITERS AN OPTION, EXERCISABLE WITHIN 30 DAYS OF THE DATE HEREOF, TO PURCHASE UP TO AN AGGREGATE OF 720,000 ADDITIONAL SHARES OF COMMON STOCK AT THE PRICE TO PUBLIC, LESS UNDERWRITING DISCOUNTS AND COMMISSIONS, FOR THE PURPOSE OF COVERING OVER-ALLOTMENTS, IF ANY. IF THE U.S. UNDERWRITERS EXERCISE SUCH OPTION IN FULL, THE TOTAL PRICE TO PUBLIC, UNDERWRITING DISCOUNTS AND COMMISSIONS AND PROCEEDS TO COMPANY
    WILL BE $          , $          AND $          , RESPECTIVELY. SEE
    "UNDERWRITERS."

    THE SHARES ARE OFFERED, SUBJECT TO PRIOR SALE WHEN, AS AND IF ACCEPTED BY THE UNDERWRITERS NAMED HEREIN AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY DAVIS POLK & WARDWELL, COUNSEL FOR THE UNDERWRITERS. IT IS EXPECTED THAT
DELIVERY OF THE SHARES WILL BE MADE ON OR ABOUT       , 1996 AT THE OFFICE OF
MORGAN STANLEY & CO. INCORPORATED, NEW YORK, N.Y., AGAINST PAYMENT THEREOF IN SAME DAY FUNDS.

                              -------------------

MORGAN STANLEY & CO.
            INCORPORATED
                          DONALDSON LUFKIN & JENRETTE
      SECURITIES CORPORATION

                                                   LADENBURG THALMANN & CO. INC.


           , 1996

                                  [Photo Page]

    The contents of the Company's Web Sites and other Web Sites referred to herein are not part of this Prospectus.

    IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, any Selling Stockholder or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of the Prospectus nor any sale made hereby shall under any circumstance imply that the information herein is correct as of any date subsequent to the date hereof.

    No action has been or will be taken in any jurisdiction by the Company, any Selling Stockholder or any Underwriter that would permit a public offering of the Common Stock or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company, the Selling Stockholders and the Underwriters to inform themselves about, and to observe any restrictions as to, the offering of the Common Stock and the distribution of this Prospectus.
                            ------------------------

    UNTIL            , 1996 (25 DAYS AFTER THE DATE THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    IN THIS PROSPECTUS, REFERENCES TO "DOLLAR" AND "$" ARE TO UNITED STATES DOLLARS, EXCEPT WHERE OTHERWISE INDICATED, AND THE TERMS "UNITED STATES" AND "U.S." MEAN THE UNITED STATES OF AMERICA, ITS STATES, ITS TERRITORIES, ITS POSSESSIONS, AND ALL AREAS SUBJECT TO ITS JURISDICTION.
                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Prospectus Summary.............................           4
Risk Factors...................................          11
Use of Proceeds................................          17
Dividend Policy................................          17
Dilution.......................................          18
Capitalization.................................          20
Selected Consolidated Financial Information....          21
Pro Forma Condensed Consolidated Financial
  Information..................................          23
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          29
Business.......................................          41

                                                    PAGE
                                                    -----

Management.....................................          55
Certain Transactions...........................          60
Principal and Selling Stockholders.............          63
Description of Capital Stock...................          65
Certain United States Federal Tax Consequences
  to Non-United States Holders of Common
  Stock........................................          69
Shares Eligible for Future Sale................          72
Underwriters...................................          73
Legal Matters..................................          76
Experts........................................          76
Additional Information.........................          77
Index to Financial Statements..................         F-1


                            ------------------------

    The Company intends to furnish to its stockholders annual reports containing consolidated financial statements audited by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing interim unaudited financial information.

    The Company has registered the following trademark: "The Monster Board-Registered Trademark-". This Prospectus also includes product names and other trade names and trademarks of the Company and of other organizations.

                               PROSPECTUS SUMMARY

    THE COMPANY WILL BE THE SUCCESSOR TO THE BUSINESSES CONDUCTED BY TMP WORLDWIDE INC. AND SUBSIDIARIES ("OLD TMP"), WORLDWIDE CLASSIFIED INC. AND SUBSIDIARIES ("WCI") AND MCKELVEY ENTERPRISES, INC. AND SUBSIDIARIES, THE CHIEF EXECUTIVE OFFICER OF WHICH IS ANDREW J. MCKELVEY (THE "PRINCIPAL STOCKHOLDER"). IMMEDIATELY PRIOR TO THE EFFECTIVENESS OF THIS OFFERING, OLD TMP WILL MERGE INTO MCKELVEY ENTERPRISES, INC. THEREAFTER, WCI WILL MERGE INTO MCKELVEY ENTERPRISES, INC. MCKELVEY ENTERPRISES, INC. WILL THEN MERGE INTO TELEPHONE MARKETING PROGRAMS INCORPORATED. SUCH MERGERS ARE COLLECTIVELY REFERRED TO AS THE "MERGERS." IN ADDITION, PRIOR TO THIS OFFERING, MR. MCKELVEY SOLD OR CONTRIBUTED HIS INTEREST IN FIVE OTHER ENTITIES TO THE COMPANY. PURSUANT TO THE MERGERS, TELEPHONE MARKETING PROGRAMS INCORPORATED WILL CHANGE ITS NAME TO TMP WORLDWIDE INC. ALL HISTORICAL FINANCIAL DATA CONTAINED HEREIN REFLECTS THE HISTORICAL FINANCIAL DATA OF OLD TMP, WCI, MCKELVEY ENTERPRISES, INC. AND THE OTHER ENTITIES.

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS (A) ASSUMES THAT THE U.S. UNDERWRITERS' OVER-ALLOTMENT OPTION TO PURCHASE FROM THE COMPANY UP TO 720,000 ADDITIONAL SHARES OF COMMON STOCK WILL NOT BE EXERCISED, (B) IS ADJUSTED TO REFLECT SHARES OF THE COMPANY TO BE ISSUED IN CONNECTION WITH THE MERGERS AND (C) ASSUMES THE MERGERS HAVE BEEN CONSUMMATED. AS USED IN THIS PROSPECTUS, "GROSS BILLINGS" REFER TO BILLINGS FOR ADVERTISING PLACED IN TELEPHONE DIRECTORIES, NEWSPAPERS, NEW MEDIA AND OTHER MEDIA, AND ASSOCIATED FEES FOR RELATED SERVICES. WHILE GROSS BILLINGS ARE NOT INCLUDED IN THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS, THE TRENDS IN GROSS BILLINGS DIRECTLY IMPACT THE COMMISSIONS AND FEES EARNED BY THE COMPANY. THE COMPANY, WHICH OPERATES IN ONE BUSINESS SEGMENT, EARNS COMMISSIONS BASED ON A PERCENTAGE OF THE MEDIA ADVERTISING PURCHASED AT A RATE ESTABLISHED BY THE RELATED PUBLISHER, AND ASSOCIATED FEES FOR RELATED SERVICES. IN ADDITION, THE COMPANY EARNS FEES FOR THE PLACEMENT OF ADVERTISEMENTS ON THE INTERNET, INCLUDING ITS CAREER WEB SITES. GROSS BILLINGS WITH RESPECT TO COMPANIES ACQUIRED BY THE COMPANY REFER TO THE COMPANY'S ESTIMATE OF THE ACQUIRED COMPANIES' ANNUAL GROSS BILLINGS. EARNINGS BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") IS PRESENTED TO PROVIDE ADDITIONAL INFORMATION ABOUT THE COMPANY'S ABILITY TO MEET ITS FUTURE DEBT SERVICE, CAPITAL EXPENDITURES AND WORKING CAPITAL REQUIREMENTS AND IS ONE OF THE MEASURES WHICH DETERMINES THE COMPANY'S ABILITY TO BORROW UNDER ITS CREDIT FACILITY. EBITDA SHOULD NOT BE CONSIDERED IN ISOLATION OR AS A SUBSTITUTE FOR OPERATING INCOME, CASH FLOWS FROM OPERATING ACTIVITIES AND OTHER INCOME OR CASH FLOW STATEMENT DATA PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR AS A MEASURE OF THE COMPANY'S PROFITABILITY OR LIQUIDITY.

                                  THE COMPANY


    TMP Worldwide Inc. ("TMP" or the "Company") is a marketing services, communications and technology company that provides comprehensive, individually tailored advertising services including development of creative content, media planning, production and placement of corporate advertising, market research, direct marketing and other ancillary services and products. The Company is the world's largest yellow page advertising agency and, the Company believes, one of the world's largest recruitment advertising agencies. In 1995, the Company began marketing Internet-based services as extensions of its core business and has become a growing provider of Internet content. The Company offers advertising programs to more than 17,000 clients, including more than 70 of the Fortune 100 and more than 240 of the Fortune 500 companies. The Company's growth strategy is to continue to actively pursue consolidation opportunities in its core advertising business and to leverage its client base and its approximately 1,500 sales, marketing and customer service personnel to expand its Internet-based business. Except for the acquisition of three small recruitment advertising agencies, the Company has no current plans for any additional acquisitions. See "Pro Forma Condensed Consolidated Financial Information." For the year ended December 31, 1995, the Company's gross billings were $596.1 million, commissions and fees were $123.9 million, net income was $3.2 million and EBITDA was $25.0 million.


    TMP is the world's largest yellow page advertising agency, generating approximately $425 million in gross billings for the year ended December 31, 1995. TMP believes it is one of the world's largest recruitment advertising agencies, generating approximately $165 million in gross billings for the same period. With approximately 30% of the national accounts segment of the U.S. yellow page advertising market, TMP is approximately three times larger than its nearest competitor, based on gross billings. In the fragmented recruitment advertising agency market, the Company believes that it has a 7% market share in the U.S. and a 6% market share worldwide. A substantial part of the Company's growth has been achieved through acquisitions. From January 1, 1993 through December 31, 1995, TMP completed 26 acquisitions which have estimated annual gross billings of $200 million. In 1996, through November 15, the Company completed ten acquisitions with estimated annual gross billings of $180 million including the acquisition in July 1996 of Neville Jeffress Australia Pty Limited ("Neville Jeffress"), one of the largest recruitment advertising agencies in Australia, which has estimated annual gross billings of $140 million. The Company believes additional acquisition opportunities exist, particularly in the recruitment advertising and Internet markets, and intends to continue its strategy of making acquisitions which relate to its core business.


    TMP has created innovative solutions to assist its clients in capitalizing on the growing awareness and acceptance of the Internet. For its recruitment advertising clients, TMP has developed interactive career hubs which can be accessed by individuals seeking employment via the Internet on a global basis. The Company has several career hubs, including The Monster Board-Registered Trademark-, Online Career Center-SM-, Be the Boss-SM- and MedSearch-SM-, which collectively contain over 35,000 job listings. In 1996, the Company began marketing its Dealer Locator service to yellow page clients. Dealer Locator provides clients with the ability to offer World Wide Web ("Web") pages for their local offices, franchisees or dealers. Potential customers can then access these pages on the Internet by zip code or other key word searches.

    The Company's predecessor was formed in 1967 by Andrew J. McKelvey. The Company was incorporated in Delaware in August 1996. Its executive offices are located at 1633 Broadway, 33rd Floor, New York, New York 10019, and its telephone number at that location is (212) 977-4200.

    YELLOW PAGE ADVERTISING. TMP develops yellow page marketing programs for national accounts, clients which sell products or services in multiple markets. The national segment of the yellow page advertising market was a $1.4 billion market in the U.S. for the year ended December 31, 1995. The national yellow page market has grown each year since 1981. During the period of 1990 through 1995, the market grew at a compound average rate of approximately 4.5%. Yellow page advertising is a complex process involving the creation of effective imagery and message and the development of media plans which evaluate approximately 7,000 yellow page directories of which TMP's larger accounts utilize over 2,000. Coordinating the placement of advertisements in this number of directories requires an extensive effort at the local level, and TMP's sales, marketing and customer service staff of over 1,500 people provides an important competitive advantage in marketing and executing yellow page advertising programs. TMP earns commissions from yellow page advertising paid by directory publishers which result in an effective commission rate to the Company of approximately 20% of yellow page gross billings. See "Business-- TMP's Yellow Page Business."

    TMP takes a proactive approach to yellow page advertising by undertaking original research on the efficacy of the medium, in many cases quantifying the effectiveness of a given advertising campaign. The Company also has a rigorous quality assurance program designed to ensure client satisfaction. The Company believes that this program has resulted in an increase in TMP's yellow page client retention rate from 90% in 1991 to 96% in 1995.

    RECRUITMENT ADVERTISING. For the year ended December 31, 1995, total spending on advertisements in North America in the recruitment classified advertisement section of newspapers was approximately $4.5 billion. While the recruitment advertising market has historically been cyclical, during the period of 1990 through 1995, the U.S. market grew at a compound annual growth rate of approximately 11.5%. The Company receives commissions generally equal to 15% of recruitment advertising gross billings. The Company also earns fees from value-added services such as design, research and other creative and administrative services which resulted in aggregate commissions and fees equal to approximately 21% of recruitment advertising gross billings.

    The services provided by recruitment advertising agencies can be complex and range from the design and placement of classifed advertisements to the creation of comprehensive image campaigns which "brand" a client as a quality employer. Further, shortages of qualified employees in many industries, particularly in the technology area, have increased the need for recruitment advertising agencies to expand the breadth of their service offerings to effect national and sometimes global recruitment campaigns. For these reasons, the Company believes that over time, the proportion of overall recruitment advertising placed through recruitment advertising agencies will grow. Given the scale of its recruitment advertising operations and the scope of its service offerings, the Company believes it is well positioned to participate in this market growth. See "Business--TMP's Recruitment Advertising Business."

    INTERNET SERVICES. The Company's Internet based services complement its traditional advertising businesses. In recruitment, the Company has several career hubs, including The Monster Board-Registered Trademark-, Online Career Center-SM-, Be the Boss-SM- and MedSearch-SM- which provide continuously available databases of job opportunities. Users of these hubs can search for employment opportunities by location, type of job and other criteria. Resumes can be sent to prospective employers electronically and submitted on-line or via mail. Users can also access other value-added services such as discussion forums and on-line career advice. Based on its experience with its clients, TMP believes that only 20% to 30% of open job positions are advertised using traditional print media and that on-line solutions, which are significantly less expensive than traditional recruitment methods, will significantly expand the recruitment advertising market. More than 55 of the Fortune 100 companies are utilizing the Company's career hubs.

    Dealer Locator, which is marketed to both existing and potential yellow page accounts, allows clients to offer Web pages for local offices, dealers or franchise locations which are linked to the client's corporate Web site. These pages are designed to generate additional customer flow while reinforcing brand imagery contained in other advertising programs. Dealer Locator home pages will typically include address, directions, hours of operation and potentially other information such as sale items. Over time, the Company intends to increase the utility of Dealer Locator through the introduction of additional interactive functions.

    TMP believes its pre-existing relationships with yellow page and recruitment advertising clients and its sales, marketing and customer service staff of over 1,500 people provide an important competitive advantage in pursuing the market for Internet clients. Further, the Company believes its innovative Internet products will provide an opportunity to enhance its ability to market both traditional advertising and Internet services to non-TMP clients. See "Business--TMP's Yellow Page Business--Internet Based Solutions for Yellow Page Advertising Clients" and "--TMP's Recruitment Advertising Business--Internet Based Solutions for Recruitment Advertising Clients."

                                  THE OFFERING


Common Stock offered by:

  The Company................................  4,147,437 shares

  The Selling Stockholders...................  652,563 shares

      Total..................................  4,800,000 shares

Common Stock offered for sale in:

  United States offering.....................  3,840,000 shares

  International offering.....................  960,000 shares

      Total..................................  4,800,000 shares

Common Stock to be outstanding after this
  offering...................................  23,552,898 shares(1)

Use of proceeds..............................  Repayment of certain indebtedness and to redeem preferred stock. See "Use of
                                               Proceeds."

Proposed Nasdaq National Market Symbol.......  TMPW


------------------------


(1) Includes 162,865 shares of Common Stock pursuant to the treasury stock method for outstanding stock options. The former stockholders of a recruitment advertising company (the "Kidd Stockholders") acquired by the Company in 1995 have a number of options to acquire Common Stock. The aggregate number of shares of Common Stock into which these options are exercisable is determined by dividing $1,195,000 by the Company's per share initial public offering price. The number of shares indicated above assumes a per share initial public offering price of $14.50 (the midpoint of the range of the estimated initial public offering price) which by application of the foregoing formula results in these options being exercisable into 82,410 shares of Common Stock and assumes that such options were exercised upon the effectiveness of this offering. BNY Financial Corporation has a warrant to purchase approximately 1% of the issued and outstanding shares of Common Stock, after giving effect to this offering (228,739 shares of Common Stock). The number of shares of Common Stock to be outstanding after this offering assumes that 82,410 shares were issued to the Kidd Stockholders and that BNY Financial Corporation exercised its warrant in full.

                                  RISK FACTORS


    An investment in the Common Stock involves certain risks associated with the Company's business including the following: (i) the uncertain acceptance of the Internet and the Company's Internet content, (ii) the Company has grown rapidly and there can be no assurance that the Company will continue to be able to grow profitably or manage its growth, (iii) risks associated with acquisitions, (iv) competition, (v) the Company's quarterly operating results have fluctuated in the past and are expect to fluctuate in the future, (vi) the Company's business experiences seasonality, (vii) the loss of the services of certain key individuals could have a material adverse effect on the Company's business, financial condition or operating results, (viii) litigation involving a former employee, (ix) the Company has entered into certain transactions with affiliated parties, (x) following this offering, Andrew J. McKelvey will control the Company and will be able, among other things, to elect all of the Company's directors and (xi) purchasers of Common Stock in this offering will experience immediate dilution in the net tangible book value of their Common Stock from the initial public offering price.


    For a fuller discussion of these and other risk factors affecting the Company and its business, see "Risk Factors."


                         AFFILIATED PARTY TRANSACTIONS



    From time to time, the Company has made advances to Messrs. Andrew J. McKelvey, David A. Hosokawa, a Vice Chairman of the Company, and Thomas G. Collison, a Vice Chairman of the Company. As of September 30, 1996, these advances totaled approximately $9.7 million. These advances do not bear interest; however, after the closing of this offering, Mr. McKelvey's advances will bear interest at the prime rate. The Company and Mr. McKelvey and certain other of the Company's affiliates and directors have also been parties to certain other transactions with the Company. See "Risk Factors--Affiliated Party Transactions" and "Certain Transactions."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION


                                                                                                          NINE MONTHS
                                                YEAR ENDED DECEMBER 31,                               ENDED SEPTEMBER 30,
                           ------------------------------------------------------------------  ---------------------------------
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA, NUMBER OF EMPLOYEES AND OFFICES)
                                                                                   PRO FORMA                          PRO FORMA
                                                                                  AS ADJUSTED                        AS ADJUSTED
                             1991      1992(1)     1993       1994       1995       1995(2)      1995       1996     1996(2)(3)
                           ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
STATEMENT OF OPERATIONS
  DATA:
Commissions and fees.....  $  59,062  $  59,729  $  73,791  $  86,165  $ 123,907   $ 161,597   $  89,686  $ 118,870   $ 134,084
Salaries and related
  costs..................     27,799     32,093     37,747     45,758     58,329      77,837      43,230     60,910      69,088
Office and general
  expenses...............     27,319     23,620     29,824     30,316     43,432      60,077      32,616     44,077      51,575
Amortization of
  intangibles............      1,688      1,800      2,471      3,264      3,237       4,303       2,284      3,173       3,709
Special
  compensation(3)........     --         --         --         --         --          --          --            672      --
Restructuring charges....     --         14,095      1,318     --         --          --          --         --          --
Total operating
  expenses...............     56,806     71,608     71,360     79,338    104,998     142,217      78,130    108,832     124,372
Operating income
  (loss).................      2,256    (11,879)     2,431      6,827     18,909      19,380      11,556     10,038       9,712
Interest expense, net....     (3,545)    (3,869)    (7,652)    (9,178)   (10,894)     (8,778)     (7,879)    (8,600)     (7,046)
Other income (expense),
  net....................       (430)       180       (386)      (146)       150          (3)         26        (32)        (26)
Income (loss) before
  provision (benefit) for
  income taxes, minority
  interests and equity in
  earnings (losses) of
  affiliates.............     (1,719)   (15,568)    (5,607)    (2,497)     8,165      10,599       3,703      1,406       2,640
Provision (benefit) for
  income taxes...........        954     (5,579)    (1,322)      (333)     4,222       5,710       2,298      1,655       2,090
Net income (loss)
  applicable to common
  and Class B common
  stockholders...........     (2,889)   (10,537)    (4,836)    (2,677)     3,019       4,264         715       (697)         81
Net income (loss) per
  common and Class B
  common share...........      $(.17)     $(.61)     $(.27)     $(.14)      $.15        $.18        $.04                   $.00
Weighted average number
  of common, Class B
  common and common
  equivalent shares
  outstanding............     17,393     17,393     17,776     19,230     19,518      23,665      19,518                 23,717

PRO FORMA INCOME DATA(4):
Pro forma net loss.......                                                                                 $     (25)
Pro forma net loss per
  common and Class B
  common share...........                                                                                      $.00
Pro forma average shares
  outstanding............                                                                                    19,281

OTHER DATA:
Gross Billings:
  Yellow page
    advertising..........  $ 293,188  $ 299,089  $ 336,714  $ 363,656  $ 429,176  $  429,176   $ 331,694  $ 351,589  $  351,589
  Recruitment
    advertising..........     --         --          8,338     54,872    166,508     393,105     121,465    216,826     305,003
  Internet(5)............     --         --         --         --            392         788      --          4,413       4,413
                           ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Total Gross Billings.....  $ 293,188  $ 299,089  $ 345,052  $ 418,528  $ 596,076  $  823,069   $ 453,159  $ 572,828  $  661,005
                           ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
                           ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------

Total operating expenses
  as a percentage of
  commissions and fees...       96.2%     119.9%      96.7%      92.1%      84.7%       88.0%       87.1%      91.6%       92.8%
Number of employees......        825        870        970      1,200      1,400       1,800       1,400      2,000       2,000
Number of offices........         30         30         30         40         50          65          50         65          70

                                                                           SEPTEMBER 30, 1996
                                                                        ------------------------
                                                                                     PRO FORMA
                                                                                    AS ADJUSTED
                                                                         ACTUAL       (2)(3)
                                                                        ---------  -------------
BALANCE SHEET DATA:
Current assets........................................................  $ 225,480    $ 230,884
Current liabilities...................................................    248,399      251,906
Total assets..........................................................    335,447      351,245
Long-term liabilities.................................................    102,809       64,837
Minority interests....................................................      3,214          239
Redeemable preferred stock............................................      2,000       --
Redeemable common stock(6)............................................      2,899       --
Total stockholders' equity (deficit)..................................    (23,874)      34,263


------------------------

(1) Operating results for the year ended December 31, 1992 include a non-recurring charge of approximately $14.1 million principally related to the write-off of development costs of a computerized data base system. Excluding this charge, operating income, net loss (net of the related tax effect of $5.6 million) and operating expenses as a percentage of commissions and fees would have been $2.2 million, $(1.9 million) and 96.3%.


(2) The pro forma as adjusted financial information gives effect to (i) the acquisitions that are described in the "Pro Forma Condensed Consolidated Financial Information" (collectively, the "Acquisitions"), (ii) borrowings under the Company's financing agreement to finance the Acquisitions, as if these transactions had occurred on January 1, 1995 for purposes of the statement of operations data and as if they had occurred on September 30, 1996 with respect to the balance sheet data, (iii) the sale of 4,147,437 shares of Common Stock by the Company hereby at an assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price) and the application of the estimated net proceeds therefrom, after deducting the estimated underwriting discounts and commissions and offering expenses payable by the Company to repay debt (including debt used to finance the Acquisitions) as if the offering had occurred on January 1, 1995 for purposes of the statement of operations data, and as if this offering had occurred on September 30, 1996 with respect to the balance sheet data, and (iv) goodwill in the amount of approximately $2 million and amortization thereon resulting from the issuance of 271,278 shares of Common Stock of the Company, in connection with the Mergers, to the Old TMP stockholders who had been previously issued shares of Old TMP in exchange for their minority interests in certain operating subsidiaries in which they were original owners and, accordingly, were considered to have made a substantive investment, and is based on an assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price), less $2,178 previously recorded on issuance of their Old TMP shares. See "Use of Proceeds," "Capitalization" and "Pro Forma Condensed Consolidated Financial Information."



(3) Special compensation consists of the value of shares issued in connection with the acquisition of a minority interest in a subsidiary in August 1996 because the stockholder had received his shares in the subsidiary for no consideration and, accordingly, was not considered to have made a substantive investment for the minority shares. This compensation has been eliminated in the pro forma as adjusted financial information. The pro forma as adjusted financial information does not reflect anticipated charges to fourth quarter 1996 earnings, the quarter in which this offering is expected to be completed for (i) special management compensation in the amount of approximately $52 million resulting from the issuance of 3,584,790 shares of Common Stock of the Company, in connection with the Mergers, to the Old TMP, WCI and MEI subsidiary stockholders in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the Principal Stockholder and, accordingly, were not considered to have made substantive investments for their minority shares, and is based on an assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price) and (ii) additional interest expense of approximately $2.7 million upon the exercise of a warrant, issued in connection with the Company's financing agreement, to reflect the difference between the value of the stock issued at the assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price) and the valuation recorded for the warrant when it was originally issued. The statement of operations for the fourth quarter of 1996 will also include a pro forma presentation for net income and earnings per share to exclude such non-recurring charges.



(4) Reflects the pro forma elimination of special compensation in the amount of $672 incurred during the nine months ended September 30, 1996.



(5) Represents fees earned in connection with yellow page, recruitment and other advertisements placed on the Internet.



(6) Upon the consummation of this offering, the put option related to certain shares of Common Stock will be eliminated and such Common Stock will be reclassified to stockholders' equity.

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH BELOW AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THOSE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS DIRECTORS OR ITS OFFICERS WITH RESPECT TO (I) FUTURE GROSS BILLINGS LEVELS,
(II) FUTURE PERFORMANCE OF THE COMPANY'S INTERNET BUSINESS AND (III) FUTURE PRODUCT OFFERINGS BY THE COMPANY. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

UNCERTAIN ACCEPTANCE OF THE INTERNET

    Use of the Internet by consumers is at a very early stage of development, and market acceptance of the Internet as a medium for information, entertainment, commerce and advertising is subject to a high level of uncertainty. The Company's clients have only limited experience with the Internet as an advertising medium and such clients have not devoted a significant portion of their advertising budgets to Internet-based advertising in the past. In addition, a significant portion of the Company's potential clients have no experience with the Internet as an advertising medium and have not devoted any portion of their advertising budgets to Internet-based advertising in the past. Further, the recently enacted Communications Decency Act could slow the growth of the Internet and decrease the acceptance of the Internet as an advertising medium. There can be no assurance that advertisers will be persuaded to allocate or continue to allocate portions of their budgets to Internet-based advertising. If Internet-based advertising is not widely accepted by advertisers and advertising agencies, the Company's business, financial condition and operating results, including its expected rate of commissions and fees growth, would be materially adversely affected. See "Business--Government Regulation."

UNCERTAIN ACCEPTANCE OF THE COMPANY'S INTERNET CONTENT

    The Company's future growth depends in part upon its ability to deliver original and compelling services in order to attract users valuable to the Company's advertising clients. There can be no assurance that the Company's content will be attractive to a sufficient number of Internet users to generate material advertising revenues. There also can be no assurance that the Company will be able to anticipate, monitor and successfully respond to rapidly changing consumer tastes and preferences so as to attract a sufficient number of users to its Web sites. Internet users can freely navigate and instantly switch among a large number of Web sites, many of which offer original content, making it difficult for the Company to distinguish its content and attract users. In addition, many other Web sites offer very specific, highly targeted content that could have greater appeal than the Company's sites to particular subsets of the Company's target audience.

UNCERTAIN ABILITY TO MANAGE GROWTH

    The Company's business has grown rapidly in recent periods. The growth of the Company's business has placed a significant strain on the Company's management and operations. The Company's expansion has resulted, and is expected in the future to result, in substantial growth in the number of its employees and in increased responsibility for both existing and new management personnel and strain on the Company's existing operations, financial and management information systems. The Company's success depends to a significant extent on the ability of its executive officers and other members of senior management to operate effectively both independently and as a group. If the Company is not able to manage existing or anticipated growth, the Company's business, financial condition and operating results would be materially adversely affected. See "Management--Executive Officers and Directors."

RISKS ASSOCIATED WITH ACQUISITIONS

    The Company expects that it will continue to grow, in part, by acquiring businesses. The success of this strategy depends upon several factors including the continued availability of financing and the Company's ability to identify and acquire businesses on a cost-effective basis, as well as its continued ability to integrate acquired personnel, operations, products and technologies into its organization effectively, to retain and motivate key personnel and to retain the clients of acquired firms. There can be no assurance that financing will be available on terms acceptable to the Company, or that the Company will be able to identify or consummate new acquisitions, or manage its recent or future expansions successfully, and any inability to do so would have a material adverse effect on the Company's business, financial condition and operating results. There also can be no assurance that the Company will be able to sustain the rates of growth that it has experienced in the past.


LITIGATION



    In November 1996, an action was commenced in the Supreme Court of the State of New York against Old TMP, WCI and Andrew J. McKelvey by a former employee. The complaint alleges, among other things, that the defendants breached purported contractual obligations pursuant to which the former employee was entitled to a 40% ownership interest in the Company's recruitment advertising business, and breached fiduciary obligations to the former employee arising out of the deprivation of his supposed 40% interest. The former employee seeks damages in an unspecified amount and punitive damages in the amount of $10 million for each claim. The Company and Mr. McKelvey intend to vigorously contest the complaint. There can be no assurance as to the outcome of the litigation and, in the event of a decision adverse to the Company, the Company's business, financial condition and operating results, and the Company's stockholders, could be materially adversely affected. Mr. McKelvey has agreed to indemnify the Company against any adverse judgment. There can be no assurance, however, that Mr. McKelvey will have sufficient financial resources to satisfy any indemnification claims.


UNCERTAIN VIABILITY OF TRADITIONAL MEDIA


    The Company derives a substantial portion of its commissions and fees from placing advertising in yellow page directories, constituting approximately 60% of total commissions and fees for the nine months ended September 30, 1996. The Company also derives a substantial portion of its commissions and fees from designing and placing recruitment advertisements in traditional media such as newspapers and trade publications, constituting approximately 37% of total commissions and fees for the nine months ended September 30, 1996. There can be no assurance that the commissions received by the Company in the future will be equal to the commissions which it has historically received. To the extent that new media, such as the Internet, cause yellow page directories and other forms of traditional media to be less desirable forms of advertising media without at least a proportionate fee increase generated from advertising on the Internet, of which there can be no assurance, the Company's business, financial condition and operating results will be materially adversely affected.


COMPETITION; LOW BARRIERS TO ENTRY

    The markets for the Company's services are highly competitive and are characterized by pressures to reduce prices, incorporate new capabilities and technologies and accelerate job completion schedules.

    The Company faces competition from a number of sources. These sources include national and regional advertising agencies, specialized and integrated marketing communication firms and traditional media companies. In addition, with respect to new media, many advertising agencies and publications have started to either internally develop or acquire new media capabilities. Some established companies that provide integrated specialized services (such as advertising services or Web site design) and are technologically proficient, especially in the new media arena, are also competing with the Company. Many of the Company's competitors or potential competitors have long operating histories, and some may have greater financial, management, technological development, sales, marketing and other resources than the

Company. In addition, the Company's ability to maintain its existing clients and generate new clients depends to a significant degree on the quality of its services and its reputation among its clients and potential clients.

    Although the Company believes that there are defensible barriers to entry into its businesses, the Company has no significant proprietary technology that would preclude or inhibit competitors from entering yellow page, recruitment or on-line advertising markets. There can be no assurance that existing or future competitors will not develop or offer services and products that provide significant performance, price, creative or other advantages over those offered by the Company, which could have a material adverse effect on the Company's business, financial condition and operating results.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS; SEASONALITY OF BUSINESS


    The Company's quarterly operating results have fluctuated in the past and may fluctuate in the future as a result of a variety of factors, including the timing of acquisitions, the timing of yellow page directory closings, the largest number of which currently occur in the third quarter, and the receipt of commissions earned from yellow page publishers for achieving a specified volume of advertising, which commissions are typically reported in the fourth quarter. In addition, in the fourth quarter of fiscal 1996, the quarter in which this offering is expected to be completed, there will be: (i) a non-recurring charge of approximately $52 million for special management compensation resulting from the issuance of 3,584,790 shares of Common Stock of the Company, in connection with the Mergers, to the Old TMP, WCI and MEI subsidiary stockholders in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the Principal Stockholder and, accordingly, were not considered to have made substantive investments for their minority shares, and is based on an assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price), and (ii) additional interest expense of approximately $2.7 million upon the exercise of a warrant, issued in connection with the Company's financing agreement, to reflect the difference between the value of the stock issued at the assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price) and the valuation recorded for the warrant when it was originally issued. The statement of operations for such quarter will also include a pro forma presentation for net income and earnings per share to exclude such non-recurring charges. The Company also experiences some seasonality in its business. The Company's commissions and fees from recruitment advertising are also subject to fluctuation based upon general economic conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Quarterly Results."


RISKS OF TECHNOLOGICAL CHANGE

    The market for Internet products and services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging character of these products and services and their rapid evolution will require that the Company continually improve the performance, features and reliability of its Internet content, particularly in response to competitive offerings. There can be no assurance that the Company will be successful in responding quickly, cost effectively and sufficiently to these developments. In addition, the widespread adoption of new Internet technologies or standards could require substantial expenditures by the Company to modify or adapt its Web sites and services and could affect the Company's financial condition or operating results. In addition, new Internet services or enhancements which are or may be offered by the Company may contain design flaws or other defects that could require costly modifications or result in a loss of client confidence, either of which could have a material adverse effect on the Company's business, financial condition or operating results.

DEPENDENCE ON KEY PERSONNEL

    The Company's continued success will depend to a significant extent upon its senior management, including Andrew J. McKelvey, the Company's Chairman of the Board and President. The loss of the services of one or more key employees could have a material adverse effect on the Company's business, financial condition or operating results. In addition, if one or more key employees join a competitor or form a competing company, the resulting loss of existing or potential clients could have a material adverse effect of the Company's business, financial condition or operating results. In the event of the loss of any such employee, there can be no assurance that the Company would be able to prevent the unauthorized disclosure or use of its procedures, practices, new product development or client lists.

CONTROL BY PRINCIPAL STOCKHOLDER

    Following completion of this offering, Andrew J. McKelvey will beneficially own all of the outstanding Class B Common Stock, which will represent 94.5% of the combined voting power of all classes of voting stock of the Company. As a result, Mr. McKelvey will be able to direct the election of all of the members of the Company's Board of Directors and exercise a controlling influence over the business and affairs of the Company, including any determinations with respect to mergers or other business combinations involving the Company, the acquisition or disposition of assets of the Company, the incurrence of indebtedness by the Company, the issuance of any additional Common Stock or other equity securities and the payment of dividends with respect to the Common Stock. Similarly, Mr. McKelvey will have the power to determine matters submitted to a vote of the Company's stockholders without the consent of the Company's other stockholders and will have the power to prevent a change of control of the Company.


INDEBTEDNESS OF THE COMPANY



    Upon consummation of this offering, the Company will have outstanding indebtedness of approximately $74 million, including approximately $43 million under its financing agreement with BNY Financial Corporation. In the past the Company has violated certain financial covenants under a prior financing agreement with BNY Financial Corporation; such violations were waived. To the extent the Company violates its existing financial covenants and such violations are not waived, the Company could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


AFFILIATED PARTY TRANSACTIONS


    From time to time, the Company has made advances to Messrs. McKelvey, David
A. Hosokawa, a Vice Chairman of the Company, and Thomas G. Collison, a Vice Chairman of the Company. As of September 30, 1996, these advances totaled approximately $9.7 million. To the extent that these advances are not repaid, the Company could be materially adversely affected. These advances do not bear interest; however, after the closing of this offering, Mr. McKelvey's advances will bear interest at the prime rate. In addition, these advances are unsecured and the Company bears the risk of repayment. The Company and Mr. McKelvey and certain other of the Company's affiliates and directors have also been parties to certain other transactions with the Company. See "Certain Transactions."


ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION,
  BYLAWS AND DELAWARE LAW

    Upon completion of this offering, the Company's Board of Directors will have the authority to issue up to 800,000 shares of undesignated preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting and conversion rights of such shares, without any further vote or action by the Company's stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no current plans to issue shares of preferred stock following this offering. Further, certain provisions of the Company's

Certificate of Incorporation and Bylaws and of Delaware law could delay, prevent or make more difficult a merger, tender offer or proxy contest involving the Company. Among other things, these provisions specify advance notice requirements for stockholder proposals and director nominations. In addition, upon consummation of this offering, Mr. McKelvey will control 94.5% of the combined voting power of all classes of voting stock of the Company. See "--Control by Principal Stockholder" and "Description of Capital Stock."

FOREIGN OPERATIONS AND RELATED RISKS

    The Company conducts operations in various foreign countries, including Australia, Canada and the United Kingdom. The Company receives commissions and fees in local currency and, consequently, the Company is at risk for exchange rate fluctuations between such local currencies and the dollar. The Company does not conduct any significant hedging activities. The Company is also subject to taxation in foreign jurisdictions. In addition, transactions between the Company and its foreign subsidiaries may be subject to U.S. and foreign withholding taxes. Applicable tax rates in foreign jurisdictions differ from those of the U.S., and are subject to periodic change. The extent, if any, to which the Company will receive credit in the U.S. for taxes paid in foreign jurisdictions will depend upon the application of limitations set forth in the Internal Revenue Code, as well as the provisions of any tax treaties which may exist between the U.S. and such foreign jurisdictions.

NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

    Prior to this offering, there has been no public market for the Common Stock. There can be no assurance that an active trading market in the Common Stock will develop or continue after this offering. The initial public offering price will be determined through negotiations among the Company, the Selling Stockholders and the Representatives of the Underwriters and may not be indicative of the market price for the Common Stock after this offering. See "Underwriters."

    The stock market has, from time to time, experienced extreme price and volume fluctuations. Factors such as announcements by the Company of variations in its quarterly financial results and fluctuations in advertising commissions and fees, including the percentage of the Company's commissions and fees derived from Internet-based services and products could cause the market price of the Common Stock to fluctuate significantly. Further, due to the volatility of the stock market generally, the price of the Common Stock could fluctuate for reasons unrelated to the operating performance of the Company.

GOVERNMENT REGULATION

    As an advertising agency which creates and places print and Internet advertisements, the Company is subject to Sections 5 and 12 of the Federal Trade Commission Act (the "FTC Act") which regulate advertising in all media, including the Internet, and require advertisers and advertising agencies to have substantiation for advertising claims before disseminating advertisements. The FTC Act prohibits the dissemination of false, deceptive, misleading, and unfair advertising, and grants the Federal Trade Commission ("FTC") enforcement powers to impose and seek civil penalties, consumer redress, injunctive relief and other remedies upon advertisers and advertising agencies which disseminate prohibited advertisements. Advertising agencies such as TMP are subject to liability under the FTC Act if the agency actively participated in creating the advertisement, and knew or had reason to know that the advertising was false or deceptive.

    In the event that any advertising created by TMP was found to be false, deceptive or misleading, the FTC Act could potentially subject the Company to liability. The fact that the FTC has recently brought several actions charging deceptive advertising via the Internet, and is actively seeking new cases involving advertising via the Internet, indicates that the FTC Act could pose a somewhat higher risk of liability to the advertising distributed via the Internet. The FTC has never brought any actions against the Company.

    As a provider of Internet content, the Company is subject to the provisions of the recently enacted Communications Decency Act (the "CDA"), which, among other things, imposes criminal penalties on anyone that distributes certain prohibited material over the Internet. Although the manner in which the CDA will be interpreted and enforced and its effect on the Company's operations cannot yet be fully determined, the CDA could subject the Company to substantial liability. The CDA could also dampen the growth of the Internet generally and decrease the acceptance of the Internet as an advertising medium, and could, therefore, have a material adverse effect on the Company's business, financial condition or operating results. It is also possible that new laws and regulations will be adopted covering issues such as privacy, copyright infringement, subject matter and the pricing, characteristics and quality of Internet products and services. Application to the Internet of existing laws and regulations governing issues such as property ownership, libel and personal privacy is also subject to substantial uncertainty.

    There can be no assurance that the CDA or other current or new government laws and regulations, or the application of existing laws and regulations will not subject the Company to significant liabilities, significantly dampen growth in Internet usage, prevent the Company from offering certain Internet content or services or otherwise cause a material adverse effect on the Company's business, financial condition or operating results.

SHARES ELIGIBLE FOR FUTURE SALE


    Sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of the Common Stock and the ability of the Company to raise capital through a public offering of its equity securities. The Company, all of the Company's executive officers and directors and certain other stockholders of the Company, including the Selling Stockholders, have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters and subject to certain limited exceptions, they will not sell any shares of Common Stock for a period of 180 days after the date of this Prospectus. See "Underwriters." Following this 180 day period, approximately 14,787,541 shares of Common Stock held by Andrew J. McKelvey will be eligible for sale in the public market without registration, subject to certain volume and other limitations, pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Certain of the Company's stockholders have the right to cause the Company to include their shares in any future registration of securities effected by the Company under the Securities Act. If the Company is required to include in a Company-initiated registration shares held by such holders pursuant to the exercise of their piggyback registration rights, such sales may have an adverse effect on the Company's ability to raise needed capital. See "Principal and Selling Stockholders" and "Shares Eligible for Future Sale."


DILUTION

    Investors in this offering will experience immediate and substantial dilution in net tangible book value per share of their investment. See "Dilution."

DIVIDEND POLICY

    The Company currently intends to retain earnings, if any, to support its growth strategy and does not anticipate paying dividends on its Common Stock and Class B Common Stock in the foreseeable future. Payment of dividends on Common Stock and Class B Common Stock is prohibited by the Company's financing agreement. See "Dividend Policy."

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the 4,147,437 shares of Common Stock offered by the Company hereby at an assumed initial public offering price of $14.50 per share are estimated to be $54,000,000, after deducting the estimated underwriting discounts and commissions and offering expenses payable by the Company. The Company will not receive any proceeds from the sale of the 652,563 shares of Common Stock offered by the Selling Stockholders hereby.


    TMP intends to use the net proceeds from this offering to repay a portion of its outstanding indebtedness, which aggregated approximately $111,000,000 at October 31, 1996. The indebtedness to be repaid and other amounts to be paid consists of approximately: $45,000,000 of borrowings outstanding under the Company's financing agreement; notes in the aggregate amount of $3,600,000 payable to Rogers & Associates Advertising, Inc. constituting the balance payable to that company of the purchase price of assets of that company (collectively, the "Rogers Note"); $3,200,000 to redeem the preferred stock of a subsidiary, YPMS Acquisition, Inc.; and $2,200,000 to redeem the 10.5% Cumulative Preferred Stock. See Certain Transactions" and "Description of Capital Stock--10.5% Cumulative Preferred Stock." The Rogers Note bears interest at 8.5% per annum. The financing agreement currently bears interest at 7.9% per annum. The interest rate of the financing agreement is determined pursuant to a formula whereby the interest rate is, at the Company's option, either (i) the prime rate or 1/2% over the federal funds rate, whichever is higher, less 1% to plus 1% as determined in the financing agreement or (ii) LIBOR plus 1 1/2% to 3 1/2% as determined under the financing agreement. The financing agreement expires on June 27, 2001, subject to automatic renewals for 1 year periods, thereafter. Amounts repaid under the Company's financing agreement will be available for reborrowing under the same terms and, as a result, following this offering the Company will have approximately $57,000,000 available for borrowing under this facility. After this offering, the Company may borrow under this facility to repay certain vendor financing (approximately $12,000,000 at November 15, 1996). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" for a description of the Company's capital commitments for the year ending December 31, 1996. Pending such uses, the net proceeds will be invested in short-term, investment grade, interest-bearing securities.


                                DIVIDEND POLICY

    TMP has never declared or paid any cash dividends on its Common Stock. The Company has paid dividends in the amount of $210,000 annually on its 10.5% Cumulative Preferred Stock. The 10.5% Cumulative Preferred Stock will be redeemed with a portion of the proceeds from this offering. The Company currently anticipates that all future earnings will be retained by the Company to support its growth strategy. Accordingly, TMP does not anticipate paying cash dividends on the Common Stock for the foreseeable future. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will depend upon, among other things, future earnings, operations, capital requirements, the general financial condition of the Company, contractual restrictions and general business conditions. The Company's financing agreement prohibits the payment of dividends on common stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

                                    DILUTION


    The historical net tangible book deficit of the Common Stock and Class B Common Stock at September 30, 1996 was approximately $89.8 million or $4.75 per share of outstanding Common Stock and Class B Common Stock. Net tangible book deficit per share represents total tangible assets of the Company less total liabilities, Minority Interests, Redeemable Preferred Stock and Redeemable Common Stock, divided by the number of shares of Common Stock and Class B Common Stock outstanding plus 228,739 shares of Common Stock, issuable upon exercise of the warrants granted to the BNY Financial Corporation and the 82,410 shares of Common Stock, issuable upon exercise of the options issued to the Kidd Stockholders, less the number of shares associated with the Redeemable Common Stock. The pro forma net tangible book deficit as adjusted for the Acquisitions was approximately $94.9 million or $5.02 per share. See "Pro Forma Condensed Consolidated Financial Information."



    After including the Redeemable Common Stock which will no longer be subject to repurchase upon consummation of this offering and after giving effect to the receipt of the estimated net proceeds from the Company's sale of 4,147,437 shares of Common Stock at an assumed initial public offering price of $14.50 per share (after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by the Company), the adjusted pro forma net tangible book deficit of the Company will be approximately $38.8 million, or $1.66 per share of outstanding Common Stock and Class B Common Stock, at September 30, 1996. This represents an immediate decrease in net pro forma tangible book deficit of $3.36 per share to existing stockholders and an immediate dilution of $16.16 per share to investors purchasing shares at the assumed initial public offering price. The following table illustrates dilution to new investors:



Assumed initial public offering price per share............................             $   14.50
Historical net tangible book deficit per share at September 30, 1996 before
  the Acquisitions and before this offering................................  $    4.75
Pro forma effect of the Acquisitions on historical net tangible book
  deficit at September 30, 1996............................................        .27
                                                                             ---------
Pro forma historical net tangible book deficit at September 30, 1996,
  before this offering.....................................................       5.02
Decrease in net tangible book deficit per share at September 30, 1996
  attributable to new investors............................................       3.36
                                                                             ---------
Adjusted net tangible book deficit per share at September 30, 1996 after
  this offering............................................................                  1.66
                                                                                        ---------
Dilution per share to new investors in this offering (1)...................             $   16.16
                                                                                        ---------
                                                                                        ---------


(1) Goodwill in the amount of approximately $2 million resulting from the issuance of 271,278 shares of common stock of the Company to Old TMP stockholders who had been previously issued shares of Old TMP in exchange for their minority interests in certain operating subsidiaries in which they were original owners and, accordingly, were considered to have made a substantive investment, and is based on an assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price), less $2,178 previously recorded on issuance of these shares, is offset by a corresponding decrease in stockholders' deficit, resulting in no effect on the pro forma net tangible book deficit.


   The Company will not receive any of the proceeds from the sale of Common Stock being offered by the Selling Stockholders hereby and, accordingly, such proceeds will not affect the net tangible book deficit per share after this offering.



   The foregoing table assumes no exercise of outstanding employee options. At September 30, 1996, 300,834 shares of Common Stock were subject to outstanding options at an average exercise price of $6.65 per share. To the extent these options are exercised and shares are issued, there will be further dilution to new investors. See "Management--Stock Options."

    The following table sets forth at September 30, 1996 the number of shares of Common Stock and Class B Common Stock purchased from the Company and the total consideration and weighted average price per share paid by existing stockholders of the Company and by new investors purchasing shares from the Company in this offering, based upon an assumed initial public offering price of $14.50 per share, before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by the Company:



                                        SHARES PURCHASED         TOTAL CONSIDERATION       AVERAGE
                                    -------------------------  ------------------------     PRICE
                                       NUMBER       PERCENT       AMOUNT       PERCENT    PER SHARE
                                    ------------  -----------  -------------  ---------  -----------
Existing stockholders.............    19,242,596        82.3%  $      19,243        .03%  $    .001
New public investors..............     4,147,437        17.7      60,137,837      99.97   $   14.50
                                    ------------       -----   -------------  ---------
Total.............................    23,390,033       100.0%  $  60,157,080     100.00%
                                    ------------       -----   -------------  ---------
                                    ------------       -----   -------------  ---------



    The foregoing table assumes that the 228,739 shares of Common Stock issuable upon exercise of warrants granted to the BNY Financial Corporation and the 82,410 shares of Common Stock issuable upon exercise of the options issued to the Kidd Stockholders were outstanding at September 30, 1996. See "Principal and Selling Stockholders." The foregoing table assumes no exercise of outstanding options. At September 30, 1996, 300,834 shares of Common Stock were subject to outstanding employee options at an average exercise price of $6.65 per share. To the extent these options are exercised and shares are issued, there will be further dilution to new investors. See "Management--Stock Options."

                                 CAPITALIZATION


    The following table sets forth the capitalization of the Company as of September 30, 1996, (i) on an historical basis, (ii) on a pro forma basis giving effect to the Acquisitions and (iii) on a pro forma basis, as adjusted to give effect to (a) the sale by the Company of the 4,147,437 shares of Common Stock offered by the Company hereby and the application by the Company of the net proceeds therefrom as described in "Use of Proceeds," (b) goodwill in the amount of approximately $2 million resulting from the issuance of 271,278 shares of common stock of the Company, in connection with the Mergers, to Old TMP stockholders who had been previously issued shares of Old TMP in exchange for their minority interests in certain operating subsidiaries in which they were original owners and, accordingly, were considered to have made a substantive investment, and is based on an assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price), less $2,178 previously recorded on issuance of these shares, and (c) reclassification to stockholders' equity of Redeemable Common Stock which, upon completion of this offering, will no longer be subject to repurchase. The table set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and notes thereto of the Company included elsewhere in this Prospectus and "Unaudited Consolidated Pro Forma Financial Data."



                                                                   AS OF SEPTEMBER 30, 1996
                                                               ---------------------------------
                                                                                      PRO FORMA
                                                                ACTUAL    PRO FORMA  AS ADJUSTED
                                                               ---------  ---------  -----------
                                                                        (IN THOUSANDS)
Current portion of long-term debt............................  $  11,022  $  12,138   $   8,973
                                                               ---------  ---------  -----------
                                                               ---------  ---------  -----------
Long-term debt, less current portion.........................  $ 102,809  $ 109,908   $  64,837
                                                               ---------  ---------  -----------
Minority interests(1)........................................      3,214      3,241         239
                                                               ---------  ---------  -----------
Redeemable preferred stock(2)................................      2,000      2,000      --
                                                               ---------  ---------  -----------
Redeemable common stock, 329,871 shares outstanding(3).......      2,899      2,899      --
                                                               ---------  ---------  -----------
Stockholders' equity (deficit):
  Preferred Stock, $.001 par value.
    Authorized--800,000 shares; issued and
    outstanding--none........................................         --         --          --
  Common Stock, $.001 par value.
    Authorized--200,000,000 shares; issued and
    outstanding--actual 3,814,035, pro forma -- 3,814,035 and
    8,602,492 pro forma as adjusted..........................          4          4           8
  Class B Common Stock, $.001 par value.
    Authorized--39,000,000 shares; issued and outstanding--
    14,787,541, actual, pro forma and pro forma as
    adjusted.................................................         15         15          15
  Additional paid-in capital.................................         --         --      58,622
  Foreign currency translation adjustment....................        266        266         266
  Deficit....................................................    (24,159)   (24,159)    (24,648)
                                                               ---------  ---------  -----------
    Total stockholders' equity (deficit).....................    (23,874)   (23,874)     34,263
                                                               ---------  ---------  -----------
        Total capitalization.................................  $  87,048  $  94,174   $  99,339
                                                               ---------  ---------  -----------
                                                               ---------  ---------  -----------


(1) Includes the preferred stock of a subsidiary, YPMS Acquisition, Inc., which the Company will redeem with a portion of the proceeds from this offering. See "Use of Proceeds."

(2) Represents the 10.5% Cumulative Preferred Stock. The 10.5% Cumulative Preferred Stock will be redeemed by the Company with a portion of the proceeds from this offering. See "Use of Proceeds" and "Description of Capital Stock -- 10.5% Cumulative Preferred Stock."

(3) The obligation to redeem these shares, based on a formula value, terminates upon the effectiveness of this offering. These shares have been reclassified as Common Stock in the pro forma, as adjusted column.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION


    The following selected consolidated financial information with respect to the Company's financial position as of December 31, 1994 and 1995 and its results of operations for each of the years ended December 31, 1993, 1994 and 1995 has been derived from the audited consolidated financial statements of the Company. The selected consolidated financial information with respect to the Company's results of operations for the years ended December 31, 1991 and 1992 and the nine months ended September 30, 1995 and 1996 and with respect to the Company's financial position as of December 31, 1991, 1992 and 1993 and as of September 30, 1995 and 1996 have been derived from the unaudited consolidated financial statements of the Company which, in the opinion of management of the Company, have been prepared on the same basis as the audited financial statements and include all normal and recurring adjustments necessary for a fair presentation of the information set forth therein. The results for the nine months ended September 30, 1996 are not necessarily indicative of future results. The selected consolidated financial information presented below should be read in conjunction with the consolidated financial statements of the Company and notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The Other Data presented below has not been audited.


                                                                                                                            NINE
                                                                                                                           MONTHS
                                                                                                                           ENDED
                                                                                                                          SEPTEMBER
                                                                                    YEAR ENDED DECEMBER 31,               30,
                                                                        ------------------------------------------------  --------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA, NUMBER OF EMPLOYEES
                                                                                               AND OFFICES)
                                                                          1991    1992(1)     1993      1994      1995      1995
                                                                        --------  --------  --------  --------  --------  --------
STATEMENT OF OPERATIONS DATA:
Commissions and fees..................................................  $ 59,062  $ 59,729  $ 73,791  $ 86,165  $123,907  $ 89,686
Operating expenses:
  Salaries and related costs..........................................    27,799    32,093    37,747    45,758    58,329    43,230
  Office and general..................................................    27,319    23,620    29,824    30,316    43,432    32,616
  Amortization of intangibles.........................................     1,688     1,800     2,471     3,264     3,237     2,284
  Special compensation(2).............................................     --        --        --        --        --        --
  Restructuring charges...............................................        --    14,095     1,318        --        --        --
Total operating expenses..............................................    56,806    71,608    71,360    79,338   104,998    78,130
Operating income (loss)...............................................     2,256   (11,879)    2,431     6,827    18,909    11,556
Other income (expense):
  Interest expense, net...............................................    (3,545)   (3,869)   (7,652)   (9,178)  (10,894)   (7,879)
  Other, net..........................................................      (430)      180      (386)     (146)      150        26
Income (loss) before provision (benefit) for income taxes, minority
  interests and equity in earnings (losses) of affiliates.............    (1,719)  (15,568)   (5,607)   (2,497)    8,165     3,703
  Provision (benefit) for income taxes................................       954    (5,579)   (1,322)     (333)    4,222     2,298
Net income (loss) applicable to common and Class B common
  stockholders........................................................    (2,889)  (10,537)   (4,836)   (2,677)    3,019       715
Net income (loss) per common and Class B common share.................     $(.17)    $(.61)    $(.27)    $(.14)     $.15      $.04
Weighted average number of common, Class B common and common
  equivalent shares outstanding.......................................    17,393    17,393    17,776    19,230    19,518    19,518
PRO FORMA INCOME DATA(3):
Pro forma net loss....................................................
Pro forma net loss per common and Class B common share................
Pro forma average shares outstanding..................................
OTHER DATA:
Gross Billings:
  Yellow page advertising.............................................  $293,188  $299,089  $336,714  $363,656  $429,176  $331,694
  Recruitment advertising.............................................        --        --     8,338    54,872   166,508   121,465
  Internet (4)........................................................        --        --        --        --       392        --
                                                                        --------  --------  --------  --------  --------  --------
Total Gross Billings..................................................  $293,188  $299,089  $345,052  $418,528  $596,076  $453,159
                                                                        --------  --------  --------  --------  --------  --------
                                                                        --------  --------  --------  --------  --------  --------
Total operating expenses as a percentage of commissions and fees......      96.2%    119.9%     96.7%     92.1%     84.7%     87.1%
Number of employees...................................................       825       870       970     1,200     1,400     1,400
Number of offices.....................................................        30        30        30        40        50        50


                                                                          1996
                                                                        --------
STATEMENT OF OPERATIONS DATA:
Commissions and fees..................................................  $118,870
Operating expenses:
  Salaries and related costs..........................................  60,910
  Office and general..................................................  44,077
  Amortization of intangibles.........................................   3,173
  Special compensation(2).............................................     672
  Restructuring charges...............................................      --
Total operating expenses..............................................  108,832
Operating income (loss)...............................................  10,038
Other income (expense):
  Interest expense, net...............................................  (8,600  )
  Other, net..........................................................     (32  )
Income (loss) before provision (benefit) for income taxes, minority
  interests and equity in earnings (losses) of affiliates.............   1,406
  Provision (benefit) for income taxes................................   1,655
Net income (loss) applicable to common and Class B common
  stockholders........................................................    (697  )
Net income (loss) per common and Class B common share.................
Weighted average number of common, Class B common and common equivalent shares outstanding.......................................
PRO FORMA INCOME DATA(3):
Pro forma net loss....................................................  $  (25  )
Pro forma net loss per common and Class B common share................  $  .00
Pro forma average shares outstanding..................................  19,281
                                                                        --------
OTHER DATA:
Gross Billings:
  Yellow page advertising.............................................  $351,589
  Recruitment advertising.............................................  216,826
  Internet (4)........................................................   4,413
                                                                        --------
Total Gross Billings..................................................  $572,828
                                                                        --------
                                                                        --------
Total operating expenses as a percentage of commissions and fees......    91.6%
Number of employees...................................................   2,000
Number of offices.....................................................      65

                                                                                                                            NINE
                                                                                                                           MONTHS
                                                                                                                           ENDED
                                                                                                                          SEPTEMBER
                                                                                    YEAR ENDED DECEMBER 31,               30,
                                                                        ------------------------------------------------  --------
                                                                                              (IN THOUSANDS)
                                                                          1991    1992(1)     1993      1994      1995      1995
                                                                        --------  --------  --------  --------  --------  --------
BALANCE SHEET DATA:
Current assets........................................................  $ 91,503  $105,400  $122,168  $134,313  $180,516  $169,798
Current liabilities...................................................   108,524   115,224   135,033   146,124   186,247   178,801
Total assets..........................................................   134,476   142,087   168,424   198,965   258,094   248,867
Long-term liabilities.................................................    26,255    38,112    49,694    72,008    88,070    88,219
Minority interests....................................................     3,791     3,361     3,121     3,153     3,105     3,222
Redeemable preferred stock............................................     2,000     2,000     2,000     2,000     2,000     2,000
Redeemable common stock(5)............................................     --        --        --        --        --        --
Total stockholders' deficit...........................................    (6,094)  (16,610)  (21,424)  (24,320)  (21,328)  (23,374)


                                                                          1996
                                                                        --------
BALANCE SHEET DATA:
Current assets........................................................  $225,480
Current liabilities...................................................  248,399
Total assets..........................................................  335,447
Long-term liabilities.................................................  102,809
Minority interests....................................................   3,214
Redeemable preferred stock............................................   2,000
Redeemable common stock(5)............................................   2,899
Total stockholders' deficit...........................................  (23,874 )


------------------------

(1) Operating results for the year ended December 31, 1992, include a non-recurring charge of approximately $14.1 million principally related to the write-off of development costs of a computerized data base system. Excluding this charge, operating income, net loss (net of the related tax effect of $5.6 million) and operating expenses as a percentage of commissions and fees would have been $2.2 million, $(1.9 million) and 96.3%, respectively.


(2) Special compensation consists of the value of shares issued in connection with the acquisition of a minority interest in a subsidiary in August 1996 because the stockholder had received his shares in the subsidiary for no consideration and, accordingly, was not considered to have made a substantive investment for the minority shares. In addition, in the fourth quarter of fiscal 1996, the quarter in which this offering is expected to be completed, there will be (i) a non-recurring charge of approximately $52 million for special management compensation resulting from the issuance of 3,584,790 shares of Common Stock of the Company, in connection with the Mergers, to the Old TMP, WCI and MEI subsidiary stockholders in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the Principal Stockholder and, accordingly, were not considered to have made substantive investments for their minority shares, and is based on an assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price) and (ii) additional interest expense of approximately $2.7 million upon the exercise of a warrant, issued in connection with the Company's financing agreement, to reflect the difference between the value of the stock issued at the assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price) and the valuation recorded for the warrant when it was originally issued. The statement of operations for the fourth quarter of 1996 will also include a pro forma presentation for net income and earnings per share to exclude such non-recurring charges.



(3) Reflects the pro forma elimination of special compensation in the amount of $672 incurred during the nine months ended September 30, 1996.



(4) Represents fees earned in connection with yellow page, recruitment and other advertisements placed on the Internet.



(5) Upon consummation of this offering, the put option related to certain shares of Common Stock will be eliminated and such Common Stock will be reclassified to stockholders' equity.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)


    The Pro Forma Condensed Consolidated Financial Information reflects (A) financial information with respect to the Company's (i) acquisitions in 1995 of five companies for an aggregate purchase price of $8.9 million, (ii) acquisitions in 1996, through November 15, of nine of the ten companies acquired for an estimated aggregate purchase price of $19.2 million, and (iii) probable acquisitions of two companies for an estimated aggregate purchase price of $5.5 million, and (B) is adjusted for the sale of 4,147,437 shares of Common Stock offered hereby at an assumed initial public offering price of $14.50 (the midpoint of the range of the estimated initial public offering price), and the application of the net proceeds therefrom as described in "Use of Proceeds." The acquisitions completed in 1995 and 1996, and those which are currently pending (collectively, the "Acquisitions") have been and will be accounted for under the purchase method of accounting. Acquisitions made prior to January 2, 1996, for purposes of the 1996 Pro Forma Condensed Consolidated Statement of Operations and the 1996 Pro Forma Condensed Consolidated Balance Sheet are reflected in the Company's historical financial statements. The acquisitions completed in 1995 and 1996, and those which are currently pending, for which financial information is not reflected in the "Pro Forma Condensed Consolidated Financial Information" are not material either individually or in the aggregate.



    The financial statements of the foreign companies acquired or deemed probable and included in the Pro Forma Condensed Consolidated Financial Information were translated at the following exchange rates: with respect to Neville Jeffress, Australian dollars were converted to U.S. dollars at the rate of .7494 and .7914, respectively, with respect to the 1995 statement of operations and the 1996 statement of operations; Belgian francs were converted to U.S. dollars at the rate of .0317, .0318 and .0320, respectively, with respect to the 1995 statement of operations, the 1996 statement of operations and the 1996 balance sheet; and British Pounds Sterling were converted to U.S. dollars at the rate of 1.58, 1.57 and 1.54, respectively, with respect to the 1995 statement of operations, the 1996 statement of operations and the 1996 balance sheet.



    The Pro Forma Condensed Consolidated Financial Information gives effect to the Acquisitions, are based upon estimated allocations of the expected purchase prices, and includes all adjustments described in the notes hereto.



    The Pro Forma Condensed Consolidated Statements of Operations were prepared as if the above transactions and this offering occurred as of January 1, 1995. The Pro Forma Condensed Consolidated Balance Sheet was prepared as if the above transactions and this offering occurred on September 30, 1996. The Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Prospectus.



    The Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995, and the nine months ended September 30, 1996 do not include any potential cost savings. The Company believes that it may be able to reduce salaries and related costs and office and general expenses as it centralizes operations, particularly at Neville Jeffress, and consolidates these acquisitions into TMP. There can be no assurance that the Company will be successful in effecting any such cost savings.


    The Pro Forma Condensed Consolidated Financial Information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the above transactions and this offering had been consummated at the beginning of the periods presented, nor does it purport to present the future financial position and results of operations for future periods.

                               TMP WORLDWIDE INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                    TMP
                                                 WORLDWIDE        1996          PENDING                    PRO FORMA
                                                    INC.     ACQUISITION(1)  ACQUISITIONS(2) ADJUSTMENTS  COMBINED(3)
                                                 ----------  --------------  --------------  -----------  ------------
   ASSETS
Current assets:
  Cash and cash equivalents....................  $    6,297    $               $      895     $  --        $    7,192
  Accounts receivable, net.....................     198,499         1,825           5,253        --           205,577
  Work-in-process..............................      13,508        --                 107        --            13,615
  Asset held for sale..........................       2,768        --              --            --             2,768
  Prepaid and other............................       4,408        --                  92        --             4,500
                                                 ----------       -------         -------    -----------  ------------
    Total current assets.......................     225,480         1,825           6,347        --           233,652
Receivable from principal stockholder..........       9,490        --              --            --             9,490
Property and equipment, net....................      17,738           277             521          (367)(a)      18,169
Deferred income taxes..........................       9,949        --              --            --             9,949
Intangibles, net...............................      65,878        --              --             5,160(b)      71,038
Other assets...................................       6,912        --                  35        --             6,947
                                                 ----------       -------         -------    -----------  ------------

                                                 $  335,447    $    2,102      $    6,903     $   4,793    $  349,245
                                                 ----------       -------         -------    -----------  ------------
                                                 ----------       -------         -------    -----------  ------------
    LIABILITIES AND
      STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.............................  $  201,908    $      673      $    4,184        --        $  206,765
  Accrued expenses and other liabilities.......      25,058        --                 630        --            25,688
  Deferred income taxes........................      10,411        --                  69        --            10,480
  Current portion of long-term debt............      11,022        --                 411           705(c)      12,138
                                                 ----------       -------         -------    -----------  ------------
    Total current liabilities..................     248,399           673           5,294           705       255,071
Long-term debt, less current portion...........     102,809                           756         6,343(c)     109,908

Minority interests.............................       3,214        --                                27(d)       3,241
Redeemable preferred stock.....................       2,000        --              --            --             2,000
Redeemable common stock........................       2,899        --              --            --             2,899
Stockholders' equity (deficit):
  Common stock.................................           4        --              --            --                 4
  Class B common stock.........................          15        --              --            --                15
  Additional paid-in capital...................      --            --              --            --            --
  Foreign currency translation adjustment......         266        --              --            --               266
  Deficit......................................     (24,159)       --              --            --           (24,159)
  Equity of recent and pending acquisitions....      --             1,429             853        (2,282)(e)      --
                                                 ----------       -------         -------    -----------  ------------
    Total stockholders' equity (deficit).......     (23,874)        1,429             853        (2,282)      (23,874)
                                                 ----------       -------         -------    -----------  ------------

                                                 $  335,447    $    2,102      $    6,903     $   4,793    $  349,245
                                                 ----------       -------         -------    -----------  ------------
                                                 ----------       -------         -------    -----------  ------------

                                                                   PRO FORMA
                                                    OFFERING          AS
                                                   ADJUSTMENT     ADJUSTED(4)
                                                 --------------  -------------
   ASSETS
Current assets:
  Cash and cash equivalents....................   $    --         $     7,192
  Accounts receivable, net.....................        --             205,577
  Work-in-process..............................        --              13,615
  Asset held for sale..........................         (2,768)(f)      --
  Prepaid and other............................        --               4,500
                                                 --------------  -------------
    Total current assets.......................         (2,768)       230,884
Receivable from principal stockholder..........          2,768(f)       12,258
Property and equipment, net....................        --              18,169
Deferred income taxes..........................        --               9,949
Intangibles, net...............................          2,000(g)       73,038
Other assets...................................        --               6,947
                                                 --------------  -------------
                                                  $      2,000    $   351,245
                                                 --------------  -------------
                                                 --------------  -------------
    LIABILITIES AND
      STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.............................        --         $   206,765
  Accrued expenses and other liabilities.......        --              25,688
  Deferred income taxes........................        --              10,480
  Current portion of long-term debt............         (3,165)(h)        8,973
                                                 --------------  -------------
    Total current liabilities..................         (3,165)       251,906
Long-term debt, less current portion...........        (45,071)(h)       64,837
Minority interests.............................         (3,002)(h)          239
Redeemable preferred stock.....................         (2,000)(h)      --
Redeemable common stock........................         (2,899)(i)      --
Stockholders' equity (deficit):
  Common stock.................................              4(j)            8
  Class B common stock.........................        --                  15
  Additional paid-in capital...................         58,622       )(i       58,622
  Foreign currency translation adjustment......             --            266
  Deficit......................................           (489)(h)      (24,648)
  Equity of recent and pending acquisitions....        --             --
                                                 --------------  -------------
    Total stockholders' equity (deficit).......         58,137         34,263
                                                 --------------  -------------
                                                  $      2,000    $   351,245
                                                 --------------  -------------
                                                 --------------  -------------


                          See footnotes on next page.

                               TMP WORLDWIDE INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                      TMP             1996           NEVILLE         PENDING                    PRO FORMA
                                 WORLDWIDE INC.  ACQUISITIONS(1)     JEFFRESS     ACQUISITIONS(2) ADJUSTMENTS  COMBINED(3)
                                 --------------  ---------------  --------------  --------------  -----------  ------------
Commissions and fees...........    $  118,870       $   2,512       $   10,081      $    3,959     $  (1,338)(j)  $  134,084
                                 --------------        ------          -------         -------    -----------  ------------
Operating expenses:
  Salaries and related costs...        60,910           1,130            5,841           1,207                      69,088
  Office and general...........        44,077           1,076            4,639           1,783                      51,575
  Amortization of intangibles..         3,173          --               --              --               436(k)       3,609
  Special Compensation.........           672          --               --              --              (672)(l)      --
                                 --------------        ------          -------         -------    -----------  ------------
  Total operating expenses            108,832           2,206           10,480           2,990          (236)      124,272
                                 --------------        ------          -------         -------    -----------  ------------
Operating income (loss)........        10,038             306             (399)            969        (1,102)        9,812
Interest (expense), net........        (8,600)             (8)             (64)            (34)       (1,088)(m)      (9,794)
Other, net.....................           (32)             --               --               6        --               (26)
                                 --------------        ------          -------         -------    -----------  ------------
Income (loss) before provision
  (benefit) for income taxes,
  minority interests and equity
  in earnings of affiliates....         1,406             298             (463)            941        (2,190)           (8)
Provision (benefit) for income
  taxes........................         1,655             112             (186)            380          (970)   (n)         991
Minority interests.............           343          --                   (1)         --            --               342
Equity in earnings of
  affiliates...................            53          --                               --            --                53
                                 --------------        ------          -------         -------    -----------  ------------
Net income (loss)..............          (539)            186             (276)            561        (1,220)       (1,288)
Preferred stock dividends......          (158)         --               --              --            --              (158)
                                 --------------        ------          -------         -------    -----------  ------------
Net income (loss) applicable to
  common and Class B common
  stockholders.................    $     (697)      $     186       $     (276)     $      561     $  (1,220)   $   (1,446)
                                 --------------        ------          -------         -------    -----------  ------------
                                 --------------        ------          -------         -------    -----------  ------------
Pro forma net income (loss) per
  common and Class B common
  share........................                                                                                 $     (.07)
                                                                                                               ------------
                                                                                                               ------------
Weighted average number of
  common, Class B common and
  common equivalent shares.....                                                                                     19,281
                                                                                                               ------------
                                                                                                               ------------

                                                PRO FORMA
                                  OFFERING         AS
                                 ADJUSTMENTS   ADJUSTED(4)
                                 -----------  -------------
Commissions and fees...........      --        $   134,084
                                 -----------  -------------
Operating expenses:
  Salaries and related costs...      --             69,088
  Office and general...........      --             51,575
  Amortization of intangibles..         100(o)        3,709
  Special Compensation.........      --            --
                                 -----------  -------------
  Total operating expenses              100        124,372
                                 -----------  -------------
Operating income (loss)........        (100)         9,712
Interest (expense), net........       2,748(p)       (7,046)
Other, net.....................                        (26)
                                 -----------  -------------
Income (loss) before provision
  (benefit) for income taxes,
  minority interests and equity
  in earnings of affiliates....       2,648          2,640
Provision (benefit) for income
  taxes........................       1,099(q)        2,090
Minority interests.............          75(r)          417
Equity in earnings of
  affiliates...................                         53
                                 -----------  -------------
Net income (loss)..............       1,474            186
Preferred stock dividends......          53(s)         (105)
                                 -----------  -------------
Net income (loss) applicable to
  common and Class B common
  stockholders.................   $   1,527    $        81
                                 -----------  -------------
                                 -----------  -------------
Pro forma net income (loss) per
  common and Class B common
  share........................                $       .00
                                              -------------
                                              -------------
Weighted average number of
  common, Class B common and
  common equivalent shares.....                     23,717
                                              -------------
                                              -------------


------------------------


(1) Reflects the results of operations of four companies, other than Neville Jeffress, that were acquired during the period January 1, 1996 through September 30, 1996 for the portion of 1996 prior to acquisition, and the results of operations for an acquisition completed after September 30, 1996 for the nine months ended September 30, 1996. The balance sheet 1996 acquisition column includes only the company acquired after the balance sheet date, as if it was acquired on the balance sheet date. Acquisitions made prior to January 2, 1996, for purposes of the 1996 Pro Forma Condensed Consolidated Statement of Operations and the 1996 Pro Forma Condensed Consolidated Balance Sheet are reflected in the Company's historical financial statements.



(2) Gives effect for two companies, the acquisition of which the Company deems to be probable.


(3) Reflects the acquisitions of Neville Jeffress and other 1996 completed and pending acquisitions.


(4) Adjusted to give effect to (i) the sale by the Company of 4,147,437 shares of Common Stock at an assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price) and the application of the net proceeds therefrom as described in "Use of Proceeds," and (ii) goodwill in the amount of approximately $2 million and amortization thereon resulting from the issuance of 271,278 shares of Common Stock of the Company, in connection with the Mergers, to Old TMP stockholders who had been previously issued shares of Old TMP in exchange for their minority interests in certain operating subsidiaries in which they were original owners and, accordingly, were considered to have made a substantive investment, and is based on an assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price), less $2,178 previously recorded on issuance of these shares, as if the transaction occurred on January 1, 1996 in the pro forma condensed consolidated statement of operations and as of September 30, 1996 in the pro forma condensed consolidated balance sheet. The pro forma as adjusted financial data for the nine months ended September 30, 1996 does not reflect anticipated charges to fourth quarter 1996 earnings, the quarter in which the offering is expected to be completed, for
    (i) special compensation in the amount of approximately $52 million resulting from the issuance of 3,584,790 shares of common stock of the Company, in connection with the Mergers, to the Old TMP, WCI and MEI subsidiary stockholders in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the Principal Stockholder and, accordingly, were not considered to have made substantive investments for their minority shares, and is based on an assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price) and (ii) additional interest expense of approximately $2.7 million upon the exercise of a warrant issued in connection with a financing agreement to reflect the difference between the value of the stock issued at the assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price) and the valuation recorded for the warrant when it was originally issued. The statement of operations for the fourth quarter of 1996 will also include a pro forma presentation for net income and earnings per share to exclude such non-recurring charges.

                               TMP WORLDWIDE INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


(a) To eliminate $367 of property and equipment owned by a company included in pending acquisitions, not expected to be acquired.



(b) To record $5,160 for the excess of cost of $7,048 over net book value of $1,888 of businesses acquired.



(c) To reflect $7,048 of additional borrowings under the Company's financing agreement and seller financed notes issued in connection with the acquisition completed after September 30, 1996 and to fund the pending acquisitions. The current portion of the seller financed notes is $705 and the balance is $6,343.



(d) To record minority interest of $27 that will remain after consummation of a pending acquisition.



(e) To eliminate $2,282 of net assets acquired in the acquisition completed after September 30, 1996 and the pending acquisitions.



(f) Reflects the purchase of the asset held for sale by the Principal Stockholder through an additional advance of $2,768 to such stockholder.



(g) To adjust for Goodwill in the amount of $2,000 resulting from the purchase of certain minority interests for Company Stock.



(h) To reflect the use of the estimated net proceeds from the issuance of 4,147,437 shares of Common Stock in this offering as follows, see "Use of Proceeds":



Repayment of current portion of Rogers Note......................................................................  $   3,165
Repayment of long term portion of Rogers Note....................................................................        628
Repayment of borrowings outstanding under the Company's financing agreement......................................     44,443
Redemption of preferred stock of subsidiary......................................................................      3,002
Redemption of preferred stock....................................................................................      2,000
Payment of redemptin costs.......................................................................................        255
Paymnet of accelerated interest costs............................................................................        234
                                                                                                                   ---------
Estimated net proceeds...........................................................................................  $  53,727
                                                                                                                   ---------
                                                                                                                   ---------



(i) To reclassify redeemable common stock to additional paid-in capital as it is no longer subject to repurchase upon consummation of this offering.



(j) To eliminate clients not acquired from Neville Jeffress of $1,338 and the 40% tax reduction thereon of $535.



(k) To record amortization of intangibles arising from the acquisition of Neville Jeffress, the acquisition completed after September 30, 1996, the pending acquisitions and acquisitions completed after January 1 but before September 30, 1996 for the portion of 1996 prior to acquisition. Such amortization expense is based on a 30 year life and is computed as follows:



Intangibles of $13,470 arising from the acquisition of Neville Jeffress, amortized for six months..................  $     224
Intangibles of $4,700 arising from pending acquisitions amortized for nine months..................................        117
Intangibles of $1,037 arising from an acquisition completed during August, amortized for seven months..............         20
Intangibles of $1,814 arising from an acquisition completed during April, amortized for four months................         20
Intangibles of $1,236 arising from an acquisition completed during January, amortized for half of one month........          7
Intangibles of $1,900 arising from an acquisition completed after September 30, 1996, amortized for nine months....         48
                                                                                                                     ---------
                                                                                                                     $     436
                                                                                                                     ---------
                                                                                                                     ---------



(l) To eliminate non-recurring special compensation charge.



(m) To record interest expense on borrowings under the Company's financing agreement and seller financed notes issued in connection with the acquisition of Neville Jeffress, other completed acquisitions and pending acquisitions. Interest on acquisition notes payable is determined as follows:



Notes payable of $11,400 arising from the acquisition of Neville Jeffress at 8.5% for six months...........     $     485
Notes payable of $5,517 on pending acquisitions at 8.5% for nine months....................................           352
Notes payable of $2,155 arising from the acquisition completed April 30, 1996 at 8.5% for four months......            61
Note payable of $1,900 at 8.5% for the acquisition completed on November 6, 1996 for nine months...........           121
Notes payable of $1,170 for acquisitions completed during August 1996 at 8.5% for seven months.............            11
Note payable of $1,600 arising from the acquisition completed January 16, 1996 for one month...............            58
                                                                                                                   ------
                                                                                                                $   1,088
                                                                                                                   ------
                                                                                                                   ------



(n) To record the tax benefit on interest expense of $1,088 on borrowings for the acquisition of Neville Jeffress, the acquisition completed after September 30, 1996, other pending acquisitions and acquisitions completed during the first nine months of 1996 for the portion of 1996 prior to acquisition, at an estimated tax rate of 40%.



(o) Amortization during the nine months ended September 30, 1996 of $2,000 of goodwill over its estimated useful life. See (g) above.



(p) Reflects the use of proceeds from this offering as described in "Use of Proceeds." and the reduction of interest expense resulting from the reduction of borrowings.



(q) Reduction of tax expense resulting from the $2,748 interest expense savings realized from the reduction of debt from the use of proceeds.



(r) Reflects the elimination of the earnings attributable to the minority interest of a subsidiary, YPMS Acquisition Corp. Inc., of $225 during the nine months ended September 30, 1996, less the call premium of $150 payable on the redemption of the subsidiary's preferred stock.



(s) Reflects the elimination of the preferred stock dividend of $158 during the nine months ended September 30, 1996 less the call premium payable on redemption of $105.

                               TMP WORLDWIDE INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                           TMP
                        WORLDWIDE        1995            1996        NEVILLE      PENDING                      PRO FORMA
                          INC.      ACQUISITIONS(1) ACQUISITIONS(2) JEFFRESS   ACQUISITIONS(3)  ADJUSTMENTS   COMBINED(4)
                       -----------  --------------  --------------  ---------  --------------  -------------  ------------
Commissions and
  fees...............   $ 123,907     $    4,613      $    8,508    $  22,320    $    2,249      $  --         $  161,597
                       -----------  --------------  --------------  ---------  --------------  -------------  ------------
Operating expenses:
  Salaries and
    related costs....      58,329          1,997           4,036       12,533           942         --             77,837
  Office and
    general..........      43,432          2,050           3,611        9,967         1,017         --             60,077
  Amortization of
    intangibles......       3,237         --              --           --            --                999(a)       4,236
                       -----------  --------------  --------------  ---------  --------------  -------------  ------------
  Total operating
    expenses.........     104,998          4,047           7,647       22,500         1,959            999        142,150
                       -----------  --------------  --------------  ---------  --------------  -------------  ------------
Operating income
  (loss).............      18,909            566             861         (180)          290           (999)        19,447
Interest (expense),
  net................     (10,894)             1            (112)         (15)           (6)        (2,674) (b)     (13,700)
Other income, net....         150           (164)              1       --                10         --                 (3)
                       -----------  --------------  --------------  ---------  --------------  -------------  ------------
Income (loss) before
  provision (benefit)
  for income taxes,
  minority interests
  and equity in
  earnings (losses)
  of affiliates......       8,165            403             750         (195)          294         (3,673)         5,744
Provision (benefit)
  for income taxes...       4,222             65             171          285           126         (1,199)(c)       3,670
Minority interests...         435         --              --              (17)       --             --                418
Equity in earnings
  (losses) of
  affiliates.........        (279)        --              --           --            --             --               (279)
                       -----------  --------------  --------------  ---------  --------------  -------------  ------------
Net income (loss)....       3,229            338             579         (463)          168         (2,474)         1,377
Preferred
  dividends..........        (210)        --              --           --            --             --               (210)
                       -----------  --------------  --------------  ---------  --------------  -------------  ------------
Net income (loss)
  applicable to
  common and Class B
  common
  stockholders.......   $   3,019     $      338      $      579    $    (463)   $      168      $  (2,474)    $    1,167
                       -----------  --------------  --------------  ---------  --------------  -------------  ------------
                       -----------  --------------  --------------  ---------  --------------  -------------  ------------
Net income per common
  and Class B common
  share..............                                                                                                $.06
                                                                                                              ------------
                                                                                                              ------------
Weighted average
  number of common,
  Class B common and
  common equivalent
  shares
  outstanding........                                                                                              19,518
                                                                                                              ------------
                                                                                                              ------------

                                        PRO FORMA
                         OFFERING          AS
                        ADJUSTMENTS    ADJUSTED(5)
                       -------------  -------------
Commissions and
  fees...............    $  --          $ 161,597
                            ------    -------------
Operating expenses:
  Salaries and
    related costs....       --             77,837
  Office and
    general..........       --             60,077
  Amortization of
    intangibles......           67(d)       4,303
                            ------    -------------
  Total operating
    expenses.........           67        142,217
                            ------    -------------
Operating income
  (loss).............          (67)        19,380
Interest (expense),
  net................        4,922(e)      (8,778)
Other income, net....       --                 (3)
                            ------    -------------
Income (loss) before
  provision (benefit)
  for income taxes,
  minority interests
  and equity in
  earnings (losses)
  of affiliates......        4,855         10,599
Provision (benefit)
  for income taxes...        2,040(f)       5,710
Minority interests...         (177)(g)         241
Equity in earnings
  (losses) of
  affiliates.........       --               (279)
                            ------    -------------
Net income (loss)....        2,992          4,369
Preferred
  dividends..........          105(h)        (105)
                            ------    -------------
Net income (loss)
  applicable to
  common and Class B
  common
  stockholders.......    $   3,097      $   4,264
                            ------    -------------
                            ------    -------------
Net income per common
  and Class B common
  share..............                        $.18
Weighted average
  number of common,
  Class B common and
  common equivalent
  shares
  outstanding........                      23,665


----------------------------------
(1) Reflects the results of operations of five companies acquired during 1995 for the portion of 1995 prior to acquisition.

(2) Reflects the results of operations of eight companies acquired during the period January 1, 1996 through November 15, 1996 as if they were acquired on January 1, 1995 but excludes the acquisition of Neville Jeffress.


(3) Reflects the results of operations of two companies, the acquisition of which the Company deems to be probable.

(4) Reflects the acquisition of Neville Jeffress and the other completed and pending acquisitions for 1995 and 1996.
(5) Adjusted for the sale by the Company of 4,147,437 shares of Common Stock at an assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price) and the application of the net proceeds therefrom as described in "Use of Proceeds," as if the transaction occurred on January 1, 1995, and records amortization of goodwill resulting from the exchange of Company stock, in connection with the Mergers, with certain minority stockholders of Old TMP who were considered to have made a substantive investment in their shares.

                               TMP WORLDWIDE INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


(a) To record amortization on $38,014 of intangibles arising from the acquisition of Neville Jeffress, the 1995 acquisitions for the period prior to acquisition, the 1996 acquisitions and the other pending acquisitions over a period of 30 years.

(b) To record interest on borrowings under the Company's financing agreement and seller financed notes issued in connection with the acquisition of Neville Jeffress, the 1995 acquisitions for the period prior to acquisition, the 1996 acquisitions and the other pending acquisitions. Interest on acquisition debt is determined as follows:


Borrowings of $18,368 arising from the acquisition of Neville Jeffress and other acquisitions completed during the
  three months ended September 30, 1996 and other pending acquisitions at 8.5% for twelve months....................  $   1,561
Borrowings of $4,023 arising from the acquisition completed April 30, 1996 at 8.5% for twelve months................        342
Borrowings of $1,600 arising from the acquisition completed January 16, 1996 for twelve months......................        136
Borrowings of $26,998 arising from acquisitions completed during 1995 at 8.5% for various months....................        635
                                                                                                                      ---------
                                                                                                                      $   2,674
                                                                                                                      ---------
                                                                                                                      ---------



(c) To record the tax benefit on $325 of amortization expense for certain intangibles and $2,674 of interest expense on borrowings in connection with the acquisition of Neville Jeffress, the 1995 acquisitions, the 1996 acquisitions and other pending acquisitions at an estimated tax rate of 40%.


(d) Reflects amortization over a 30 year period for the $2,000 in goodwill resulting from the purchase of certain minority interests for Company stock.

(e) Reflects the use of proceeds from this offering as described in "Use of Proceeds."

(f) Reflects the tax expense at 40% resulting from the savings of $4,722 of interest resulting from the reduction of debt through the use of proceeds and the net earnings of the $177 of deductible payments to minority shareholders resulting from the redemption of the preferred stock of a subsidiary.


(g) Reflects the elimination of the earnings attributable to the minority interest of a subsidiary, YMPS Acquisition Corp., Inc. of $327 less the call premium of $150 payable on the redemption of the subsidiary's preferred stock.


(h) Reflects the elimination of the preferred stock dividend of $210 less the call premium on redemption of $105.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    TMP is a marketing services, communications and technology company that provides comprehensive, individually tailored advertising services including development of creative content, media planning, production and placement of corporate advertising, market research, direct marketing and other ancillary services and products. The Company is the world's largest yellow page advertising agency and, the Company believes, one of the world's largest recruitment advertising agencies. In 1995, the Company began marketing Internet-based services as extensions of its core business and has become a growing provider of Internet content. The Company offers advertising programs to more than 17,000 clients, including more than 70 of the Fortune 100 and more than 240 of the Fortune 500 companies. For the year ended December 31, 1995, the Company's gross billings were $596.1 million, commissions and fees were $123.9 million, net income was $3.2 million and EBITDA was $25.0 million.


    A substantial part of the Company's growth has been achieved through acquisitions. For the period January 1, 1993 through November 15, 1996, the Company has completed 36 acquisitions with estimated annual gross billings of approximately $380 million. Given the significant number of acquisitions in each of the last three years, the results of operations from period to period are not necessarily comparable.


    Gross billings refer to billings for advertising placed in telephone directories, newspapers, new media and other media, and associated fees for related services. While gross billings are not included in the Company's consolidated financial statements, the trends in gross billings directly impact the commissions and fees earned by the Company. The Company earns commissions based on a percentage of the media advertising purchased at a rate established by the related publisher, and associated fees for related services. Publishers typically bill the Company for the advertising purchased by the Company's clients and the Company in turn bills its clients for this amount. Generally, the payment terms with yellow page clients require payment to the Company prior to the date payment is due to publishers. The payment terms with recruitment advertising clients typically require payment when payment is due to publishers. Historically, the Company has not experienced substantial problems with unpaid accounts.

    The Company designs and executes yellow page advertising programs, receiving an effective commission rate from directory publishers of approximately 20% of yellow page gross billings. In general, publishers consider orders renewed unless actively canceled. In addition to base commissions, certain yellow pages publishers pay increased commissions for volume placement by advertising agencies. The Company typically recognizes this additional commission, if any, in the fourth quarter when it is certain that such commission has been earned. For recruitment advertising placements in the U.S., publisher commissions average 15% of recruitment advertising gross billings. The Company also earns fees from value-added services such as design, research and other creative and administrative services resulting in aggregate commissions and fees equal to approximately 21% of recruitment advertising gross billings. Outside of the U.S., TMP's commission rates for recruitment advertising vary, ranging from approximately 10% in Australia to 15% in Canada and the United Kingdom. Also, outside the U.S., the Company earns fees for value-added services. The Company also earns fees for the placement of advertisements on the Internet, including its career Web sites.

    In 1993, the Company completed three acquisitions for an aggregate purchase price of $8.7 million, including the purchase of the assets of US West Marketing Resources Group, Inc., a yellow page advertising agency. Leveraging its strength in yellow page advertising, the Company entered recruitment advertising in the fourth quarter of 1993 with the purchases of the assets of Bentley, Barnes & Lynn, Inc. and Unger & Associates, Inc. Bentley, Barnes & Lynn was one of the largest recruitment advertising agencies in the midwest and developer of Empower, a human resources public relations service, focusing on minority recruitment issues.


    In 1994, the Company completed nine acquisitions for an aggregate purchase price of $12.2 million. Six of these acquisitions were in the business of recruitment advertising and included Deutsch, Shea & Evans, Inc., an agency based in New York, the second largest U.S. recruitment market. Two acquisitions were yellow page advertising companies of which the largest was the yellow page advertising agency business of GTE Directories Corporation, a Dallas-based agency specializing in serving general agencies which do not have their own yellow page placement capabilities. The Company also acquired a 50% interest in a real estate advertising company which is accounted for on the equity method.

    In 1995, the Company completed fourteen acquisitions for an aggregate purchase price of $26.7 million. These acquisitions consisted of eleven recruitment advertising agencies, Adion Information Services, Inc., creator of The Monster Board-Registered Trademark-, and two small yellow page agencies. The largest acquisitions included acquisitions of the assets of Rogers & Associates Advertising, Inc., Adion, Inc. (an affiliate of Adion Information Services, Inc.), and The Haughey Group, Inc. Rogers & Associates was based in Northern California, the largest U.S. recruitment advertising market. Adion Inc. and The Haughey Group, Inc. were based in Boston.


    In 1996, through November 15, the Company has completed ten acquisitions, all of which are in recruitment advertising, for an aggregate purchase price of $19.4 million, making the Company one of the largest recruitment advertising agencies in the world. These acquisitions have estimated annual gross billings of $180 million. The largest acquisition was the purchase of Neville Jeffress, which has estimated annual gross billings of $140 million. The Company also purchased London-based Optima Direct Limited.



    Primarily as a result of these acquisitions, the Company's commissions and fees increased from $73.8 million in 1993 to $123.9 million in 1995. Assuming that all of the acquisitions completed from January 1, 1995 through November 15, 1996 had been completed on January 1, 1995, the Company's commissions and fees, on a pro forma basis, would have been approximately $159.3 million for the year ended December 31, 1995. These acquisitions were funded primarily with debt resulting in an increase in interest expense from approximately $7.9 million in 1993 to $11.2 million in 1995 and $13.7 million on a pro forma basis for 1995 for acquisitions completed in 1995 and in 1996, through November 15. All of these acquisitions were accounted for using the purchase method of accounting and are included in the Company's consolidated financial statements from their respective dates of acquisition. The Company is continuously monitoring the marketplace for opportunities to expand its presence in both yellow page and recruitment advertising which include Internet-related opportunities and intends to continue its acquisition strategy to supplement its internal growth.


    The Company's operating expenses have increased significantly since 1993 primarily due to headcount increases as a result of acquisitions and hiring to support gross billings growth. Salaries and related costs increased $20.6 million from $37.7 million for the year ended December 31, 1993 to $58.3 million for the year ended December 31, 1995, a 54.6% increase, supporting a 72.7% gross billings increase over the same period. Salaries and related costs include total payroll and associated benefits as well as payroll taxes, sales commissions, recruitment and training costs.

    Office and general expenses increased $13.6 million from $29.8 million for the year ended December 31, 1993 to $43.4 million for the year ended December 31, 1995, a 45.6% increase, primarily due to increased costs needed to support the increased billings and the expansion of recruitment offices through acquisitions in new U.S and foreign markets. This cost category includes expenses for office operations, business promotion, market research, advertising, professional fees and fees paid to the Company's primary lending institution for its services in the processing and collection of payments for accounts receivable. Amortization of intangibles includes amortization of acquisition related charges, including the costs in excess of fair market value of net assets acquired and capitalized costs for non-compete arrangements with the principals of acquired companies. This acquisition related amortization was $2.5 million, $3.3 million and $3.2 million for the years ended December 31, 1993, 1994 and 1995, respectively.

    Net interest expense includes interest payments made to the Company's primary lender, to certain vendors and to the holders of seller financed notes.


    During the fourth quarter of fiscal 1996, the quarter in which this offering is expected to be completed, there will be: (i) a non-recurring charge of approximately $52.0 million for special management compensation resulting from the issuance of 3,584,790 shares of Common Stock of the Company, in connection with the Mergers, to the Old TMP, WCI and MEI subsidiary stockholders in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the Principal Stockholder and, accordingly, were not considered to have made substantive investments for their minority shares, and is based on an assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price) and (ii) additional interest expense of approximately $2.7 million upon the exercise of a warrant, issued to BNY Financial Corporation in connection with the Company's financing agreement, to reflect the difference between the value of the stock issued at the initial public offering price of $14.50 per share (the midpoint of the range of estimated initial public offering price) and the valuation recorded for the warrant when it was originally issued. The warrant is exercisable for 228,739 shares, was issued in October 1993 and is exercisable upon the effectiveness of this offering. The statement of operations for such quarter will also include a pro forma presentation for net income and earnings per share to exclude such non-recurring charges.

RESULTS OF OPERATIONS

    The following table sets forth for the periods indicated gross billings, commissions and fees and commissions and fees as a percentage of gross billings for the Company's yellow page advertising, recruitment advertising and Internet businesses and EBITDA for the Company.


                                                                              NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                           -------------------------------  ----------------------
                                             1993       1994       1995        1995        1996
                                           ---------  ---------  ---------  -----------  ---------
                                                                                 (UNAUDITED)
                                                               (IN THOUSANDS)
GROSS BILLINGS:
  Yellow page advertising................  $ 336,714  $ 363,656  $ 429,176   $ 331,694   $ 351,589
  Recruitment advertising................      8,338     54,872    166,508     121,465     216,826
  Internet(1)............................     --         --            392      --           4,413
                                           ---------  ---------  ---------  -----------  ---------
  Total..................................  $ 345,052  $ 418,528  $ 596,076   $ 453,159   $ 572,828
                                           ---------  ---------  ---------  -----------  ---------
                                           ---------  ---------  ---------  -----------  ---------

COMMISSIONS AND FEES:
  Yellow page advertising................  $  72,106  $  74,463  $  87,456   $  64,086   $  71,179
  Recruitment advertising................      1,685     11,702     36,059      25,600      43,278
  Internet(1)............................     --         --            392      --           4,413
                                           ---------  ---------  ---------  -----------  ---------
  Total..................................  $  73,791  $  86,165  $ 123,907   $  89,686   $ 118,870
                                           ---------  ---------  ---------  -----------  ---------
                                           ---------  ---------  ---------  -----------  ---------

COMMISSIONS AND FEES AS A
  PERCENTAGE OF GROSS
  BILLINGS:
  Yellow page advertising................      21.4%      20.5%      20.4%       19.3%       20.2%
  Recruitment advertising................      20.2%      21.3%      21.7%       21.1%       20.0%
  Internet(1)............................     --         --         100.0%      --          100.0%
  Total..................................      21.4%      20.6%      20.8%       19.8%       20.8%
EBITDA(2)................................  $   6,332  $  12,582  $  24,978   $  15,649   $  15,636
Cash provided by (used in) operating
activities...............................  $  (2,321) $ (10,928) $   6,706   $  (4,101)  $  14,084
Cash used in investing activities........  $  (4,342) $ (12,202) $ (13,778)  $ (10,833)  $ (21,011)
Cash provided by financing activities....  $   4,372  $  22,959  $   7,432   $  14,247   $  10,505


------------------------

(1) Represents fees earned in connection with yellow page, recruitment and other advertisements placed on the Internet.

(2) Earnings before interest, income taxes, depreciation and amortization. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements and is one of the measures which determines the Company's ability to borrow under its credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. EBITDA for the indicated periods is calculated as follows:


                                                                                          NINE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                        -------------------------------  --------------------
EBITDA CALCULATION                                        1993       1994       1995       1995       1996
------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
Net income (loss).....................................  $  (4,626) $  (2,467) $   3,229  $     873  $    (539)
  Interest, net.......................................      7,652      9,178     10,894      7,879      8,600
  Income tax expense (benefit)........................     (1,322)      (333)     4,222      2,298      1,655
  Depreciation and amortization.......................      4,628      6,204      6,633      4,599      5,920
                                                        ---------  ---------  ---------  ---------  ---------
EBITDA................................................  $   6,332  $  12,582  $  24,978  $  15,649  $  15,636
                                                        ---------  ---------  ---------  ---------  ---------
                                                        ---------  ---------  ---------  ---------  ---------

    The following table sets forth, for the periods indicated, certain statement of operations data and certain financial data expressed as a percentage of commissions and fees.


                                                                                                  NINE MONTHS ENDED
                                                                    YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                                -------------------------------  --------------------
                                                                  1993       1994       1995       1995       1996
                                                                ---------  ---------  ---------  ---------  ---------
Commissions and fees..........................................      100.0%     100.0%     100.0%     100.0%     100.0%

Salaries and related costs....................................       51.2%      53.1%      47.1%      48.2%      51.2%
Office and general expenses...................................       40.4%      35.2%      35.1%      36.4%      37.1%
Amortization of intangibles...................................        3.3%       3.8%       2.5%       2.5%       2.7%
Special compensation(1).......................................     --         --         --         --            0.6%
Restructuring charges.........................................        1.8%    --         --         --         --

Operating income..............................................        3.3%       7.9%      15.3%      12.9%       8.4%

Interest expense, net.........................................      (10.4%     (10.7%      (8.8%      (8.8%      (7.2%
Other, net....................................................       (0.5%      (0.1%       0.1%    --         --

Income (loss) before provision (benefit) for income taxes,
  minority interests and equity in earnings of affiliates.....       (7.6%      (2.9%       6.6%       4.1%       1.2%
Provision (benefit) for income taxes..........................       (1.8%      (0.4%       3.4%       2.6%       1.4%

Minority interests............................................        0.5%       0.4%       0.4%       0.4%       0.3%
Equity in earnings (losses) of affiliates.....................     --         --           (0.2%      (0.2%    --

Net income (loss).............................................       (6.3%      (2.9%       2.6%       0.9%      (0.5%
Preferred stock dividends.....................................       (0.3%      (0.2%      (0.2%      (0.1%      (0.1%

Net income (loss) applicable to common and Class B common
  stockholders................................................       (6.6%      (3.1%       2.4%       0.8%      (0.6%

Pro forma adjustment for special compensation.................     --         --         --         --            0.6%

Pro forma net loss applicable to common and Class B common
  stockholders................................................     --         --         --         --         --

EBITDA(2).....................................................        8.6%      14.6%      20.2%      17.4%      13.2%
Net cash provided by (used in) operating activities...........       (3.1%     (12.7%       5.4%      (4.6%      11.8%
Net cash used in investing activities.........................       (5.9%     (14.2%     (11.1%     (12.1%     (17.7%
Net cash provided by financing activities.....................        5.9%      26.6%       6.0%      15.9%       8.8%


------------------------


(1) Special compensation consists of the value of shares issued in connection with the acquisition of a minority interest in a subsidiary in August 1996 because the stockholder had received his shares in the subsidiary for no consideration and, accordingly, was not considered to have made a substantive investment for the minority shares.



(2) Earnings before interest, income taxes, depreciation and amortization. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements and is one of the measures which determines the Company's ability to borrow under its credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity.

THE NINE MONTHS ENDED SEPTEMBER 30, 1995 COMPARED TO THE NINE MONTHS ENDED
  SEPTEMBER 30, 1996



    Gross billings for the nine months ended September 30, 1996 were $572.8 million, a $119.7 million or 26.4% increase compared to the nine months ended September 30, 1995. More than half of this growth was attributable to acquisitions.



    Commissions and fees increased from $89.7 million for the nine months ended September 30, 1995 to $118.9 million for the nine months ended September 30, 1996, or 32.5%. This increase was due to an increase of $17.7 million or 69.1% in commissions and fees derived from recruitment advertising, $7.1 million or 11.1% in commissions and fees derived from yellow page advertising and $4.4 million in fees derived from Internet. A substantial portion of the increase in commissions and fees derived from recruitment advertising was due to acquisitions and the remainder was due to higher client spending and new clients. The increase in commissions and fees derived from yellow page advertising was due primarily to increased rates by the yellow page publishers and higher client spending on new services. Fees derived from Internet were generated from placements of internet advertising, as the Company's Internet products gained initial customer acceptance both from the Company's existing clients as well as new clients.



    Salaries and related costs increased $17.7 million to $60.9 million for the nine months ended September 30, 1996. As a percent of commissions and fees, salaries and related costs increased from 48.2% for the nine months ended September 30, 1995 to 51.2% for the nine months ended September 30, 1996. This increase was primarily due to additional staff required to service increased gross billings, a higher percentage for costs related to Neville Jeffress and severance and temporary help expenses related to the consolidation of the recruitment advertising acquisitions ($0.8 million). Also included in the $17.7 million increase is $1.9 million for Internet staffing, which is 43.9% of Internet commissions and fees.



    Office and general expenses increased $11.5 million to $44.1 million for the nine months ended September 30, 1996. As a percent of commissions and fees, office and general expenses increased from 36.4% for the period ended September 30, 1995 to 37.1% for the nine months ended September 1996. This increase was primarily due to increased advertising of approximately $2.3 million, primarily related to the Company's introduction of The Monster
Board-Registered Trademark-, increased bad debt charges ($0.5 million to increase specific reserves to $1.0 million for a 1995 bankruptcy and a $0.3 million charge related to a client with liquidity problems), general expenses related to higher gross billings, professional consulting fees for the establishment of Internet services and airplane related travel costs.



    Amortization of intangibles was $2.3 million for the nine months ended September 30, 1995 compared to $3.2 million for the nine months ended September 30, 1996 due to the Company's continued growth through acquisitions. As a percentage of commissions and fees, amortization of intangibles was 2.5% and 2.7% for the nine months ended September 30, 1995 and 1996, respectively.



    Special compensation of $0.7 million consists of the value of shares issued in connection with the acquisition of a minority interest in a subsidiary in August 1996 because the stockholder had received his shares in the subsidiary for no consideration and, accordingly, was not considered to have made a substantive investment for the minority shares.



    Operating income declined $1.5 million to $10.0 million for the nine months ended September 30, 1996. The decline was primarily due to increased advertising expenses of $1.5 million for the Company's Internet business. Excluding the fees earned and direct operating expenses related to the Company's introduction of its Internet business of $1.8 million for 1996 and $.8 million for 1995, and the 1996 $0.7 million special charge for compensation, (i) operating income increased approximately $1.0 million to $12.5 million for the nine months ended September 30, 1996. However, operating income as a percent of commissions and fees declined from 13.8% for the nine months ended September 30, 1995 to 10.5% for the nine months ended September 30, 1996. This decline in operating income as a percent of commissions and fees was primarily due to costs in connection with the consolidation of the recruitment advertising acquisitions and the increased bad debt charge described above.

    Net interest expense increased $0.7 million to $8.6 million for the nine months ended September 30, 1996 as compared to 1995. This increase in interest expense is due primarily to higher debt balances for working capital needs and acquisition financing partially offset by lower borrowing costs. The Company's effective interest rate was 9.8% for the nine months ended September 30, 1996 compared with 11.1% for the nine months ended September 30, 1995.



    Taxes on income decreased $0.6 million from $2.3 million for the nine months ended September 30, 1995 to $1.7 million for the nine months ended September 30, 1996 primarily due to lower pre-tax income. The effective tax rate for the nine months ended September 30, 1996 of 117.7% was higher than the U.S. Federal statutory rate primarily due to nondeductible expenses of approximately $2.0 million and approximately $.8 million in losses for which there are no available tax benefits.



    On a pro forma basis, to adjust for the special charge for compensation, the net loss applicable to common and Class B common stockholders was $25,000 for the nine months ended September 30, 1996 compared with net income of $0.7 million for the nine months ended September 30, 1995, as a result of the above.


THE YEAR ENDED DECEMBER 31, 1994 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995

    Gross billings for the year ended December 31, 1995 were $596.1 million, a $177.5 million or 42.4% increase over the year ended December 31, 1994. Approximately half of this increase was attributable to acquisitions.

    Commissions and fees increased from $86.2 million in 1994 to $123.9 million in 1995 or 43.7%. This increase was due to an increase of $24.4 million or 208.1% in commissions and fees derived from recruitment advertising and $13.0 million or 17.4% in commissions and fees derived from yellow page advertising. The increase in commissions and fees derived from recruitment advertising was substantially due to acquisitions and, to a lesser extent, new business and higher client spending spurred by high demand for labor in the U.S. The increase in commissions and fees derived from yellow page advertising was primarily due to higher client spending and acquisitions. Commissions for volume placements from yellow page publishers increased $2.1 million to $4.2 million in 1995 largely due to a new sales program for yellow page employees to increase yellow page advertising volumes.

    Salaries and related costs increased $12.6 million to $58.3 million in 1995. As a percent of commissions and fees, salaries and related costs declined from 53.1% in 1994 to 47.1% in 1995 primarily due to increased staffing efficiencies related to the leveraging of management and support services over a larger client base.

    Office and general expenses increased $13.1 million to $43.4 million in 1995. As a percent of commissions and fees, office and general expenses remained consistent at 35.0%. Bad debt expenses increased $2.0 million in 1995 compared to 1994 due to an increase in general reserves as a result of the Company's expanding client base and a specific reserve of $0.5 million for a client bankruptcy.

    Amortization of intangibles was $3.2 million in 1995 compared to $3.3 million in 1994. As a percentage of commissions and fees, amortization of intangibles was 2.6% in 1995 and 3.8% in 1994 as a result of higher commissions and fees.

    Operating income increased $12.1 million to $18.9 million in 1995. As a percent of commissions and fees, operating income increased from 7.9% in 1994 to 15.3% in 1995 due to higher commissions and fees and improved staffing efficiencies and utilization levels.

    Net interest expense increased $1.7 million to $10.9 million in 1995. The increase in net interest expense is due primarily to higher debt balances for working capital needs and acquisition financing. The Company's effective interest rate was 11.2% and 11.1% in 1994 and 1995, respectively.

    Taxes on income increased $4.6 million in 1995 to an expense of $4.2 million from a recovery of $0.3 million in 1994, primarily due to pre-tax income. The effective tax rate for 1995 of 51.7% was greater than the U.S. federal statutory rate primarily due to nondeductible expenses of approximately $1.2 million and losses for which there were no available tax benefits of $1.5 million.

    Net income applicable to common and Class B common stockholders was $3.0 million for the year ended December 31, 1995 compared to a $2.7 million net loss for the year ended December 31, 1994, as a result of the above.

THE YEAR ENDED DECEMBER 31, 1993 COMPARED TO THE YEAR ENDED DECEMBER 31, 1994

    Gross billings for the year ended December 31, 1994 were $418.5 million, a $73.5 million increase from the year ended December 31, 1993. Acquisitions accounted for a substantial portion of billings growth.

    Commissions and fees increased from $73.8 million in 1993 to $86.2 million in 1994 or 16.8%. This increase was due to an increase of $10.0 million in commissions and fees derived from recruitment advertising and $2.4 million in commissions and fees derived from yellow page advertising. The increase in commissions and fees derived from recruitment advertising and yellow page advertising was primarily due to acquisitions. The increase in commissions and fees derived from yellow page advertising was also due to increased rates and increased client spending.

    Salaries and related costs increased $8.0 million to $45.8 million in 1994. As a percent of commissions and fees, salaries and related costs increased from 51.2% in 1993 to 53.1% in 1994 due primarily to higher salaries related to additional staffing levels associated with acquisitions.

    Office and general expenses increased $.5 million to $30.3 million in 1994. As a percent of commissions and fees, office and general expenses declined from 40.4% in 1993 to 35.2% in 1994, due to lower administrative costs and increased operating efficiencies resulting from the integration of six acquisitions into existing TMP locations. In 1993, operating expenses included a restructuring charge of $1.3 million for compensation related to the centralization of certain support functions.

    Amortization of intangibles was $3.3 million in 1994, compared to $2.5 million in 1993. As a percentage of commissions and fees, amortization of intangibles was 3.8% in 1994 compared to 3.3% in 1993.

    Operating income increased from $2.4 million in 1993 to $6.8 million in 1994 due primarily to growth in commissions and fees and increased operating efficiency partially offset by higher salaries and related costs and amortization of intangibles.

    Net interest expense increased $1.5 million to $9.2 million in 1994. The increase in net interest expense is primarily due to higher debt balances for working capital needs and acquisition financing. The Company's effective interest rate was 13.3% and 11.2% in 1993 and 1994, respectively.

    The income tax benefit decreased $1.0 million in 1994 from a recovery of $1.3 million in 1993, due to a smaller pre-tax loss. The effective tax benefit rates for 1994 and 1993 were lower than the U.S. federal statutory rate primarily due to nondeductible expenses of approximately $1.4 million and $1.0 million, respectively, and for 1993 losses for which there are no available tax benefits of $0.9 million.

    Net loss applicable to common and Class B common stockholders was $4.8 million in 1993 and $2.7 million in 1994 as a result of the above.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's principal capital requirements have been to fund (i) acquisitions, (ii) working capital, (iii) capital expenditures and (iv) advertising and development of its Internet business. The Company's working capital requirements are generally higher in the quarters ending March 31 and June 30 during which payments to the major yellow page directory publishers are at their highest levels. The Company has met its liquidity needs over the last three years through funds provided by long-term borrowings, vendor financing and supplemented in 1995 by funds provided by operating activities.


    Net cash provided by (used in) operating activities for the years ended December 31, 1993, 1994, 1995, and the nine months ended September 30, 1996 was ($2.3 million), ($10.9 million), $6.7 million and $14.1 million, respectively. Cash used increased in 1994 as compared with 1993 primarily due to the acceleration of payment of trade payables to publishers over the rate of collection of receivables. The increase in cash from operating activities for 1995 over 1994 was primarily due to the $5.7 million improvement in net income combined with a net increase of trade payables over trade receivables of $7.0 million. For the nine months ended September 30, 1996, cash provided by operations increased $18.2 million over the comparable 1995 period primarily as a result of a $10.5 million reduction in the increase in accounts receivable combined with a $12.0 million rise in the increase of accounts payable and accrued liabilities.



    Days sales outstanding in 1994, 1995 and for the first nine months of 1996 were 66, 63 and 62, respectively, reflecting improvement in the Company's collection procedures and client billing arrangements.



    Net cash used in investing activities for the years ended December 31, 1993, 1994, 1995 and the nine months ended September 30, 1996 was $4.3 million, $12.2 million, $13.8 million and $21.0 million, respectively. Payments for purchases of business acquisitions were $1.0 million in 1993, $6.3 million in 1994, $11.3 million in 1995, and $16.6 million for the nine months ending September 30, 1996. Capital expenditures, primarily for computer equipment and furniture and fixtures, were $0.5 million, $4.9 million, $5.0 million and $4.3 million for the years ended December 31, 1993, 1994, 1995, and the nine months ended September 30, 1996, respectively. The Company expects to spend approximately $7.0 million in total capital expenditures for 1996. In May 1996, the Company sold certain transportation equipment for $3.3 million in cash, $1.2 million after payment of related debt.



    EBITDA was unchanged at $15.6 million for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995. Excluding fees earned and direct operating expenses related to the Company's introduction of its Internet business, EBITDA increased $0.3 million to $17.1 million or 1.8% for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995. Further adjusting for items related to increased bad debt charges for two client bankruptcies ($.5 million) and expenses associated with the consolidation of the recruitment advertising acquisitions ($.8 million), EBITDA increased $1.6 million to $18.4 million or 12.2% for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995. Excluding the Company's Internet business and the non-recurring bad debt charges described above, EBITDA as a percent of commissions and fees remained consistent at 19.8% for the nine months ended September 30, 1995 and 19.5% for the nine months ended September 30, 1996. EBITDA increased $12.4 million to $25.0 million or 98.5% in 1995 as compared to 1994. As a percent of commissions and fees, EBITDA increased from 14.6% in 1994 to 20.2% in 1995 primarily due to increased staffing efficiencies and utilization levels. EBITDA increased $6.3 million to $12.6 million in 1994 compared to 1993. Adjusting for the non-recurring charge of $1.3 million in 1993, EBITDA as a percent of commissions and fees increased from 10.4% in 1993 to 14.6% in 1994.



    The Company's financing activities include borrowings and repayments under its financing agreement and issuance and repayments of installment notes principally to finance acquisitions and loans to stockholders. The Company's financing activities resulted in net cash provided by financing activities of $10.5 million, $7.4 million, $23.0 million and $4.4 million in 1996, 1995, 1994 and 1993, respectively. In June and August 1996, the Company amended its financing agreement with BNY Financial Corporation to provide for borrowings up to $100 million under a revolving credit facility. Such facility has been used to finance the Company's acquisitions and for working capital requirements. As of September 30, 1996, there was $90.9 million outstanding under such facility. As of October 31, 1996, there was approximately $88.0 million outstanding under such facility. The Company believes it will be able to fund its short-term cash needs through funds from operations and a refinancing of a portion of the Neville Jeffress acquisition financing with a working capital facility in Australia. The Company intends to use approximately $45.0 million of the net proceeds from this offering to reduce indebtedness under the financing agreement. See "Use of Proceeds." After giving effect to this offering and the use of the estimated net proceeds thereof, as of October 31, 1996 pro forma amounts outstanding under the financing agreement would have been approximately $43.0 million. The financing agreement terminates on June 27, 2001 and currently bears interest at 7.9% per annum. The interest rate of the financing agreement is determined pursuant to a formula whereby the interest rate is, at the Company's option, either (i) the prime rate or 1/2% over the federal funds rate, whichever is higher, less 1% to plus 1% as determined in the financing agreement or (ii) LIBOR plus 1 1/2% to 3 1/2% as determined under the financing agreement. The borrowings are secured by a lien on substantially all of the Company's assets. In addition, the financing agreement contains certain covenants which restrict, among other things, the ability of the Company to borrow, pay dividends, acquire businesses, make future capital expenditures, guarantee debts of others and lend funds to affiliated companies and contain criteria on the maintenance of certain financial statement amounts and ratios. At December 31, 1995, the Company was in violation of certain of the covenants and financial ratios under a prior financing agreement, such violations were waived by BNY Financial Corporation. The covenants and/or ratios which were violated consisted of (i) the limit on capital expenditures,
(ii) the ratio of current assets to current liabilities, (iii) the limit of negative working capital, (iv) the limit of advances to affiliates, (v) the permitted percentage of past due accounts payable, (vi) the timely delivery of audited financial statements and (vii) the use of corporate guarantees. To accommodate the Company's growth strategy, the financing agreement, including the covenants and financial ratios, was amended in August 1996. As of September 30, 1996, the Company was in compliance with all of the required covenants and ratios under the financing agreement.



    Part of the Company's acquisition strategy is to pay, over time, a portion of the purchase price of such acquisitions through seller financed notes. Accordingly, such notes are included in long term debt and the current portion of long term debt. These notes are generally payable over five years and totaled $14.8 million at September 30, 1996. The Company will repay approximately $4.0 million of these notes with a portion of the proceeds of this offering.



    The Company made net advances of $3.2 million, $3.7 million and $3.0 million to its principal stockholder in 1993, 1994 and the nine months ended September 30, 1996 and received payments of $1.7 million from such stockholder in 1995. As of September 30, 1996, the Company has a receivable from its principal stockholder in the amount of $9.5 million. These advances do not currently bear interest. Upon consummation of this offering, Andrew J. McKelvey will convert all of his indebtedness to the Company to a promissory note. Such promissory note will initially bear interest at the prime rate established by The Bank of New York at the date of the note and shall be adjusted December 31, 1997 and each December 31st thereafter to the Bank of New York prime rate in effect on such dates. The Note will provide for annual payments of all accrued but unpaid interest commencing December 31, 1997. The principal amount shall be payable in equal annual installments of one-sixtieth of the initial principal amount commencing December 31, 1997, with all unpaid principal due ten years from the date of the note.


    The Company has an obligation for annual dividend payments of 10.5% on its $2.0 million of redeemable preferred stock. In addition, the Company has an obligation for annual dividend payments, included in minority interests, of 10.0% on approximately $3.0 million of preferred shares of a subsidiary (YPMS Acquisition, Inc.) held by an employee stock ownership trust. The Company intends to use a portion of the net proceeds from this offering to redeem both the redeemable preferred stock and the subsidiary's preferred stock. See "Use of Proceeds."

    The Company intends to continue its acquisition strategy and promotion of its internet activities through the use of operating profits, borrowings against its long-term debt facility and seller financed notes. The Company believes that its anticipated cash flow from operations, as well as the availability of funds under its existing financing agreement and the net proceeds of this offering, will provide it with liquidity to meet its current foreseeable cash needs for at least the next year.

QUARTERLY RESULTS

    The following table presents unaudited interim operating results of the Company. The Company believes that the following information includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation, in accordance with generally accepted accounting principals. The operating results for any interim period are not necessarily indicative of results for any other period.


    The Company's quarterly commissions and fees are affected by the timing of yellow page directory closings which currently have a concentration in the third quarter. Yellow page publishers may change the timing of directory publications which may have an effect on the Company's quarterly results. The Company's yellow page advertising results are also affected by commissions earned for volume placements for the year, which are typically reported in the fourth quarter. The Company's quarterly commissions and fees for recruitment advertising are typically highest in the first quarter and lowest in the fourth quarter; however, the cyclicality in the economy and the Company's clients' employment needs have an overriding impact on the Company's quarterly results in recruitment advertising. Moreover, the Company's recruitment advertising acquisition activity has had more of an impact on the Company's recently reported quarterly results than any other factors.

                          UNAUDITED QUARTERLY RESULTS
                                 (IN MILLIONS)

                                              1994 QUARTERS
                          -----------------------------------------------------
                           MARCH 31,    JUNE 30,   SEPTEMBER 30,  DECEMBER 31,
                          -----------  ----------  -------------  -------------
Commissions and fees:
  Yellow page
    advertising..........    $17.2         $17.7       $19.4          $20.2
  Recruitment
    advertising..........      1.6           3.7         2.9            3.4
                             -----         -----       -----          -----
Total commissions and
    fees.................    $18.8         $21.4       $22.3          $23.6
                             -----         -----       -----          -----
                             -----         -----       -----          -----
Operating income.........    $ 0.9         $ 0.7       $ 0.9          $ 4.3
Income (loss) before
    provision for income
    taxes, minority
    interest and equity
    in earnings (losses)
    of affiliates........    $(0.3)        $(1.4)      $(2.2)         $ 1.4
Net income (loss)........    $(0.3)        $(1.3)      $(2.0)         $ 1.1


                                              1995 QUARTERS
                          -----------------------------------------------------
                           MARCH 31,    JUNE 30,   SEPTEMBER 30,  DECEMBER 31,
                          -----------  ----------  -------------  -------------
Commissions and fees:
  Yellow page
    advertising..........    $19.0         $21.9       $23.2          $23.4
  Recruitment
    advertising..........      7.4           9.2         9.0           10.4
  Internet...............       --            --          --             .4
                             -----         -----       -----          -----
Total commissions and
    fees.................    $26.4         $31.1       $32.2          $34.2
                             -----         -----       -----          -----
                             -----         -----       -----          -----
Operating income.........    $ 4.4         $ 4.4       $ 2.8          $ 7.3
Income (loss) before
    provision for income
    taxes, minority
    interest and equity
    in earnings (losses)
    of affiliates........    $ 2.1         $ 1.6       $  --          $ 4.5
Net income (loss)........    $ 0.9         $ 0.7       $(0.7)         $ 2.3



                                      1996 QUARTERS
                          --------------------------------------
                           MARCH 31,    JUNE 30,   SEPTEMBER 30,
                          -----------  ----------  -------------
Commissions and fees:
  Yellow page
    advertising..........    $20.4         $23.0       $27.8
  Recruitment
    advertising..........     12.7          12.2        18.5
  Internet...............       .9           1.5         1.9
                             -----         -----       -----
Total commissions and
    fees.................    $34.0         $36.7       $48.2
                             -----         -----       -----
                             -----         -----       -----
Operating income.........    $ 3.7         $ 3.1         3.2
Income before provision
    for income taxes,
    minority interest and
    equity in earnings
    (losses) of
    affiliates...........    $ 1.0         $ 0.4          --
Net income (loss)........    $(0.1)        $ 0.3       $(0.7)

                                    BUSINESS


    The Company is a marketing services, communications and technology company that provides comprehensive, individually tailored advertising services including development of creative content, media planning, production and placement of corporate advertising, market research, direct marketing and other ancillary services and products. The Company is the world's largest yellow page advertising agency and, the Company believes, one of the world's largest recruitment advertising agencies. In 1995, the Company began marketing Internet-based services as extensions of its core businesses and has become a growing provider of Internet content. The Company offers advertising programs to more than 17,000 clients, including more than 70 of the Fortune 100 and more than 240 of the Fortune 500 companies. The Company's growth strategy is to continue to actively pursue consolidation opportunities in its core advertising businesses and to leverage its client base and its approximately 1,500 sales, marketing and customer service personnel to expand its Internet-based businesses. Except for the acquisition of three small recruitment advertising agencies, the Company has no current plans for any additional acquisitions. See "Pro Forma Condensed Consolidated Financial Information." For the year ended December 31, 1995, the Company's gross billings were $596.1 million, commissions and fees were $123.9 million, net income was $3.2 million and EBITDA was $25.0 million.



    TMP is the world's largest yellow page advertising agency, generating approximately $425 million in gross billings for the year ended December 31, 1995. TMP believes it is one of the world's largest recruitment advertising agencies, generating approximately $165 million in gross billings for the same period. With approximately 30% of the national accounts segment of the U.S. yellow page advertising market, TMP is approximately three times larger than its nearest competitor, based on gross billings. In the fragmented recruitment advertising agency market, the Company believes that it has a 7% market share in the U.S. and a 6% market share worldwide. A substantial part of the Company's growth has been achieved through acquisitions. From January 1, 1993 through December 31, 1995, TMP completed 26 acquisitions which have estimated annual gross billings of $200 million. In 1996, through November 15, the Company completed ten acquisitions with estimated annual gross billings of $180 million including the acquisition in July 1996, of Neville Jeffress, one of the largest recruitment advertising agencies in Australia, which has estimated annual gross billings of $140 million. The Company believes additional acquisition opportunities exist, particularly in the recruitment advertising and Internet markets and intends to continue its strategy of making acquisitions which relate to its core business.


    TMP has created innovative solutions to assist its clients in capitalizing on the growing awareness and acceptance of the Internet. For its recruitment advertising clients, TMP has developed interactive career hubs which can be accessed by individuals seeking employment via the Internet on a global basis. The Company has several career hubs, including The Monster
Board-Registered Trademark-, Online Career Center-SM-, Be the Boss-SM- and MedSearch-SM-, which collectively contain over 35,000 job listings. In 1996, the Company began marketing its Dealer Locator service to yellow page clients. Dealer Locator provides clients with the ability to create Web pages for their local offices, franchisees or dealers. Potential customers can then access these pages on the Internet by zip code or other key word searches.

INDUSTRY OVERVIEW

    THE YELLOW PAGE ADVERTISING MARKET. Yellow page directories have been published in the U.S. since at least the 1890s and, traditionally, have been published almost exclusively by telephone utilities. In the early 1980's, due in part to telephone deregulation, independent companies began publishing an increasing number of directories. Currently, approximately 7,000 yellow page directories are published annually by 200 publishers and, in the U.S., many cities with populations in excess of 80,000 are served by multiple directories. The percentage of adults who use the yellow pages has remained relatively constant over the last ten years at over 56%, and such readers consult the yellow pages approximately two times weekly. Accordingly, yellow page directories continue to be a highly effective advertising medium. For example, the

Company believes that approximately 70% of Ryder's consumer truck rental customers consulted yellow page directories prior to renting trucks.

    For the year ended December 31, 1995, total spending on yellow page advertisements in the U.S. was $9.9 billion. Of this amount, approximately $8.5 billion was spent by local accounts and approximately $1.4 billion was spent by national accounts. "Local" and "national," as those terms are used in the yellow page industry, refer to whether an advertisement is solicited by a yellow page publisher's own sales staff or is placed by an advertising agency and meets certain criteria specified by the publisher. Local accounts are typically merchants who primarily conduct their business within the geographic area served by the publisher's directories.

    The national account market consists of companies which sell products or services in multiple markets and is the market in which TMP competes. Most national accounts use independent advertising agencies to design and implement their yellow page advertising programs to create a consistent brand image and compelling message, to develop an effective media plan and to execute the placement of the advertising at the local level. Agencies which place national yellow page advertising are paid commissions by yellow page publishers. The market has grown each year since 1981. During the period of 1990 through 1995, the market grew at a compound average rate of approximately 4.5%.

    THE RECRUITMENT ADVERTISING MARKET. Recruitment advertising consists primarily of creating and placing recruitment advertisements in the classified advertising sections of newspapers. While the recruitment advertising market has historically been cyclical, during the period of 1990 through 1995, the U.S. market grew at a compound annual growth rate of approximately 11.5%. Classified readership by job seekers has remained constant over the last ten years and 88% of companies use newspapers to attract potential employees. The services provided by recruitment advertising agencies can be complex and range from the design and placement of classified advertisements to the creation of comprehensive image campaigns which "brand" a client as a quality employer. Further, shortages of qualified employees in many industries, particularly in the technology area, have increased the need for recruitment advertising agencies to expand the breadth of their service offerings to effect national and sometimes global recruitment campaigns. For the year ended December 31, 1995, total spending on advertisements in North America in the recruitment classified advertisement section of newspapers was approximately $4.5 billion. Agencies which place recruitment advertising are paid commissions generally equal to 15% of recruitment advertising gross billings.

    INTERNET. The Internet has rapidly grown from a network connecting a limited number of government, research and educational institutions to a global medium accessed by millions of users to communicate and exchange information. Growth in the Internet has been fueled by an increasing usage of personal computers at home and in the workplace, improvements in the performance and speed of personal computers and modems, improvements in network infrastructure, enhanced ease of access to the Internet provided by service providers, consumer-oriented on-line services and long-distance telephone companies, emergence of standards for Internet navigation and information access, declining costs of Internet service due to increased competition among access providers and increased awareness of the Internet among businesses and consumers. Growth in Internet usage by non-technical users in particular has also been fueled by the emergence of the Web which makes use of browser technology and simplifies the retrieval and transmission of information.

    As the Internet has become more accessible, functional and widely used by consumers and businesses, its commercial potential has grown. The Internet is emerging as a medium through which businesses can interactively inform, educate, entertain and conduct business with millions of individuals. Thousands of companies have created corporate Web sites that feature information about their product offerings and advertise employment opportunities. Through the Web, Internet content providers are able to deliver timely, personalized content in a manner not possible through traditional media. Internet content can be continuously updated, and accessed by users at any time.

STRATEGY

    Key elements of the Company's strategy are to:


    CONTINUE TO GROW THE COMPANY'S RECRUITMENT AND YELLOW PAGE BUSINESSES. The Company plans to continue to grow and enhance its recruitment and yellow page advertising businesses through acquisitions and internal growth. From January 1, 1993 to November 15, 1996, the Company completed 36 acquisitions, with estimated annual gross billings of $380 million. The Company intends to actively pursue additional acquisitions and believes that the fragmented nature of the recruitment advertising business, with no one agency representing more than 6% of annual gross billings on a worldwide basis, provides the Company with the opportunity to be a leader in the consolidation of this industry. The Company also intends to selectively pursue acquisitions in the yellow page advertising business. In addition to acquisitions, the Company intends to expand its billings base with existing clients and by attracting new clients by leveraging its size, resources and Internet product offerings. The Company has a dedicated new business sales staff which focuses on adding new clients which to date in 1996, has added 122 new clients with estimated annual gross billings of approximately $45 million.


    EXPAND SERVICES TO THE INTERNET BY CAPITALIZING ON TMP'S RECRUITMENT ADVERTISING AND YELLOW PAGE ADVERTISING BUSINESSES. The Company believes the Internet is a powerful communications medium which can be heavily utilized by its yellow page and recruitment advertising clients in attracting more customers and qualified prospective employees, respectively. TMP intends to capitalize on this opportunity by rapidly expanding, marketing and implementing its Internet service offerings. The Company believes it is at the forefront in acquiring and designing products to meet the needs of its client base. Since 1995, TMP has acquired three recruitment oriented Web site companies including Adion Information Services Inc., the creator of The Monster
Board-Registered Trademark-, Online Career Center, L.P. and MedSearch America, Inc. In addition, during this time, the Company created Dealer Locator, a product for yellow page clients, and modified Dealer Locator technology to create Physician Finder, a database designed to provide information regarding board certified physicians. The Company is designing and developing additional Internet products and intends to opportunistically acquire Internet content providers related to its core businesses. TMP also believes that its more than 1,500 person sales, marketing and customer service staff, and extensive base of existing clients, provide it with a significant competitive advantage in identifying, implementing and selling new Internet products to yellow page and recruitment advertisers.

    DIFFERENTIATE INTERNET PRODUCT OFFERINGS. The Company believes it is important to differentiate its Internet service offerings. TMP intends to do this by leveraging its experience in yellow page and recruitment advertising to design and develop the most effective and frequently accessed products, by branding its products through the use of traditional advertising mediums, by tailoring its services to specific geographic markets, and by continually adding incremental value-added features to its services thereby increasing their utility to the Company's client base. The Company has begun implementing this strategy most notably with The Monster Board-Registered Trademark- which has been tailored to individual countries around the world, focusing on local customs and terminology. Customized versions of The Monster
Board-Registered Trademark- currently exist in the U.S., Canada, the United Kingdom and Australia. The Monster Board-Registered Trademark- is also tailored for specific user groups. For example, The Monster Board-Registered Trademark-'s Roar community targets college students and entry level job seekers.

TMP'S YELLOW PAGE BUSINESS

    TMP entered the yellow page business in 1967 and has grown to become the largest yellow page advertising agency both in the world and in the U.S. based on gross billings. For the year ended

December 31, 1995, the Company had worldwide yellow page gross billings of approximately $425 million. With approximately 30% of the U.S. national yellow page market, TMP is approximately three times larger than its nearest competitor, based on gross billings. The Company's growth in yellow pages has been driven in part by acquisitions. Since January 1, 1993, TMP has completed five acquisitions and intends to continue to pursue acquisitions as a part of its overall growth strategy.

    CREATING AND PLACING YELLOW PAGE ADVERTISEMENTS. There are currently approximately 7,000 yellow page directories in the U.S. Each has a separate closing date for accepting advertisements and one or more of these closings occur on every working day of the year. The steps involved in placing an advertisement are numerous and can take as long as nine months.

    The first step in the process is the formulation of the advertising program's creative elements including illustrations, advertising copy, slogans and other elements which are designed to attract a potential customer's attention. To assess the effectiveness of a proposed campaign, TMP generally undertakes extensive research to determine which alternatives best reach the client's target market. This research typically includes focus group testing and the running of split-run advertisements. Focus group testing involves forming groups of potential customers and gauging their reaction to a variety of potential advertisements. Split-run testing measures the results of specific campaigns by placing more than one version of an advertisement in various editions of the same yellow page directory. By using multiple phone numbers and various monitoring methods, the Company can then determine which advertisements generate the most effective response.

    After designing an advertising program, TMP creates a media plan which cost-effectively reaches the client's customer base. The Company analyzes targeted directories to determine circulation, rate of usage and demographic profile. It then recommends advertisements ranging from a full page to as little as a one line listing. For some of the Company's larger yellow page clients, advertisements are placed in over 2,000 directories.

    To ensure client satisfaction, TMP maintains an extensive quality control program. Account teams have frequent in-person client contact as well as formal annual creative reviews. The Company also solicits feedback through client interviews, written surveys and other methods consisting of focus groups made up of yellow page users and yellow page user pollings. The principal aims of this program are client retention and sales growth. TMP believes that its focus on customer service has enabled it to increase its client retention rate from 90% in 1991 to 96% in 1995, and to increase billings to existing clients by 7% for the year ended December 31, 1995, as compared to the year ended December 31, 1994.

    In addition to traditional advertising, the Company offers selected yellow page clients a variety of value-added services ranging from managing the maintenance and installation of telephone lines for branch locations to the staffing and operation of fulfillment centers which respond to toll-free calls requesting product brochures and other information. While beyond the typical scope of services provided by an advertising agency, these ancillary services are designed to further integrate TMP into client processes for the mutual benefit of both parties.


    TMP earns commissions from yellow page advertising paid by directory publishers, which results in an effective commission rate to the Company of approximately 20% of yellow page gross billings.


    CLIENTS. TMP has over 2,100 yellow page clients, virtually all of whom determine the content of their advertising programs on a centralized basis. Placement of the advertising, however, requires an extensive local selling and quality control effort because many of TMP's clients are franchisors or manufacturers who are dependent upon franchisees or independent dealers for distribution. The participation of franchisees and dealers in the yellow page program is discretionary and must be solicited at the local level. As an example of the scale of this task, TMP visited approximately 80% of the over 1,800 Midas shops owned by over 600 franchisees while executing the 1995 Midas yellow page program.

    To implement this local effort, TMP has a yellow page sales, marketing and customer service staff of approximately 680 people. The Company believes the size and breadth of this staff, its local client relationships and its databases of client branch locations, franchisees, and dealers provide it with a strong competitive advantage in executing the yellow page programs of existing clients. TMP believes these resources are critical in marketing its services to potential new clients and in marketing and executing its new Internet-based service offerings.

    The following are some of TMP's larger yellow page accounts:

Beneficial Management          ITT Industries Inc.            Sears, Roebuck & Co.
  Corporation                  Kohler Co.                     ServiceMaster L.P.
Bridgestone/Firestone Inc.     Mailboxes, Etc.                Sharp Electronics Corp.
Columbia/HCA Healthcare Corp.  MCI Telecommunications         Siemens Rohm--AG
Culligan International           Corporation                    Communications
  Company                      Midas International            Terminix International L.P.
Ford Motor Company               Corporation                  United Van Lines, Inc.
Hallmark Cards, Inc.           Pizza Hut Inc.                 York Heating and Air
H&R Block Tax Services Inc.    PRIMESTAR Partners L.P.          Conditioning
                               Ryder

    No account represents more than 5% of the Company's yellow page commissions and fees.

    INTERNET-BASED SOLUTIONS FOR YELLOW PAGE ADVERTISING CLIENTS. To complement the broad reach and penetration of yellow page advertising, the Company has recently begun to offer its clients an Internet-based solution called Dealer Locator. In creating a Dealer Locator program, the Company typically creates a home page for each franchise or dealer location and links it to the client's corporate Web site. Internet users can then retrieve information on a specific location such as directions to, or a map of, such location, hours of operation and potentially other information such as sale items and other special offers. Dealer Locator is designed to provide an additional source of customer flow to TMP's clients while, through linkage to the corporate Web sites, reinforcing the desired brand imagery. TMP charges clients who utilize the Dealer Locator product an up-front fee for the development of each individual home page as well as an annual maintenance fee thereafter.

    The Company's strategy with respect to Internet yellow page products is twofold. First, develop appropriate Internet products which are attractive to yellow page clients. Second, work with yellow page clients to drive traffic to the client's Web sites.

    The Company believes its pre-existing relationships with yellow page clients is a key competitive advantage in marketing Dealer Locator. The Company maintains databases containing the address, telephone number and contact person for each of its accounts and, in addition, the Company's sales and marketing staff personally visits most of its accounts at least annually. The Company believes that these databases and personal relationships when combined with TMP's knowledge of its client's businesses will position TMP to capitalize on its marketing Internet-based products.

    The Company began marketing Dealer Locator in June 1996. The following illustrates the Dealer Locator program which the Company created for Midas International Corporation:

                                     [LOGO]

    The Company believes that Internet services must be interactive in order to maintain or expand their rate of usage. Dealer Locator was designed to be as interactive as the user desires. For example, a user utilizing Dealer Locator can retrieve pertinent information about the nearest Midas location or, alternatively, the user can learn to diagnose certain car problems, learn about the history of Midas or learn about Midas products. In addition, Midas' Dealer Locator has an e-mail function which enables Midas to respond to customers' questions and comments. The Company is researching other ways to make Dealer Locator even more interactive.

    The Company believes that the Dealer Locator concept is appropriate for many of its yellow page clients. For example, the Company is adapting Dealer Locator technology to create Physician Finder. Physician Finder will list the names and addresses of, and other pertinent information pertaining to, board certified physicians. The Company anticipates that Physician Finder will be on-line by the beginning of 1997.

TMP'S RECRUITMENT ADVERTISING BUSINESS


    TMP entered the recruitment advertising business in 1993 with the acquisition of Bentley, Barnes & Lynn, Inc. and has grown both through acquisitions and internally. Since 1993, the Company has acquired 28 recruitment advertising agencies, and the Company believes it is one of the largest recruitment advertising agencies. For the year ended December 31, 1995, TMP had recruitment advertising gross billings of $166.5 million representing approximately 7% of the U.S. market. In addition to its 45 offices in the United States, the Company has 25 locations outside the United States. The Company also maintains relationships with 24 agencies throughout the world, further enhancing the Company's ability to reach qualified job candidates. As a full service agency, TMP offers its clients comprehensive recruitment advertising services including creation and placement of classified advertising, development of employer image campaigns, creation of collateral materials such as recruiting brochures and implementation of alternative recruitment programs such as job fairs, employee referral programs and campus recruiting. The Company specializes in designing recruitment advertising campaigns for clients in high growth industries and in industries with high employee turnover rates. TMP believes that the scope of its services and scale of its operations differentiate it from its competitors. Further, the Company believes that as employers find it more difficult to attract qualified employees, they will increasingly seek out agencies that can implement national and, in some cases, global recruitment strategies.

    CREATING AND PLACING THE ADVERTISEMENT. The Company's task in formulating and implementing a global recruitment advertising program is to design the creative elements of the campaign and to select the appropriate media and/or other recruitment methods. This is done in the context of the client's staffing parameters which generally include skill requirements, job location and advertising budget. In addition, while executing a given campaign, TMP will often undertake basic research with respect to demographic profiles of selected geographic areas to assist the client in developing an appropriate overall strategy.

    The Company has historically found that the strongest recruitment advertising campaigns "brand" the client's image, demonstrate the client's unique selling points and stress the client's employee benefits and corporate culture. Effectively differentiating one employer from another has become particularly important in the technology and healthcare sectors where there is an acute shortage of qualified job candidates. The success of the campaign may depend on whether an organization is seen as sufficiently distinct from its competitors.

    After completing the design of an advertisement's creative elements, the Company develops an appropriate media plan. Typically, a variety of media is used, including newspapers, trade journals, the Internet, billboards, direct mail, radio and television. If the Company recommends use of newspapers, it may recommend certain newspapers or editions of a particular newspaper which are targeted to a specific demographic segment of the population. TMP may also recommend a variety of advertisement sizes and vary the frequency with which an advertisement appears.

    After an advertisement is placed, the Company conducts extensive customer analysis to assure satisfaction, including monitoring the effectiveness of the chosen media. As an example, for a transportation client, TMP analyzed cost-per-response, cost-per-application and cost-per-hire data for over a dozen media vehicles running in approximately 30 markets in an effort to determine the return on investment of each media vehicle. TMP's recruitment advertising division also maintains a quality assurance program for its larger clients which provides services similar to those provided to the Company's yellow page clients.

    The Company receives commissions generally equal to 15% of recruitment advertising gross billings. The Company also earns fees from value-added services such as design, research and other creative and administrative services which resulted in aggregate commissions and fees equal to approximately 21% of recruitment advertising gross billings.

    CLIENTS. The Company has more than 2,500 recruitment advertising clients. The Company believes that an important component of its growth in recruitment advertising is working with clients in high growth industries and in industries with high employee turnover rates. The following are some of TMP's larger recruitment advertising clients:

             TECHNOLOGY                          FINANCE                                RETAIL
------------------------------------  ------------------------------  -------------------------------------------

Cisco Systems Inc.                    Bank America Corp.              Good Guys Inc.
Compaq Computer Corp.                 Dean Witter Reynolds, Inc.      Kohl's Corp.
Gateway 2000                                                          Federated Department Stores Inc.
International Business Machines                                       Nike Inc.
  Corp.                                                               Office Max Inc.
Motorola Inc.                                                         Target Stores Inc.
Sun Microsystems Inc.

          PHARMACEUTICALS                      RESTAURANTS                          TRANSPORTATION
------------------------------------  ------------------------------  -------------------------------------------

Abbott Laboratories                   Darden Restaurants Inc.         J.B. Hunt Transport Services Inc.
Genentech Inc.                        Pizza Hut Inc.

                            HEALTHCARE                                                CONSULTING
------------------------------------------------------------------  ----------------------------------------------

Cigna Corp.                                                         Price Waterhouse LLP
Kaiser Permanente/Kaiser Foundation Health Plan Inc.                System Software Associates Inc.
NovaCare Inc.

    Through its acquisition strategy, the Company believes it has become one of the largest full service recruitment advertising agencies and is now leveraging its size and service offerings to attract new and larger clients. For example, of the accounts shown above, 12 became clients as a result of the Company's new business efforts. No account represents more than 5% of the Company's recruitment advertising commissions and fees.

    INTERNET-BASED SOLUTIONS FOR RECRUITMENT ADVERTISING CLIENTS. To complement the broad reach and penetration of print recruitment advertising, the Company offers its clients Internet-based solutions to meet their recruitment needs. The Company has several career hubs including, The Monster
Board-Registered Trademark-, Online Career Center-SM-, Be the Boss-SM- and MedSearch-SM-. Each of these Web sites consists of a database of job and resume listings and a variety of other value added features. Collectively, TMP's career hubs contain more than 35,000 job postings. The Company intends to continue to build and expand its portfolio of product offerings through both internal development and acquisitions.


    Based on its experience with its clients, the Company believes that only 20% to 30% of open job positions are advertised using traditional print media. It is the Company's belief that on-line solutions will significantly expand the recruitment advertising market because of their global reach and continuous availability. Furthermore, on-line advertising is extremely cost effective when compared to other traditional recruitment methods. TMP intends to aggressively pursue this market by leveraging its relationships with its existing clients and by using its portfolio of on-line services to attract new accounts. TMP's Internet recruitment services have been actively marketed since May 1995 and are currently generating approximately $700,000 in monthly revenue, approximately 45% of which is from new clients.

    The Company's strategy with respect to Internet recruitment products is twofold. First, develop a portfolio of attractive product offerings and differentiate them through functionality, target market and price points. Second, drive user traffic to its Web sites to maximize the value of the medium to TMP's customers.


    The Monster Board-Registered Trademark- (HTTP://WWW.MONSTER.COM), launched in April 1994, was rated by COMMUNICATIONS WEEK (June 10, 1996 edition) as the premier career oriented Web site in terms of its search and responding capabilities. It was also one of the first 1,000 commercial Web sites out of the more than 300,000 which currently exist. The Monster Board-Registered Trademark-currently lists approximately 15,000 jobs offered by over 3,000 employers, and clients of The Monster Board-Registered Trademark- include Nike, McDonald's, BBN Planet, CompuServe, Deloitte & Touche, and USA TODAY. According to Nielson Media Research Internet Profiles Corporation, The Monster Board-Registered Trademark-received over 7.7 million hits (an entry into the log file on its server) in June 1996, and is averaging approximately 15,000 visits daily with the average length of each visit approaching nine and one-half minutes. Users of The Monster Board-Registered Trademark- can search for employment opportunities three ways. Monster Search-TM- utilizes intuitive scrollbar functionality to access the full Monster Board-Registered Trademark- database according to location, discipline, company and job title. Keyword Search allows a user to enter specific keywords to match skills, job titles or other requirements and Monster NewsSearch employs Verity-TM- technology to search over 40 Usenet Newsgroups on the Internet which deliver over 50,000 additional job opportunities. Job seekers can post their resume into the database free of charge, enabling them to easily transmit their resume to prospective employers electronically. The Monster
Board-Registered Trademark- currently contains over 45,000 resumes and attracts on average over 100 new resumes per day.


    Online Career Center-SM- (HTTP://WWW.OCC.COM) ("OCC") is the Internet's earliest career site, originating in late 1992 when a group of U.S. corporations developed an employment database. Launched in April 1993, OCC is designed to provide corporate recruiters and job-seekers with efficient and easy-to-use search software. OCC enters into subscription based agreements with member companies and functions as a central Internet recruitment and human resources management service. OCC maintains a Member Services Department which assists corporate users during business hours. As with The Monster
Board-Registered Trademark-, job seekers can place their resumes on-line. OCC currently lists more than 20,000 jobs for a broad client base including Allied Signal, Andersen Consulting, Eli Lilly and Co., Levi Strauss & Co., Smith Barney and Viacom. OCC is designed for users who prefer Web sites which are more direct with fewer ancillary features. Its value-added services include career assistance, a self-help career information section for applicants, recruiter's office, which provides resource information for corporate recruiters, on-campus, a link to over 700 colleges and universities nationwide, and membership opportunities for contractors, agencies and search firms. OCC's pricing structure is membership-based rather than volume-based, consistent with its "less frills" market positioning.

    MedSearch-SM- (HTTP://WWW.MEDSEARCH.COM) is a leading Internet Web site for the healthcare industry. Launched in May 1994, MedSearch-SM- attracts healthcare professionals and many of North America's largest health care providers, including Duke University Medical Center, Henry Ford Health System, Johns Hopkins Hospital, Kaiser Permanente, Mayo Clinics & Hospitals and NovaCare. MedSearch-SM- offers detailed employer profiles, resume postings, discussion groups, career and industry information, and direct links to numerous healthcare resources on the Internet. MedSearch-SM- provides access to job listings which can be searched by location, category, title, employer and key word. Beyond the core business functions of jobs, resumes and employer profiles, MedSearch-SM-provides outplacement information and a physician locator.

    Be the Boss-SM- (HTTP://WWW.BETHEBOSS.COM/BTB) focuses on the growing franchising industry. Be the Boss-SM- users can search for current franchise opportunities on-line and apply directly to franchisors using a franchisor-customized questionnaire. Franchisor profiles allow users to learn more about today's top franchise companies such as The Athlete's Foot, Subway and 7-Eleven. In addition, Be the Boss-SM- provides extensive resources to the prospective franchisee including sound clips and articles on franchising, interactive financial worksheets and links to other entrepreneurs' resources on the Web. Be the Boss-SM- also includes a comprehensive directory of franchises worldwide.

    TMP has also developed private label applications of its interactive recruitment products. For example, the Company adapted The Monster Board-Registered Trademark- technology to create a database of jobs for Fidelity Investments which resides, through a hyper-link, on the Fidelity home page. The search features have the look and ease of use associated with The Monster Board-Registered Trademark- while appearing to the user as a seamless part of the Fidelity site. TMP intends to continue to market private label products as a way to increase the scale of its databases.

    To differentiate its on-line products, the Company has focused on segmenting the user market place. For example, The Monster Board-Registered Trademark- is TMP's premium general recruitment product and is therefore populated with a variety of value-added features including:

        ROAR. A segment of The Monster Board-Registered Trademark- targeted to the college and entry-level job seekers. Roar offers young professionals the opportunity to conduct an entry-level career search, access the latest career and lifestyle trends, pose career-related questions, and enter into on-line discussions with their peers.

        HR1. HR1 is an interactive forum which provides Human Resources professionals with the ability to catch up on the latest industry trends, network with colleagues through on-line discussions, learn about pertinent associations and educational offerings, and review current Human Resources opportunities.

        CEO EXCHANGE. CEO Exchange is an executive resource featuring interviews with leading CEO's, on-line discussions, and strategies to approach typical issues or dilemmas. CEO Exchange also offers an executive level career search.

        CAREER CENTER. This employment resource features interviewing and resume tips, career fair listings, important career links and a career counselor to respond to questions submitted by users.

    In addition to market segmentation, the Company intends to differentiate its products by tailoring them to specific geographic areas and by branding them using both traditional advertising media and the Internet. To date, The Monster Board-Registered Trademark- has been tailored to reflect the local customs and terminology of the U.S., Canada, the United Kingdom and Australia. In March 1996, the Company began to execute a media plan aimed at branding The Monster Board-Registered Trademark-.

    To attract the maximum amount of volume to its Web sites, TMP intends to continue to develop additional value-added content while developing strategic alliances with other on-line content providers. The Company's current strategic alliances center on The Monster Board-Registered Trademark- and include:

        THE GARTNER GROUP. The Gartner Group is the leading provider of independent research, analysis and advisory services to the information technology industry. In August 1996, The Monster Board-Registered Trademark-became the official career hub for Gartner Group's Web site @VANTAGE.COM. Individuals who access this site can therefore directly access The Monster Board-Registered Trademark- database through a hyper-link. The interface has the same functionality and ease of use of The Monster
    Board-Registered Trademark-. This arrangement was established on a co-branded basis such that users will see the logos of both The Monster Board-Registered Trademark- and the Gartner Group. This alliance serves to continue to reinforce The Monster Board's brand equity while driving volume to The Monster Board-Registered Trademark-'s jobs database.

        AT&T BUSINESS NETWORK. AT&T Business Network is a comprehensive, Web-based information and productivity resource designed for business managers, professionals and entrepreneurs. In July 1996, TMP established a co-branded career hub alliance with AT&T Business Network structured in a similar fashion to the Gartner Group alliance. AT&T Business Network and Industry.Net have merged to form Netts, Inc. and the Company anticipates that its relationship will expand with this merger.

        ZIFF DAVIS INTERACTIVE'S ZDNET. Ziff Davis is a leading publisher of magazines for the computer industry. In August 1995, TMP entered into an agreement with Ziff Davis Interactive to use The Monster
    Board-Registered Trademark- as the official job site for the Ziff Davis Interactive's ZDNet Web site. Unlike co-branded alliances, however, this was structured as a private label application. Therefore, the site has the functionality of The Monster Board-Registered Trademark-, while appearing to be a seamless component of the host site. The strategic alliance adds approximately 1,500 users to The Monster Board-Registered Trademark-'s circulation each day.

        RESTRAC, INC. Restrac, Inc. is the leading provider of software used to automate the recruitment, selection, and placement of an organization's workforce. Restrac, Inc.'s software is licensed by 450 organizations with over 4,000 users. Imbedded in Restrac, Inc.'s software is an automatic download feature whereby job postings can be fed directly into The Monster Board-Registered Trademark-. Further, resumes posted on The Monster Board-Registered Trademark- can be downloaded directly into Restrac, Inc. This alliance significantly streamlines TMP's interface with its clients who utilize Restrac, Inc.'s software, further enhancing the cost effectiveness of The Monster Board-Registered Trademark-.

    The Monster Board-Registered Trademark- utilizes Sun Microsystem's high-end Sparc workstations (Sparc 1000's, Super Sparcs, Ultra Sparcs) to provide commercial-grade Web service to an expanding Internet user-base. The Monster Board-Registered Trademark- is currently co-located at BBN Planet and connected to a 10 megabit/second feed. An Oracle-TM- database is incorporated to store resumes and jobs. Oracle-TM- also allows The Monster Board-Registered Trademark-to take advantage of agent technology, which allows enhanced user interaction, personalization and passive, independent data searches which the user can customize and view the next time they log on to the site. An Open Market-TM-server is installed to ensure the speed and reliability of The Monster Board-Registered Trademark- and to add the ability to handle encrypted credit card transactions over the Web.

SALES AND MARKETING

    TMP has over 1,500 employees focused on its sales, marketing and customer service efforts worldwide. The Company has divided its sales, marketing and customer service staff into two groups: (i) new business generation (approximately 150 employees) and (ii) existing client relationships maintenance and improvement (approximately 1,400 employees). In 1995, the Company acquired 73 new clients with estimated annual gross billings of approximately $30 million. Within each group, TMP maintains separate sales and marketing staffs for its yellow page advertising business, recruitment advertising business and Internet business. In addition to specializing by product, each group undertakes a cross-selling effort of TMP's other products as appropriate. The Company's Internet sales staff has targeted its yellow page and recruitment advertising clients to capitalize on the interactivity and additional services that its Internet products can cost effectively provide such clients. In addition to pursuing cross-selling opportunities within TMP's existing client base, each product sales force also designs targeted selling campaigns for non-TMP clients. TMP's clients have a marketing manager who works closely with the client to develop and design the appropriate marketing and advertising campaign. The customer service representatives work closely with the marketing manager and the client to implement the marketing and advertising campaign, evaluate the effectiveness of the campaign and monitor client satisfaction levels.

    The Company has more than 17,000 clients, including more than 70 of the Fortune 100 companies and more than 240 of the Fortune 500 companies. No one client accounts for more than 5% of the Company's annual commissions and fees. The Company has 45 sales, marketing and customer service offices located in the United States and 25 offices in the rest of the world. The Company also maintains relationships with 24 international recruitment advertising agencies throughout the world, further enhancing the Company's ability to reach qualified job candidates.

COMPETITION

    The markets for the Company's services and products are highly competitive and are characterized by pressure to reduce prices, incorporate new capabilities and technologies and accelerate job completion schedules.

    The Company faces competition from a number of sources. These sources include national and regional advertising agencies, media companies, as well as specialized and integrated marketing communication firms. Many advertising agencies and media companies have started to either internally develop or acquire new media capabilities. New boutiques that provide integrated or specialized services (such as advertising services or Web site design) and are technologically proficient, especially in the new media arena, are also competing with the Company. Many of the Company's competitors or potential competitors have long operating histories, and some have greater financial, management, technological, development, sales, marketing and other resources than the Company. In addition, the Company's ability to maintain its existing clients and generate new clients depends to a significant degree on the quality of its services, pricing and its reputation among its clients and potential clients.

    TMP believes that its five largest competitors in the recruitment advertising segment are Bernard Hodes Advertising, Inc., a subsidiary of Omnicom, Nationwide Advertising Service, Inc., controlled by the Gund Brothers, Austin Knight, JWT Specialized Communications, a subsidiary of the WPP Group USA, Inc., and Universal Communications, a subsidiary of The Interpublic Group of Companies, Inc. The Company also competes with hundreds of Internet content providers.

    The principal factors on which the Company competes are service, creative quality, price, technological and new media sophistication and intangible factors such as the interpersonal skills of the individuals managing the client account and an adaptive corporate culture. The Company believes that it competes favorably with respect to each of these factors. See "Risk
Factors--Competition."

PROPERTIES

    Substantially all offices of the Company are located in leased premises.

    The Company's principal office is located at 1633 Broadway, New York, New York, where it occupies approximately 44,000 square feet of space under a lease expiring in June 2004. Monthly payments under the lease currently are $105,712 and escalate during the term of the lease.

    The Company also has leases covering local offices throughout the United States and in some foreign countries.

    All leased space is considered to be adequate for the operation of TMP's business, and no difficulties are foreseen in meeting any future space requirements.

INTELLECTUAL PROPERTY

    The Company's success and ability to compete is dependent in part on the protection of its original content for the Internet and on the goodwill associated with its trademarks, trade names, service marks and other proprietary rights. The Company relies on copyright laws to protect the original content that it develops for the Internet. In addition, the Company relies on federal trademark laws to provide additional protection for the appearance of its Internet sites. A substantial amount of uncertainty exists concerning the application of copyright laws to the Internet, and there can be no assurance that existing laws will provide adequate protection for the Company's original content. In addition, because copyright laws do not prohibit independent development of similar content, there can be no assurance that copyright laws will provide any competitive advantage to the Company.

    The Company has registered "The Monster Board-Registered Trademark-." The Company also asserts common law protection on certain names and marks that it has used in connection with its business activities.

    The Company relies on trade secret and copyright laws to protect the proprietary technologies that it has developed to manage and improve its Internet sites and advertising services, but there can be no assurance that such laws will provide sufficient protection to the Company, that others will not develop technologies that are similar or superior to the Company's, or that third parties will not copy or otherwise obtain and use the Company's technologies without authorization. The Company has filed patent applications with respect to certain of its software systems, methods and related technologies, but there can be no assurance that such applications will be granted or that any future patents will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide a competitive advantage for the Company. In addition, the Company relies on certain technology licensed from third parties, and may be required to license additional technology in the future, for use in managing its Internet sites and providing related services to users and advertising customers. The Company's ability to generate fees from Internet commerce may also depend on data encryption and authentication technologies that the Company may be required to license from third parties. There can be no assurance that these third party technology licenses will be available or will continue to be available to the Company on acceptable commercial terms or at all. The inability to enter into and maintain any of these technology licenses could have a material adverse effect on the Company's business, financial condition and operating results.

    Policing unauthorized use of the Company's proprietary technology and other intellectual property rights could entail significant expense and could be difficult or impossible, particularly given the global nature of the Internet and the fact that the laws of other countries may afford the Company little or no effective protection of its intellectual property. In addition, there can be no assurance that third parties will not bring claims of copyright or trademark infringement against the Company or claim that the Company's use of certain technologies violates a patent. The Company anticipates an increase in patent infringement claims involving Internet-related technologies as the number of products and competitors in this market grows and as related patents are issued. Further, there can be no assurance that third parties will not claim that the Company has misappropriated their creative ideas or formats or otherwise infringed upon their proprietary rights in connection with its Internet content. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require the Company to enter into costly royalty or licensing arrangements or prevent the Company from using important technologies or methods, any of which could have a material adverse effect on the Company's business, financial condition or operating results.

GOVERNMENT REGULATION

    As an advertising agency which creates and places print and Internet advertisements, the Company is subject to Sections 5 and 12 of the Federal Trade Commission Act (the "FTC Act") which regulate advertising in all media, including the Internet, and require advertisers and advertising agencies to have substantiation for advertising claims before disseminating advertisements. The FTC Act prohibits the dissemination of false, deceptive, misleading, and unfair advertising, and grants the Federal Trade Commission ("FTC") enforcement powers to impose and seek civil penalties, consumer redress, injunctive relief and other remedies upon advertisers and advertising agencies which disseminate prohibited advertisements. Advertising agencies such as TMP are subject to liability under the FTC Act if the agency actively participated in creating the advertisement, and knew or had reason to know that the advertising was false or deceptive.

    In the event that any advertising created by TMP was found to be false, deceptive or misleading, the FTC Act could potentially subject the Company to liability. The fact that the FTC has recently brought several actions charging deceptive advertising via the Internet, and is actively seeking new cases involving advertising via the Internet, indicates that the FTC Act could pose a somewhat higher risk of liability to the advertising distributed via the Internet. The FTC has never brought any actions against the Company.

    As a provider of Internet content, the Company is subject to the provisions of the recently enacted Communications Decency Act (the "CDA"), which, among other things, imposes criminal penalties on anyone that distributes certain prohibited material over the Internet. Although the manner in which the CDA will be interpreted and enforced and its effect on the Company's operations cannot yet be fully determined, the CDA could subject the Company to substantial liability. The CDA could also dampen the growth of the Internet generally and decrease the acceptance of the Internet as an advertising medium, and could, therefore, have a material adverse effect on the Company's business, financial condition or operating results. It is also possible that new laws and regulations will be adopted covering issues such as privacy, copyright infringement, subject matter and the pricing, characteristics and quality of Internet products and services. Application to the Internet of existing laws and regulations governing issues such as property ownership, libel and personal privacy is also subject to substantial uncertainty.

    There can be no assurance that the CDA or other current or new government laws and regulations, or the application of existing laws and regulations will not subject the Company to significant liabilities, significantly dampen growth in Internet usage, prevent the Company from offering certain Internet content or services or otherwise cause a material adverse effect on the Company's business, financial condition or operating results.

LEGAL PROCEEDINGS

    The Company is involved in various legal proceedings that are incidental to the conduct of its business. The Company is not involved in any pending or threatened legal proceedings which the Company believes could reasonably be expected to have a material adverse effect on the Company's financial condition or results of operations.


LITIGATION



    In November 1996, an action was commenced in the Supreme Court of the State of New York against Old TMP, WCI and Andrew J. McKelvey by a former employee. The complaint alleges, among other things, that the defendants breached purported contractual obligations pursuant to which the former employee was entitled to a 40% ownership interest in the Company's recruitment advertising business, and breached fiduciary obligations to the former employee arising out of the deprivation of his supposed 40% interest. The former employee seeks damages in an unspecified amount and punitive damages in the amount of $10 million for each claim. The Company and Mr. McKelvey intend to vigorously contest the complaint. There can be no assurance as to the outcome of the litigation and, in the event of a decision adverse to the Company, the Company's business, financial condition and operating results, and the Company's stockholders, could be materially adversely affected. Mr. McKelvey has agreed to indemnify the Company against any adverse judgment. There can be no assurance, however, that Mr. McKelvey will have sufficient financial resources to satisfy any indemnification claims.


EMPLOYEES

    At October 31, 1996, the Company employed 2,205 people, of whom 1,448 were client services personnel, 159 were sales and marketing personnel and 300 were creative and graphics personnel. The remainder of the Company's personnel are financial and administrative personnel. The Company's employees are not represented by a labor union or a collective bargaining agreement. The Company regards its employee relations as excellent.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth the names, ages and positions of the executive officers and directors of the Company. Their respective backgrounds are described following the table.


     NAME                                              AGE                              POSITION
-------------------------------------------------  -----------  ---------------------------------------------------------
Andrew J. McKelvey...............................          62   Chairman of the Board, President and Director
Thomas G. Collison...............................          57   Vice Chairman and Secretary
David A. Hosokawa................................          53   Vice Chairman
Paul M. Camara...................................          49   Executive Vice President--Creative/Sales/Marketing
Jeffrey C. Taylor................................          36   Executive Vice President--Interactive
James J. Treacy..................................          38   Executive Vice President--Finance and Strategy
Roxane Previty...................................          37   Chief Financial Officer
Bernice M. Hazell................................          42   Senior Vice President--Client Service
V. Miller Newton.................................          37   Senior Vice President--Sales and Marketing
Myron F. Olesnyckyj..............................          35   Vice President--General Counsel
George R. Eisele.................................          60   Executive Vice President of TMP Worldwide Direct and
                                                                Director
John R. Gaulding (1)(2)..........................          51   Director
Graeme K. Howard, Jr. (1)........................          64   Director
Jean-Louis Pallu.................................          56   Director
John Swann (1)(2)................................          60   Director


------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

    ANDREW J. MCKELVEY founded the Company in 1967, and has served as Chairman of the Board and President since that time. Mr. McKelvey has a B.A. from Westminster College. Mr. McKelvey was a member of the Board of Directors of the Yellow Pages Publishers Association and the Association of Directory Marketing from 1994 through September 1996.

    THOMAS G. COLLISON joined the Company in February 1977 as Controller. Subsequently, he was named Vice President--Finance; Senior Vice President; Executive Vice President and Chief Financial Officer and, in March 1996, Vice Chairman. Mr. Collison received a B.S. from Fordham University.

    DAVID A. HOSOKAWA joined the Company in November 1991 as Chief Executive Officer and, prior thereto, was a consultant to the Company for four years. He was named to his current position in April 1996. Mr. Hosokawa has a B.A. from St. Olaf College.

    PAUL M. CAMARA joined the Company in February 1970. Mr. Camara was elected as a Vice President of the Company in 1978 and as a Senior Vice President in 1987. He was named to his current position in April 1996. Mr. Camara received a B.A. from University of Massachusetts--Dartmouth.

    JEFFREY C. TAYLOR joined the Company in November 1995. Mr. Taylor was founder and president of Adion, Inc., a recruitment advertising firm, from May 1989 until its purchase by the Company in November 1995. Mr. Taylor founded The Monster Board-Registered Trademark- in April 1994. He attended the University of Massachusetts.

    JAMES J. TREACY joined the Company in June 1994 as chief executive officer of the recruitment division. In April 1996, Mr. Treacy was named to his current position. Prior to joining the Company, Mr. Treacy was Senior Vice President--Western Hemisphere Treasurer for the WPP Group USA, Inc. Prior thereto,

Mr. Treacy was a corporate officer of The Ogilvy Group Inc. Mr. Treacy received a B.B.A. from Siena College and an M.B.A. from St. John's University.

    ROXANE PREVITY joined the Company in November 1994. Ms. Previty was employed by WPP Group USA, Inc. in various capacities from June 1987 until October 1994. Ms. Previty holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

    BERNICE M. HAZELL joined the Company in 1975. Ms. Hazell has been named to various managerial positions with increasing responsibility. She was named to her present position in October 1991.

    V. MILLER NEWTON joined the Company in June 1986 as Director of New Business Development. From 1991 through March 1996, he was appointed to various executive positions with increasing responsibility including Group Vice President from January 1993 through March 1996. In April 1996, he assumed his current position. Mr. Newton attended the University of South Florida.

    MYRON F. OLESNYCKYJ joined the Company in June 1994. From September 1986 through May 1994, Mr. Olesnyckyj was associated with Fulbright & Jaworski L.L.P. and predecessor firms. Mr. Olesnyckyj holds a B.S.F.S. from Georgetown University's School of Foreign Service and a J.D. from the University of Pennsylvania Law School.

    GEORGE R. EISELE joined the Company in 1976, and has been Executive Vice President of TMP Worldwide Direct, the Company's direct marketing division, since 1989, and a director of the Company since September 1987.


    JOHN R. GAULDING became a director in January 1996. Mr. Gaulding is a private investor and business consultant in the fields of strategy and organization. He was Chairman and Chief Executive Officer of National Insurance Group, a publicly traded financial information services company, from April through July 11, 1996, the date of such company's sale and Corporate Vice President of ADP, Inc. For six years prior thereto, he was President and Chief Executive Officer of ADP Claims Solutions Group. From 1985 to 1990, Mr. Gaulding was President and Chief Executive Officer of Pacific Bell Directory, the yellow page publishing unit of Pacific Telesis Group. Mr. Gaulding served as Co-Chairman of the Yellow Pages Publishers Association from 1987 to 1990. He holds a B.S. from the University of California at Los Angeles and an M.B.A. from the University of Southern California.


    GRAEME K. HOWARD, JR. became a director in September 1996. Mr. Howard is an investment banker, lawyer and publisher. Mr. Howard is a partner of Howard, Lawson & Co., an investment banking firm which he founded in 1972. He has been the editor or publisher of GOING PUBLIC; THE IPO REPORTER; PRIVATE PLACEMENTS; GROWTH CAPITAL; BUSINESS BORROWER; EUROPEAN TAXATION; AND THE TAXATION OF PATENT ROYALTIES, DIVIDEND, INTEREST IN EUROPE. Mr. Howard is a member of the Connecticut and Pennsylvania bars and practiced international business law in Amsterdam and Philadelphia from 1960-1967. From 1967-1972 he was a partner in the corporate finance department of a regional investment banking firm. Mr. Howard was a member of the Board and the audit committee of Advanta Corp., a NASDAQ listed credit card, leasing and consumer lender from 1986-1995. From 1994-1996, Mr. Howard was vice chairman of the Board of Datatec Industries Inc, a network integrator. Since April 1996, Mr. Howard has been a financial advisor to Datatec. Mr. Howard received a B.A. from Amherst College and a LLB from Yale Law School.


    JEAN-LOUIS PALLU became a director in September 1996. From 1992 until June 1996, Mr. Pallu was President of ODA, the yellow pages subsidiary of Havas, a French advertising firm. Prior thereto, since 1974, he was employed by that firm in various executive capacities. Mr. Pallu was graduated from Diplome de l' Ecole des Hautes Etudes Commerciales with a concentration in business. He is a Chevalier of the National Order of Merit.


    JOHN SWANN became a director in September 1996. In 1995, Mr. Swann founded Cactus Digital Imaging Systems, Ltd., Canada's largest supplier of electronically produced large format color prints.

    All directors hold office until the next meeting of the stockholders of the Company and until their successors are elected and qualified. Officers are appointed to serve, at the discretion of the Board of Directors, until their successors are appointed.

    The Board of Directors has a Compensation Committee charged with recommending to the Board the compensation for the Company's executives and administering the Company's stock option and benefit plans. The Compensation Committee is currently composed of Messrs. Gaulding and Swann.

    The Board of Directors has an Audit Committee charged with recommending to the Board the appointment of independent auditors of the Company, as well as discussing and reviewing, with the independent auditors, the scope of the annual audit and results thereof. The Audit Committee is currently composed of Messrs. Gaulding, Swann, and Howard.

    The Board of Directors has a Strategy Committee charged with recommending to the Board strategic plans. The Strategy Committee is currently composed of Messrs. Gaulding, Pallu and Swann.

DIRECTOR COMPENSATION

    Prior to this offering, Mr. Gaulding, a non-employee director, received a director's fee of $20,000 per quarter plus reimbursement of expenses incurred in connection with his duties as a director. Prior to this offering, Messrs. Swann, Pallu and Howard, each of whom is a non-employee director, was provided with reimbursement of expenses incurred in connection with their respective duties as a director. Upon completion of this offering, non-employee directors will receive $15,000 per year for services rendered as directors, plus a per meeting fee of $5,000 for each meeting of the board of directors or a committee of the board of directors attended in person after the fifth such meeting attended in person, plus reimbursement of expenses incurred in connection with their duties as directors. Each current and future non-employee director is also eligible to receive stock options under the Company's Stock Option Plan for Non-Employee Directors. See "Management--Stock Options."

EXECUTIVE COMPENSATION

    The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the Company's chief executive officer and each of the next four most highly compensated executive officers for services rendered to the Company during the fiscal year ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE


                                                                     ANNUAL COMPENSATION
                                                              ---------------------------------
                                                                                       OTHER
                                                                                      ANNUAL
    NAME AND PRINCIPAL POSITION                                SALARY      BONUS    COMPENSATION
------------------------------------------------------------  ---------  ---------  -----------
Andrew J. McKelvey (1),.....................................   $558,731  $ 710,000   $ 2,730(3)
  Chairman of the Board and President
David A. Hosokawa,..........................................    299,066    129,000     2,730(3)
  Vice Chairman
James J. Treacy (2),........................................    180,000    197,500     2,730(3)
  Executive Vice President--Finance and Strategy
Thomas G. Collison,.........................................    205,418     62,000     2,730(3)
  Vice Chairman and Secretary
Paul M. Camara,.............................................    223,566     37,000     2,730(3)
  Executive Vice President--Creative/Sales/Marketing


------------------------


(1) Mr. McKelvey has entered into an employment agreement with the Company effective as of November 15, 1996. See "--Employment Agreements."



(2) Mr. Treacy has entered into an employment agreement with the Company effective as of November 18, 1996. See "-- Employment Agreements."



(3) Represents matching contributions made to the Company's 401k Plan.

STOCK OPTIONS

    In January 1996, the Company's Board of Directors adopted the 1996 Employee Stock Option Plan (the "Stock Option Plan"), which provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options, to purchase an aggregate of up to 900,000 shares of the Common Stock of the Company. The Stock Option Plan permits the grant of options to officers, employees and consultants of the Company and its affiliates.

    The Stock Option Plan is administered by the Compensation Committee. Each option is evidenced by a written agreement in a form approved by the Compensation Committee. No options granted under the Stock Option Plan are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

    Under the Stock Option Plan, the exercise price per share of an incentive stock option must be at least equal to 100% of the fair market value of a share of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of the Company's capital stock on the date of grant). The per share exercise price of a non-qualified stock option must be not less than the par value of a share of the Common Stock on the date of grant. The term of an incentive or non-qualified stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Compensation Committee has the discretion to determine the period required for full exercisability of stock options; however, in no event can the Compensation Committee shorten such period to less than six months. Upon exercise of any option granted under the Stock Option Plan, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock. The Stock Option Plan provides that the maximum option grant which may be made to an executive officer in any calendar year is 45,000 shares.


    On January 3, 1996, options to purchase an aggregate of 296,640 shares of Common Stock were granted to 97 officers, employees and consultants of the Company at a per share purchase price equal to $6.65, the fair market value of the Common Stock on the date of grant as determined by the Board. Of the 296,640 options, 7,056 options which were not vested were subsequently canceled upon the recipients' leaving the Company's employ. Mr. Hosokawa was granted incentive stock options to purchase 11,250 shares of Common Stock at a per share exercise price of $6.65 per share.



    The Company has adopted a Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), pursuant to which options to acquire a maximum aggregate of 180,000 shares of Common Stock may be granted to non-employee directors. Options granted under the Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. Pursuant to the Directors' Plan, each of Messrs. Gaulding, Howard, Pallu and Swann, its non-employee directors, was granted an option to purchase 11,250 shares of Common Stock at a purchase price per share equal to the fair market value of the Common Stock on the date of such Director's election ($6.65 in the case of Mr. Gaulding and the per share initial public offering price in the cases of Messrs. Swann, Pallu and Howard). The options have a ten-year term and become exercisable as determined by the Committee. The options may be exercised by payment in cash, check or shares of Common Stock.



EMPLOYMENT AGREEMENTS



    The Company has entered into an employment agreement with Andrew J. McKelvey, effective as of November 15, 1996, for a term ending on November 14, 2001. The agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 90 days prior to its expiration. The agreement also provides that Mr. McKelvey will serve as Chairman of the Board and President of the Company and will be nominated for election as a director during all periods of his employment. Under the agreement, Mr. McKelvey is entitled to a base salary of $1,500,000 per year and mandatory bonuses of $375,000 per quarter. Under the agreement, Mr. McKelvey may terminate his employment upon 90 days' prior written notice for any reason. The agreement also provides that in the event Mr. McKelvey's employment is terminated by the Company prior to its expiration for reasons other than for "cause," the Company shall pay Mr. McKelvey his base salary and mandatory bonuses for the remaining term of the agreement at the times they would have been payable had he remained employed. The agreement further provides that in the event of Mr. McKelvey's voluntary resignation, termination of his employment by the Company for cause or nonrenewal of the agreement, Mr. McKelvey shall not be entitled to any severance, and in the event of his disability or death he or his estate be paid his base salary and mandatory bonuses for a period of 180 days at the times they would have been payable had he remained employed. The agreement also contains confidentiality provisions, whereby Mr. McKelvey agrees not to disclose any confidential information regarding the Company and its affiliates.



    The Company has entered into an employment agreement with James J. Treacy, effective as of November 18, 1996, for an indefinite term on an at-will basis. The agreement provides that either party may terminate the agreement for any reason. Pursuant to the agreement, Mr. Treacy will serve as Executive Vice President - Finance and Strategy of the Company for a base salary of $200,000 and an annual minimum bonus of at least $35,000. The agreement provides that in the event Mr. Treacy is terminated for "cause" or voluntarily resigns, he shall not be entitled to any severance, and in the event Mr. Treacy is terminated by reason of his death, disability or for other reasons, he or his estate shall be entitled to his base salary and minimum annual bonus for a period of one year after the effective date of his termination payable at the times they would have been payable had he remained employed, less income earned by him from the performance of any personal services during such period. The agreement contains confidentiality provisions, whereby Mr. Treacy agrees not to disclose any confidential information regarding the Company and its affiliates, as well as nonsolicitation provisions which prohibit Mr. Treacy from soliciting any active or prospective accounts of the Company or its affiliates for a period of one year following termination.



    The Company's subsidiary, TMP Interactive Inc., entered into an amended and restated employment agreement with Jeffrey C. Taylor, effective as of September 11, 1996, for a term ending November 9, 1998. That agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 60 days prior to its expiration. The agreement provides that Mr. Taylor will serve as Chief Executive Officer of TMP Interactive Inc. and provides Mr. Taylor with a base salary of $125,000 per year and annual bonuses of at least $50,000 per year based on formulae mutually agreed to by the parties. Under the agreement, Mr. Taylor may terminate his employment upon written notice for certain material alterations in his responsibilities, duties, and authorities or upon 60 days' prior written notice for any reason. The agreement provides that in the event Mr. Taylor's employment is terminated by TMP Interactive Inc. prior to its expiration for reasons other than cause or is terminated by Mr. Taylor for certain material alterations in his responsibilities, duties and authorities, TMP Interactive Inc. shall pay Mr. Taylor his base salary and a minimum $50,000 annual bonus for the remaining term of the agreement at the times they would have been payable had he remained employed, less the consideration paid or earned by Mr. Taylor from other employment during such period. The agreement also provides that in the event of Mr. Taylor's voluntary resignation, termination of his employment by TMP Interactive Inc. for "cause" or nonrenewal of the agreement, Mr. Taylor shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary and certain other benefits for a period of 90 days at the times they would have been payable had he remained employed. The agreement contains confidentiality provisions, whereby Mr. Taylor agrees not to disclose any confidential information regarding TMP Interactive Inc. and its affiliates, as well as noncompetition provisions. The noncompetition covenants generally survive the termination or expiration of Mr. Taylor's employment for two years, provided that in certain circumstances TMP Interactive Inc. must pay Mr. Taylor one-half of his base salary and one-half of his $50,000 minimum annual bonus for the duration of the noncompetition obligation. Mr. Taylor's agreement also prohibits him from soliciting or servicing customers or prospective customers of

TMP Interactive Inc. and its affiliates for a period of two years following the termination or expiration of his employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    On September 16, 1996, the Company's Board of Directors established a Compensation Committee, which currently consists of Messrs. Gaulding and Swann to recommend compensation for the Company's executives and to administer the Company's stock option and other benefit plans. Prior to September 16, 1996, all matters concerning executive officer compensation were addressed by the entire Board of Directors. During 1995, Messrs. McKelvey and Eisele were directors and executive officers of the Company. See "Certain Transactions."

                              CERTAIN TRANSACTIONS


    The Company has made advances to Messrs. McKelvey, Hosokawa and Collison in the respective amounts of $3,209,305, $123,689 and $119,840 for 1993;
$3,720,431, $0 and $58,927 for 1994; $0, $4,031 and $0 for 1995; and $2,606,243,
$4,958 and $0 for 1996. Mr. McKelvey repaid $1,658,322 in 1995, Mr. Hosokawa repaid $22,689 in 1994 and $2,218 in 1995 and Mr. Collison repaid $16,837 in 1993, $20,700 in 1994, $4,550 in 1995 and $2,275 in 1996. At September 30, 1996,
Messrs. McKelvey, Hosokawa and Collison were indebted to the Company in the amounts of $9,490,002, $113,317 and $133,087, respectively. These advances do not bear interest. The foregoing advances were unsecured and are repayable on demand. The advances consisted primarily of tuition loans and personal loans. These loans were deemed to be in the best interests of the Company for purposes of facilitating the cash needs of key executive officers of the Company. The advances were approved or ratified by the entire Board, including disinterested directors, in accordance with applicable law and in accordance with general Company policies. The foregoing advances were provided by either McKelvey Enterprises, Inc. or Old TMP. Since 1993 until the effectiveness of the Mergers, the Board of McKelvey Enterprises, Inc. consisted of Messrs. McKelvey, Eisele and a non-employee director; since 1993 until January 1996, the Board consisted of Messrs. Eisele, Hosokawa and McKelvey; in January 1996, Mr. Gaulding joined the Board and in September 1996 the Board took its present form. The advances were made on an unsecured basis in light of the creditworthiness of the individuals receiving such advances. Upon consummation of this offering, Mr. McKelvey's indebtedness will be converted to a promissory note, as described below. The Company has adopted a policy that will be effective upon the consummation of this offering prohibiting loans (other than travel advances in the ordinary course of business and tuition loans in accordance with Company policy) to its executive officers, directors and principal stockholders unless such loans are approved by the Compensation Committee, which must determine that such loans are in the best interests of the Company. Any loans made will bear interest at a rate and be on such terms as determined by the Compensation Committee to be fair to the Company. The Compensation Committee currently consists of Messrs. Gaulding and Swann, each of whom is a non-employee director. In the event a member of the Compensation Committee has a direct personal interest in a matter, that member's vote shall not be counted in determining whether such matter is approved by the Compensation Committee. All other transactions with affiliates other than loans will be subject to approval by the Board which must determine that such transactions are in the best interests of the Company.



    On January 3, 1995, in connection with the acquisition of a yacht, the Company and a subsidiary of the Company, Aeronautic Media, Inc. ("AMI") entered into an agreement with Mr. McKelvey pursuant to which Mr. McKelvey agreed to be solely responsible for the $1,690,000 loan used to finance the yacht. Mr. McKelvey has agreed to purchase the yacht upon consummation of this offering at the then net book value of such yacht, thereby increasing his indebtedness to the Company in the amount of approximately $2,920,000, the net book value of the yacht on October 31, 1996. Upon consummation of this offering, Mr. McKelvey will convert all of his indebtedness to the Company, including but not limited to the indebtedness incurred in connection with Mr. McKelvey's acquisition of the yacht, to a promissory note. Such promissory note will initially bear interest at the prime rate established by The Bank of New York at the date of the note and shall be adjusted December 31, 1997 and each December 31st thereafter to the Bank of New York prime rate in effect on such dates. The Note will provide for annual payments of all accrued but unpaid interest commencing December 31, 1997. The principal amount shall be payable in equal annual installments of one-sixtieth of the initial principal amount commencing December 31, 1997, with all unpaid principal due ten years from the date of the note.

    On January 1, 1996, the Company purchased Mr. McKelvey's 100% interest in Volando, Inc., the sole stockholder of Online Career Center Management, Inc., for $1,000, the same consideration paid by Mr. McKelvey in connection with the initial issuance of those shares to him on December 20, 1994.

    On January 1, 1996, Mr. McKelvey contributed to the Company his 100% interest in EPI Aviation, Inc., which leases an aircraft. The aircraft is leased by EPI Aviation, Inc. from an unaffiliated third party pursuant to a lease agreement dated October 27, 1995. The lease provides for a term of 24 months and a basic rent of $85,000 per month plus additional rent of $379.36 per flight hour. In consideration of a payment of $350,000, EPI Aviation, Inc. also acquired an option to purchase the aircraft no earlier than January 1, 1997 for a purchase price of $6,060,000. EPI Aviation, Inc. has no cost basis in the aircraft.


    On July 16, 1996, Mr. McKelvey contributed to the Company his 100% interest in General Directory Advertising Services, Inc., a yellow page advertising agency. On August 15, 1996, the Company purchased Mr. McKelvey's 80.42% interest in National Media Holding Company, Inc., the sole stockholder of a yellow page advertising agency, for $280,000. On September 1, 1996, the Company purchased Mr. McKelvey's 48.92% interest in Telephone Directory Advertising, Inc., a yellow page advertising agency, for $837,000. The Company had originally sold such stock to Mr. McKelvey on December 31, 1992 for $837,306.


    On September 4, 1996, Mr. McKelvey sold his interest in S.M.E.T. Servizio Marketing Elenchi Telefonici s.r.l. to the Company for $140,620. The Company had originally sold such interest to Mr. McKelvey on June 5, 1990 for $140,620.

    Messrs. McKelvey, Collison, Camara, Newton, Eisele and Ms. Hazell have 17.8%, 5.8%, 5.4%, 0.6% and 0.2% interests, respectively, in the McKelvey Enterprises, Inc. Profit Sharing Plan. Proceeds of this offering will be used to redeem all of the shares of the Company's preferred stock owned by such plan.

    Messrs. McKelvey, Eisele, Camara and Collison have approximately 69.4%, 10%, 5% and 5% interests, respectively, in International Drive, L.P., the lessor of the Company's 48,000 square foot office in Mt. Olive, New Jersey. This lease runs through December 1998 and the Company's rent for this space is $44,000 per month. Mr. McKelvey has an 80% interest in 12800 Riverside Drive Corporation, the lessor of the Company's 15,802 square foot office in North Hollywood, California. This lease runs through May 2013 and the Company's rent for this space is $16,000 per month. Mr. McKelvey has a 49% interest in TMP Development Company Inc., the lessor of the Company's 5,000 square foot office in Holliston, Massachusetts. This lease is month to month and the Company's rent for this space is currently $6,875 per month. Mr. McKelvey has a 49% interest in TPH & AJM, a partnership, the lessor of the office occupied by Telephone Directory Advertising, Inc., an entity in which the Company has 48.92% interest. This lease runs through May 1999 and Telephone Directory Advertising, Inc.'s rent for this space is currently $9,955 per month.

    Messrs. Collison and Camara each have a 1% interest in Programmes Marketing Annuaires, a yellow page advertising agency in France in which the Company has a 32% interest.

    On March 17, 1996, Mr. Eisele exchanged his 10% interest in M.S.I. - Market Support International, Inc., a subsidiary of the Company providing order fulfillment services, for 70,056 shares of common stock of the Company.

    On January 1, 1996, 3055078 Canada Inc. redeemed Mr. John Swann's ownership interest for $510 (in Canadian Dollars), the same amount paid by Mr. Swann for such shares in connection with their initial issuance on September 7, 1994. On January 1, 1996, Cala H.R.C. Ltd., the Company's Canadian recruitment advertising subsidiary, entered into a management agreement with Cala Services Inc., a recruitment advertising company owned by Mr. Swann, pursuant to which Cala H.R.C. Ltd. provides management services in exchange for a percentage of the billings of Cala Services Inc. which is agreed to from time to time. The agreement has no stated term but is terminable by either party on 30 days' notice. To date, Cala Services Inc. has had no billings and Cala H.R.C. Ltd. has not provided nor been compensated for any management services.


    On November 10, 1995, two of the Company's subsidiaries acquired substantially all of the assets of Adion, Inc. and Adion Information Services, Inc. for purchase prices of $2,744,428 and $200,000, respectively, as well as the assumption of substantially all of the liabilities of such companies, exclusive of liabilities under or related to employee benefit plans, taxes, and under laws, rules and regulations regarding health benefits. Mr. Taylor owned approximately 28% of each of those two companies. In connection with these acquisitions, the Company and two of its subsidiaries, HGI Acquisition Corp., the entity which acquired the assets of Adion, Inc., and TMP Interactive Inc., the entity which acquired the assets of Adion Information Services, Inc., also entered into arrangements with Mr. Taylor personally which arrangements, as amended, provided for payments of an aggregate of $453,333.37, $230,000 of which was paid at the time of the acquisitions and a lump sum payment of $150,000 which was paid in March 1996. The balance of these payments was paid in 11 monthly installments of $6,666.67 commencing on December 10, 1995.

    Immediately prior to the effectiveness of this offering, Old TMP will merge into McKelvey Enterprises, Inc. Thereafter Worldwide Classified Inc. will merge into McKelvey Enterprises, Inc. McKelvey Enterprises, Inc. will then merge into Telephone Marketing Programs Incorporated and Telephone Marketing Programs Incorporated will acquire the remaining interest in TMP Interactive Inc., a subsidiary of the Company which operates The Monster Board, not currently owned by it. As a result of the foregoing, Messrs. McKelvey, Hosokawa, Camara, Treacy, Eisele and Taylor will acquire 14,787,540, 467,640, 138,564, 355,860, 151,036 and 142,740 shares of the Company, respectively.


    Other than the advances, the Company believes that all transactions with the aforementioned directors and executive officers were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties and were approved or ratified by the entire Board, including disinterested directors.

                       PRINCIPAL AND SELLING STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the effective date of the Mergers by (i) those persons known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the persons named in the Summary Compensation Table,
(iv) all directors and executive officers of the Company as a group and (v) each Selling Stockholder. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names, subject to community property laws where applicable.

                                                       SHARES OF COMMON STOCK                   SHARES OF COMMON STOCK
                                                      BENEFICIALLY OWNED BEFORE                BENEFICIALLY OWNED AFTER
                                                           THE OFFERING(1)        NUMBER OF         THE OFFERING(1)
                                                      -------------------------  SHARES BEING  -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                     NUMBER       PERCENT        SOLD         NUMBER       PERCENT
----------------------------------------------------  ------------  -----------  ------------  ------------  -----------
Andrew J. McKelvey..................................    14,787,541(2)      71.43%      --        14,787,541       59.44%
Paul M. Camara......................................       138,564       *            --            138,564       *
Thomas G. Collison..................................       144,720       *             7,236        137,484       *
David A. Hosokawa(3)................................       470,453        2.27%       23,382        447,071        1.80%
James J. Treacy.....................................       355,860        1.72%       17,793        338,067        1.36%
George R. Eisele....................................       151,056       *            42,000        109,056       *
Graeme K. Howard, Jr.(4)............................         5,625       *            --              5,625       *
John R. Gaulding(5).................................         8,438       *            --              8,438       *
Jean-Louis Pallu(4).................................         5,625       *            --              5,625       *
John Swann(4).......................................         5,625       *            --              5,625       *
Edward C. Albertson.................................        46,350       *             7,631         38,719       *
Mark O. Brown.......................................        56,700       *             6,700         50,000       *
Alfred M. Cady III..................................       792,270        3.83%       39,614        752,656        3.03%
Gerda L. Carlson....................................        69,840       *            10,000         59,840       *
Chatelain Family Trust(6)...........................         1,034       *               517            517       *
Daniel Collins......................................        44,586       *             5,000         39,586       *
Crawford Charitrust(6)..............................         4,137       *             2,069          2,068       *
Jennifer Dersh and Steven Dersh(6)..................         4,137       *             1,034          3,103       *
Grech Family Limited Partnership....................        82,890       *            30,000         52,890       *
Lance S. Johnson....................................        81,000       *            10,000         71,000       *
Robert M. Kanne.....................................       277,056        1.34%       69,264        207,792       *
Kidd Family Trust(6)................................        68,965       *            34,483         34,482       *
Harold L. Levy......................................        81,000       *            16,000         65,000       *
Ronald Plotkin......................................       340,380        1.64%       40,000        300,380        1.21%
Roxane Previty......................................        19,080       *               954         18,126       *
Nancy Rooney........................................        22,680       *             2,680         20,000       *
Susan Schneider and Mark Schneider(6)...............         4,137       *             2,069          2,068       *
J. Christopher Stimac...............................       141,282       *            23,261        118,021       *
Jeffrey C. Taylor(3)................................       145,553       *             7,137        138,416       *
Michael Torrey......................................        44,586       *            15,000         29,586       *
Lance Willis........................................       115,614       *            10,000        105,614       *
BNY Financial Corporation(7)........................       228,739        1.10%      228,739              0      --
All directors and executive officers as a group (15
  persons)(2).......................................    16,324,765       78.86%       98,502     16,226,263       65.22%

------------------------

*   Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(2) Consists of Class B Common Stock which is convertible, on a share for share basis, into Common Stock. See "Description of Common Stock--Common Stock and Class B Common Stock."

(3) Includes 2,813 shares of Common Stock, subject to options, which are exercisable within 60 days of the date hereof.

(4) Consists of 5,625 shares of Common Stock, subject to options, which are exercisable within 60 days of the date hereof.

(5) Consists of 8,438 shares of Common Stock, subject to options, which are exercisable within 60 days of the date hereof.

(6) Represents shares subject to an option to purchase the indicated number of shares. The stockholder intends to exercise such option upon the effectiveness of this offering.

(7) Represents shares subject to a warrant to purchase the indicated number of shares. BNY Financial Corporation intends to exercise such warrant upon the effectiveness of this offering.

(8) Does not include an aggregate of 53,440 shares subject to the exercise of outstanding stock options, none of which are exercisable within 60 days of the date hereof.

                          DESCRIPTION OF CAPITAL STOCK

    The Certificate of Incorporation of the Company provides the Company with the authority to issue 200,000,000 shares of Common Stock, 39,000,000 shares of Class B Common Stock, 200,000 shares of 10.5% Cumulative Preferred Stock and 800,000 shares of Preferred Stock. After giving effect to this offering (assuming the U.S. Underwriters' over-allotment option is not exercised), the Company will have outstanding 8,602,492 shares of Common Stock with one vote per share (representing 5.5% of the combined voting power of the Company) and 14,787,541 shares of Class B Common Stock with ten votes per share (representing 94.5% of the combined voting power of the Company). The Company intends to use a portion of the net proceeds of this offering to redeem all the outstanding shares of 10.5% Cumulative Preferred Stock. No shares of Preferred Stock are outstanding.

COMMON STOCK AND CLASS B COMMON STOCK

    DIVIDENDS. Each share of Common Stock and Class B Common Stock is entitled to dividends if, as and when dividends may be declared by the Board of Directors of the Company and paid. Under the Delaware General Corporation Law, the Company may declare and pay dividends only out of its surplus, or in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding year. No dividends may be declared, however, if the capital of the Company has been diminished by depreciation, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution. Dividends must be paid on both the Common Stock and the Class B Common Stock at any time that dividends are paid on either. Any dividend so declared and payable in cash, capital stock of the Company (other than Common Stock or Class B Common Stock) or other property will be paid equally, share for share, on the Class B Common Stock and Common Stock. Dividends and distributions payable in shares of Class B Common Stock may be paid only on shares of Class B Common Stock, and dividends and distributions payable in shares of Common Stock may be paid only on shares of Common Stock. If a dividend or distribution payable in Common Stock is made on the Common Stock, the Company must also make a simultaneous dividend or distribution on the Class B Common Stock. Pursuant to any such dividend or distribution, each share of Class B Common Stock will receive a number of shares of Class B Common Stock equal to the number of shares of Common Stock payable on each share of Common Stock.

    VOTING RIGHTS. Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters. Except as described below, the Common Stock and the Class B Common Stock vote together as a single class on all matters presented for a vote of the stockholders, including the election of directors. The holders of a majority of the outstanding shares of Common Stock or Class B Common Stock, voting as separate classes, must approve certain amendments affecting shares of such class. Specifically, if there is any proposal to amend the Certificate of Incorporation in a manner that would increase or decrease the number of authorized shares of Common Stock or Class B Common Stock, increase or decrease the par value of the shares of Common Stock or Class B Common Stock or alter or change the powers, preferences, or special rights of the shares of Common Stock or Class B Common Stock so as to affect them adversely, such an amendment must be approved by a majority of the outstanding shares of the affected class, voting separately as a class. In addition, any merger or consolidation in which each share of Common Stock receives consideration that is not of the same type or is less than the amount of the consideration to be received by each share of Class B Common Stock, other than consideration payable in securities which provide each share of Class B Common Stock with the number of votes that is no more than ten times the number of votes provided each share of Common Stock, must be approved by a majority of the outstanding shares of Common Stock, voting separately as a class. Shares of Common Stock and Class B Common Stock do not have cumulative voting rights.

    TERMS OF CONVERSION. Each share of Class B Common Stock is convertible at any time, at the option of and without cost to the stockholder, into one share of Common Stock. If at any time (i) the outstanding shares of Class B Common Stock represent less than 15% of the combined voting power of issued and outstanding shares of Common Stock and Class B Common Stock, or (ii) the Board of Directors and the holder of a majority of the outstanding shares of Class B Common Stock approve the conversion of all of the Class B Common Stock into Common Stock, or (iii) the holder of a majority of the outstanding shares of Class B Common Stock dies, then each outstanding share of Class B Common Stock shall be converted automatically into one share of Common Stock without any action by the holder. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Common Stock will thereafter be deemed to represent an equal number of shares of Common Stock.

    LIQUIDATION RIGHTS. In the event of the liquidation, dissolution or winding up of the Company, holders of the shares of Common Stock and Class B Common Stock are entitled to share equally, share for share, in the assets available for distribution.

    OTHER. Additional shares of Class B Common Stock may only be issued upon stock splits of, or stock dividends on, the existing Class B Common Stock. No stockholder of the Company has preemptive or other rights to subscribe for additional shares of the Company.

10.5% CUMULATIVE PREFERRED STOCK

    DIVIDENDS. Each share of 10.5% Cumulative Preferred Stock (the "Cumulative Preferred Stock") is entitled to receive a cumulative cash dividend at an annual rate of $1.05 per share, payable on the first day of May of each year (or if such date is not a regular business day, then the next business day thereafter), commencing on May 1, 1996. Dividends on the issued and outstanding shares of Cumulative Preferred Stock shall be preferred and cumulative and shall accrue from day to day from the date on which such shares are originally issued by the Corporation ("Original Issue Date"). Holders of Cumulative Preferred Stock ("Cumulative Preferred Holders") are not entitled to participate in any other or additional earnings or profits of the Company. The Cumulative Preferred Stock ranks superior in terms of dividend payments to other capital stock of the Company.

    VOTING RIGHTS. Except as may otherwise be required by the Delaware General Corporation Law, the Cumulative Preferred Holders are not entitled to vote their shares of Cumulative Preferred Stock on any matter submitted to a vote of the shareholders of the Company or at any meeting of such shareholders.

    REDEMPTION RIGHTS. At any time or from time to time after the Original Issue Date, Cumulative Preferred Holders may give the Company notice of intention to require the Company, subject to certain limitations, to redeem ("Put") all or any portion of their Cumulative Preferred Stock (collectively, "Put Shares"). If a Cumulative Preferred Holder exercises a Put, and if the Company does not have sufficient surplus to permit it to lawfully purchase all of the Put Shares subject to any Put under the Delaware General Corporation Law, the Company shall purchase the Put Shares as soon thereafter as it may lawfully do so. Upon the Company's default in the redemption of the full amount of Put Shares subject to an exercised Put, no distribution or dividends (other than dividends payable in Common Stock or Class B Common Stock) may be made with respect to other capital stock until such default shall be cured in full. The Company, pursuant to a certain schedule, may redeem the entire amount or any part of the shares of issued and outstanding Cumulative Preferred Stock, upon not less than 60 days' written notice to the Cumulative Preferred Holders thereof.

    LIQUIDATION RIGHTS. In the event of a liquidation, dissolution or winding up of the Company (hereinafter referred to as "liquidation"), each Cumulative Preferred Holder is entitled to receive out of the assets of the Company or the proceeds thereof, with priority over all subordinate capital stock, a preferential payment in an amount equal to the par value for each share of Cumulative Preferred Stock, plus an amount equal to all unpaid cumulative dividends accrued thereon, but without interest. The Cumulative Preferred Holders are not, however, entitled to participate in any further distribution of the assets of the Company or otherwise by reason of owning Cumulative Preferred Stock. Cumulative

Preferred Stock may not be made subordinate to any other class of capital stock of the Company unless at least two-thirds of the shares of the Cumulative Preferred Stock then outstanding permit such action.

    TRANSFER RIGHTS. Cumulative Preferred Holders must deliver written notice ("Notice of Transfer") to the principal business office of the Company to the attention of its Secretary in connection with proposed transfers of Cumulative Preferred Stock. The Notice of Transfer constitutes an offer to transfer all of the offered shares to the Company for the same consideration proposed to be received from a third party.

PREFERRED STOCK

    The Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. The Board of Directors is authorized to issue the shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of such Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock, including the loss of voting control to others. The Company currently has no plan to issue any shares of such Preferred Stock.

REGISTRATION RIGHTS

    If the Company proposes to register any of its securities, either for its own account or for the account of other stockholders, the Company is required, with certain exceptions, to notify stockholders of the Company holding 1,944,276 shares of Common Stock in the aggregate and, subject to certain limitations, to include in such registration all of the shares of Common Stock requested to be included by such holders. Registration rights with respect to 1,861,866 shares of Common Stock terminate on December 31, 1996. The Company is generally required to pay all the expenses of such registration other than underwriting discounts and commissions.

DELAWARE ANTI-TAKEOVER LAW

    Under Section 203 of the Delaware General Corporation Law (the "Delaware Anti-Takeover Law"), certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and any person acquiring 15% or more of the voting stock of such Delaware corporation (an "interested stockholder") are prohibited for a three-year period following the time that such stockholder became an interested stockholder, unless (i) either the business combination or the transaction which resulted in the stockholder becoming an "interested stockholder" was approved by the board of directors of the corporation prior to the time the other party to the business combination became an interested stockholder, (ii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers and stock held in employee stock plans in which the employees do not have a right to determine confidentially whether to tender or vote stock held by the plan), or (iii) the business combination was approved by the board of directors of the corporation and authorized by 66 2/3% of the voting stock which the interested stockholder did not own. The corporation may opt out of the effect of this statement by (i) including a provision to such effect in the corporation's original certificate of incorporation, (ii) amendment to the corporation's bylaws made by the board of directors within 90 days after the effective date of the statute or (iii) amendment of the corporation's certificate of incorporation or bylaws approved by holders of a majority of the shares entitled to vote; provided that such amendment shall generally not take effect until 12 months after its adoption and shall not effect any business combination with interested stockholders which are effected during such 12 months. The three-year prohibition does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who becomes the beneficial owner of 15% or more of a Delaware corporation's voting stock. Section 203 could have the effect of delaying, deferring or preventing a change in control of the Company.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit. Moreover, the provisions do not apply to claims against a director for violations of certain laws, including federal securities laws. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of directors' liability, then the liability of directors of the Company shall automatically be limited to the fullest extent provided by law. The Company's Bylaws also contain provisions to indemnify the directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its current directors. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors. The Company believes that these contractual agreements and the provisions in its Certificate of Incorporation and Bylaws are necessary to attract and retain qualified persons as directors and officers.

TRANSFER AGENT

    The Transfer Agent for the Common Stock is The Bank of New York.

                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES
                  TO NON-UNITED STATES HOLDERS OF COMMON STOCK

GENERAL

    The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of Common Stock by a holder who is not a United States person (a "Non-U.S. Holder"), and who acquires and owns such Common Stock as a capital asset within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). For this purpose, the term "Non-U.S. Holder" is defined as any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any state, or (iii) an estate or trust whose income is includible in gross income for United States federal income tax purposes, regardless of its source. This discussion does not consider specific facts and circumstances that may be relevant to a particular Non-U.S. Holder's tax position, does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state and local tax consequences or United States federal gift taxes that may be relevant to such Non-U.S. Holders in light of their particular circumstances. Further, it does not discuss the rules applicable to Non-U.S. Holders subject to special tax treatment under the federal income tax laws (including, but not limited to, banks and insurance companies, dealers in securities, and holders of securities held as part of a "straddle," "hedge," or "conversion transaction"). Furthermore, this discussion is based on current provisions of the Code, existing and proposed regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change, possibly on a retroactive basis. Each prospective purchaser of Common Stock is advised to consult a tax advisor with respect to current and possible future tax consequences of acquiring, holding, and disposing of Common Stock.

    Proposed United States Treasury Regulations were issued on April 22, 1996 (the "Proposed Regulations") which, if adopted, would affect the United States taxation of dividends paid to a Non-U.S. Holder on Common Stock. The Proposed Regulations are generally proposed to be effective with respect to dividends paid after December 31, 1997, subject to certain transition rules. The discussion below is not intended to be a complete discussion of the provisions of the Proposed Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect the Proposed Regulations would have if adopted.

    An individual may, among other ways, subject to certain exceptions, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States on at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting, for such purposes, all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). Resident aliens are subject to United States federal income tax as if they were United States citizens.

DIVIDENDS

    In general, dividends paid to a Non-U.S. Holder of Common Stock will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States ("United States trade or business income"). If the dividend is United States trade or business income, the dividend would be subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates and would be exempt from the 30% withholding tax described above if such holder claims the exemption from withholding by filing Form 4224 or any successor thereto. Any such dividends that are United States trade or business income received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Certain certification and disclosure requirements must be complied with in order to be exempt from withholding under the United States trade or business income exemption discussed above.

    Under current United States Treasury regulations, dividends paid to a stockholder at an address in a foreign country are presumed to be paid to a resident of such country for purposes of the withholding discussed above (unless the payor has knowledge to the contrary) and, under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate, unless an applicable tax treaty requires some other method for determining a stockholder's residence.

    Under the Proposed Regulations, to obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder would generally be required to provide an Internal Revenue Service Form W-8 and/or other document certifying such Non-U.S. Holder's entitlement to benefits under a treaty. The Proposed Regulations would also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends paid to a Non-U.S. Holder that is an entity should be treated as paid to the entity or those holding an interest in that entity.

    A Non-U.S. Holder of Common Stock eligible for a reduced rate of United States withholding tax pursuant to a tax treaty or whose dividends have otherwise been subjected to withholding in an amount which exceeds such holder's United States federal income tax liability, may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the United States Internal Revenue Service (the "Service").

GAIN ON DISPOSITION OF COMMON STOCK

    A Non-U.S. Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of Common Stock unless (i) the gain is effectively connected with the conduct of a trade or business of such holder in the United States, (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual and who holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, (iii) the Non-U.S. Holder is subject to tax pursuant to provisions of United States tax law that apply to certain expatriates, or (iv) under certain circumstances if the Company is or has been during certain time periods a "U.S. real property holding corporation" for United States federal income tax purposes. The Company is not and does not anticipate becoming a "U.S. real property holding corporation" for United States federal income tax purposes.

    If an individual Non-U.S. Holder falls under clause (i) above, such person will be taxed on the net gain derived from the sale under regular graduated United States federal income tax rates. If the individual falls under clause
(ii) above, such person will be subject to a flat 30% tax on such person's United States source capital gains for the taxable year which may be offset by United States source capital losses for such year (notwithstanding the fact that he is not considered a resident of the United States). Thus, Non-U.S. Holders who spend 183 days or more in the United States in the taxable year in which they contemplate a sale of the Common Stock are urged to consult their tax advisors as to the tax consequences of such sale.

    If a Non-U.S. Holder that is a foreign corporation falls under clause (i) above, it will be taxed on its gain on a net income basis at applicable graduated corporate rates and, in addition, may be subject to the branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

    Periodically, legislation has been introduced in Congress pursuant to which the gain from the sale of stock of a domestic corporation by a foreign corporation or a non-resident alien individual would be considered to be effectively connected income, if such person owns 10% or more (by vote or value) of the domestic corporation at any time during the previous five years. It is not known whether such or similar legislation will be enacted.

FEDERAL ESTATE TAXES

    Common Stock that is owned, or treated as owned, by a non-resident alien individual (as specifically determined under residence rules for United States federal estate tax purposes) at the time of death or that has been the subject of certain lifetime transfers will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

UNITED STATES INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

    The Company must report annually to the Service and to each Non-U.S. Holder the amount of dividends paid to such holder and the amount, if any, tax withheld with respect to such dividends. These information reporting requirements apply regardless of whether withholding is required. Copies of the information returns reporting such dividends and withholding may also be made available, under the provisions of an applicable treaty or agreement, to the tax authorities in the country in which such holder resides.

    United States backup withholding tax (which generally is a withholding tax imposed at the rate of thirty-one percent (31%) on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) generally will not apply to dividends paid on Common Stock to a Non-U.S. Holder at an address outside the United States. Except as provided below, Non-U.S. Holders will not be subject to backup withholding with respect to the payment of proceeds from the disposition of Common Stock effected by the foreign office of a broker; except that if the broker is a United States person or a "U.S. related person," information reporting (but not backup withholding) is required with respect to the payment, unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder (and the broker has no actual knowledge to the contrary) and certain other requirements are met or the holder otherwise establishes an exemption. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for United States federal income tax purposes, or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the collection or payment of such proceeds (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business. The payment of the proceeds of a sale of shares of Common Stock to or through a United States office of a broker is subject to information reporting and possible backup withholding unless the owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's United States federal income tax liability, provided that the required information is furnished to the Service.

    The Proposed Regulations would, if adopted, alter the foregoing rules in certain respects. Among other things, the Proposed Regulations would provide certain presumptions under which a Non-United States Holder would be subject to backup withholding in the absence of the required certification.


    THE FOREGOING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS NOT BASED ON AN OPINION OF COUNSEL. ACCORDINGLY, EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT WITH HIS TAX ADVISOR WITH RESPECT TO THE UNITED STATES FEDERAL INCOME TAX AND FEDERAL ESTATE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON STOCK, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAXING JURISDICTION.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this offering, there has been no public market for the Common Stock of the Company, and no prediction can be made as to the effect, if any, that market sales of shares or the availability of such shares for sale will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices.

    Upon completion of this offering, the Company will have 23,390,033 shares of Common Stock outstanding. Of those shares, the 4,800,000 shares sold in the offering will be freely tradeable without restriction (except as to affiliates of the Company) or further registration under the Securities Act.

    The Company, all of the Company's executive officers and directors and certain other stockholders of the Company, including the Selling Stockholders, have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, they will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are either now owned by such stockholder or are hereafter acquired prior to or in connection with this offering) (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 180 days after the date of this Prospectus, other than (A) the sale to the Underwriters of the shares of Common Stock under the Underwriting Agreement or (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing. These individuals and entities collectively hold 16,324,765 shares of Common Stock. Of such shares of Common Stock, 14,787,541 shares of Common Stock held by an affiliate will be eligible for sale in the public market, subject to certain volume and other limitations, 181 days from the date of this Prospectus pursuant to Rule 144 under the Securities Act. Certain of the Company's stockholders have the right to include their shares in any future registration of securities effected by the Company under the Securities Act. See "Risk Factors--Shares Eligible for Future Sale" and "Description of Capital Stock--Registration Rights."

    In general, under Rule 144 of the Securities Act as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities within the meaning of Rule 144 ("Restricted Shares") for at least two years (including any period of ownership of immediately preceding non-affiliated holders), would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned shares for at least three years (including any period of ownership of preceding non-affiliated holders), would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements. An "affiliate" is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. The Securities and Exchange Commission has proposed to reduce the holding period requirements of Rule 144 to permit sales in accordance with such rule after one year and two years, respectively, as opposed to the two year and three year periods currently permitted, as described above.

    The Company intends to file registration statements under the Securities Act registering the 1,900,000 shares of Common Stock reserved for issuance under the Stock Option Plan and the 180,000 shares of Common Stock reserved for issuance under the Directors' Plan shortly after the closing of this offering. See "Management--Stock Options." These registration statements will become effective automatically upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market, unless such shares are subject to vesting restrictions with the Company or the contractual restrictions described above.

                                  UNDERWRITERS


    Under the terms and subject to the conditions in the Underwriting Agreement dated the date of this Prospectus (the "Underwriting Agreement"), the Company and the Selling Stockholders have agreed to sell 4,800,000 shares of Common Stock and the U.S. Underwriters named below, for whom Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Ladenburg Thalmann & Co. Inc. are serving as U.S. Representatives, have severally agreed to purchase, and the International Underwriters named below, for whom Morgan Stanley & Co. International Limited, Donaldson, Lufkin & Jenrette Securities Corporation and Ladenburg Thalmann & Co. Inc. are serving as International Representatives, have severally agreed to purchase, the respective number of shares of Common Stock set forth opposite their names below:



                                                                                   NUMBER OF
     NAME                                                                            SHARES
---------------------------------------------------------------------------------  ----------
U.S. Underwriters:
  Morgan Stanley & Co. Incorporated..............................................
  Donaldson, Lufkin & Jenrette Securities Corporation............................
  Ladenburg Thalmann & Co. Inc...................................................
                                                                                   ----------

    Subtotal.....................................................................   3,840,000
International Underwriters:
  Morgan Stanley & Co. International Limited.....................................
  Donaldson, Lufkin & Jenrette Securities Corporation............................
  Ladenburg Thalmann & Co. Inc...................................................
                                                                                   ----------

    Subtotal.....................................................................     960,000
                                                                                   ----------
    Total........................................................................   4,800,000
                                                                                   ----------
                                                                                   ----------


    The U.S. Underwriters and the International Underwriters are collectively referred to as the "Underwriters." The U.S. Representatives and the International Representatives are collectively referred to as the "Representatives." The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all the shares of Common Stock offered hereby if any such shares are taken.

    Pursuant to the Agreement Between U.S. Underwriters and International Underwriters, each U.S. Underwriter has represented and agreed that, with certain exceptions, (a) it is not purchasing any U.S. Shares (as defined below) being sold by it for the account of anyone other than a United States or Canadian Person (as defined below) and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any U.S. Shares or distribute any prospectus relating to the U.S. Shares outside the United States or Canada or to any one other than a United States or Canadian Person. Pursuant to the Agreement Between U.S. Underwriters and International Underwriters, each International Underwriter has represented and agreed that, with certain exceptions, (a) it is not purchasing any International Shares (as defined below) being sold by it for the account of any United States or Canadian Person and (b) its has not offered or sold, and will not offer or sell, directly or indirectly, any International Shares or distribute any prospectus relating to the International Shares within the United States or Canada or to any United States or Canadian Person. With respect to any Underwriter that is a U.S. Underwriter and an International

Underwriter, the foregoing representations and agreements (i) made by it in its capacity as a U.S. Underwriter shall apply only to shares purchased by it in its capacity as a U.S. Underwriter, (ii) made by it in its capacity as an International Underwriter shall apply only to shares purchased by it in its capacity as an International Underwriter, and (iii) do not restrict its ability to distribute any prospectus relating to the shares of Common Stock to any person. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement Between U.S. Underwriters and International Underwriters. As used herein, "United States or Canadian Person" means any national or resident of the United States and Canada or any corporation, pension, profit-sharing, or other trust or other entity organized under the laws of the United States or Canada or any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person) and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. All shares of Common Stock to be purchased by the U.S. Underwriters and the International Underwriters under the Underwriting Agreement are referred to herein as the "U.S. Shares" and the "International Shares," respectively.

    Pursuant to the Agreement Between U.S. Underwriters and International Underwriters, sales may be made between the U.S. Underwriters and International Underwriters of any number of shares of Common Stock to be purchased pursuant to the Underwriting Agreement as may be mutually agreed. The per share price of any shares so sold shall be the Price to Public set forth on the cover page hereof, in United States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

    Pursuant to the Agreement Between U.S. Underwriters and International Underwriters, each U.S. Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any shares of Common Stock, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and has represented that any offer of shares of Common Stock in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made. Each U.S. Underwriter has further agreed to send to any dealer who purchases from it any shares of Common Stock a notice stating in substance that, by purchasing such shares of Common Stock, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any such shares of Common Stock in any province or territory of Canada or to, or for the benefit of, any resident of any province of territory of Canada in contravention of the securities laws thereof and that any offer of shares of Common Stock in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made, and that such dealer will deliver to any other dealer to whom it sells any of such shares of Common Stock a notice to the foregoing effect.

    Pursuant to the Agreement Between U.S. Underwriters and International Underwriters, each International Underwriter has represented and agreed that (a) it has not offered or sold, during the period of six months from the date hereof, and will not offer or sell any shares of Common Stock in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation (1995) (the "Regulations"); (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the shares of Common Stock offered hereby in, from, or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the shares of Common Stock, if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1995, or is a person to whom such document may lawfully be issued or passed on.

    Pursuant to the Agreement Between U.S. Underwriters and International Underwriters, each International Underwriter has represented and agreed that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the shares of Common Stock acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law or any other relevant laws and regulations of Japan. Each International Underwriter further agrees to send to any dealer who purchases from it any of the shares of Common Stock a notice stating in substance that, by purchasing such shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell any of such shares, directly or indirectly in Japan or to or for the account of any resident thereof except for offers or sales to Japanese Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and any other relevant laws and regulations of Japan. Each International Underwriter further agrees to send to any dealer who purchases from it any of the shares of Common Stock a notice stating in substance that, by purchasing such shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell any of such shares, directly or indirectly in Japan or to or for the account of any resident thereof except for offers or sales to Japanese Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan, and that such dealer will send to any other dealer to whom it sells any of such shares of Common Stock a notice containing substantially the same statement as contained in the foregoing.

    The Underwriters propose to offer part of the shares of Common Stock offered hereby directly to the public at the initial public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a
concession not in excess of $         a share below the initial public offering
price. The Underwriters may allow, and such dealers may reallow, a concession
not in excess of $         a share to other Underwriters or to certain dealers.

    The Company has granted to the U.S. Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 720,000 additional shares of Common Stock at the initial public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The U.S. Underwriters may exercise such option to purchase solely for the purpose of covering over-allotments, if any, made in connection with this offering.

    The Representatives of the Underwriters have informed the Company that the Underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of shares of Common Stock offered by them.

    The Company, the Selling Stockholders and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    At the request of the Company, the Underwriters have reserved for sale, at the initial public offering price, up to 240,000 shares offered hereby for directors, officers, employees, business associates and related persons of the Company. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby.

    The Company, all of the Company's executive officers and directors and certain other stockholders of the Company, including the Selling Stockholders, have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, they will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are either now owned by such stockholder or are hereafter acquired prior to or in connection with this offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 180 days after the date of this Prospectus, other than (A) the sale to the Underwriters of the shares of Common Stock under the Underwriting Agreement or (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing.

PRICING OF THE OFFERING

    Prior to this offering, there has been no public market for the shares of Common Stock of the Company. Consequently, the initial public offering price will be determined by negotiation among the Company, the Selling Stockholders and the Representatives. Among the factors considered in determining the initial public offering price will be the Company's record of operations, the Company's current financial condition and future prospects, the experience of its management, the economics of the industry in general, the general condition of the equity securities market and the market price of similar securities of companies considered comparable to the Company. There can be no assurance that a regular trading market for the shares of Common Stock will develop after the offering or, if developed, that a public trading market can be sustained. There can also be no assurance that the prices at which the Common Stock will sell in the public market after the offering will not be lower than the price at which it is issued by the Underwriters in the offering.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby will be passed upon for the Company and the Selling Stockholders by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103. Certain legal matters will be passed upon for the Underwriters by Davis Polk & Wardwell.

                                    EXPERTS

    The consolidated financial statements and schedule of TMP Worldwide Inc. and Subsidiaries and the financial statements of Rogers & Associates Advertising, Inc. included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, and the consolidated financial statements of Neville Jeffress Australia Pty Limited and Subsidiaries included in this Prospectus and in the Registration Statement have been audited by BDO Nelson Parkhill, independent auditors, to the extent and for the periods set forth in their reports appearing elsewhere in this Prospectus and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firms as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

    A Registration Statement on Form S-1 relating to the Common Stock offered hereby has been filed by the Company with the Securities and Exchange Commission (the "Commission"). This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the financial statements, exhibits and schedules thereto. The Registration Statement may be inspected without charge and may be obtained at prescribed rates at the Public Reference Section of the Commission, maintained by the Commission at its principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, the New York Regional Office located at 7 World Trade Center, New York, New York 10048, and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

    The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                             PAGE
                                                                                                           ---------

TMP WORLDWIDE INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.......................................................  F-2
CONSOLIDATED FINANCIAL STATEMENTS:
  Balance sheets as of December 31, 1994 and 1995 and
    September 30, 1996 (unaudited).......................................................................  F-3
  Statements of operations for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1995 and 1996 (unaudited)................................  F-4
  Statements of stockholders' deficit for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996 (unaudited).........................................  F-5
  Statements of cash flows for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1995 and 1996 (unaudited)....................................  F-6
  Notes to consolidated financial statements.............................................................  F-7

NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

INDEPENDENT AUDITORS' REPORT.............................................................................  F-27
CONSOLIDATED FINANCIAL STATEMENTS:
  Balance sheets as of June 30, 1995 and 1996............................................................  F-28
  Statements of profit and loss for the years ended June 30, 1995 and 1996...............................  F-29
  Statements of shareholders' equity for the years ended June 30, 1995 and 1996..........................  F-30
  Statements of cash flows for the years ended June 30, 1995 and 1996....................................  F-31
  Summary of accounting policies.........................................................................  F-32
  Notes to consolidated financial statements.............................................................  F-36

ROGERS & ASSOCIATES ADVERTISING, INC.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.......................................................  F-51
FINANCIAL STATEMENTS:
  Statements of operations for the year ended March 31, 1994 and the nine months ended December 31, 1994..............................................................................  F-52
  Statements of cash flows for the year ended March 31, 1994 and the nine months ended December 31, 1994..............................................................................  F-53
  Notes to financial statements..........................................................................  F-54

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    [THE FOLLOWING IS THE FORM OF OPINION THAT BDO SEIDMAN, LLP WILL BE IN A POSITION TO ISSUE UPON THE CONSUMMATION OF THE MERGERS DISCUSSED IN NOTE 1 AND THE STOCK ISSUANCE DISCUSSED IN NOTE 2]

TMP Worldwide Inc.
New York, New York

    We have audited the accompanying consolidated balance sheets of TMP Worldwide Inc. and Subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TMP Worldwide Inc. and Subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          BDO SEIDMAN, LLP


New York, New York
March 15, 1996, except for
  Note 7 which is as of August 29, 1996 and
  Notes 1 and 2 which are as of November   , 1996

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                                 DECEMBER 31,
                                                                            ----------------------
                                                                               1994        1995
                                                                            ----------  ----------  SEPTEMBER 30,
                                                                                                        1996
                                                                                                    -------------
                                                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents...............................................  $    2,359  $    2,719   $     6,297
  Accounts receivable, net................................................     117,938     155,720       198,499
  Work-in-process.........................................................      11,710      13,220        13,508
  Assets held for sale....................................................      --           5,735         2,768
  Prepaid and other.......................................................       2,306       3,122         4,408
                                                                            ----------  ----------  -------------
      Total current assets................................................     134,313     180,516       225,480

Receivable from principal stockholder.....................................       8,188       6,530         9,490
Property and equipment, net...............................................      15,392      11,937        17,738
Deferred income taxes.....................................................      10,962       9,474         9,949
Intangibles, net..........................................................      25,263      46,837        65,878
Other assets..............................................................       4,847       2,800         6,912
                                                                            ----------  ----------  -------------
                                                                            $  198,965  $  258,094   $   335,447
                                                                            ----------  ----------  -------------
                                                                            ----------  ----------  -------------
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable........................................................  $  123,991  $  151,680   $   201,908
  Accrued expenses and other liabilities..................................      11,018      13,336        25,058
  Deferred income taxes...................................................       7,905       9,422        10,411
  Current portion of long-term debt.......................................       3,210      11,809        11,022
                                                                            ----------  ----------  -------------
      Total current liabilities...........................................     146,124     186,247       248,399

Long-term debt, less current portion......................................      72,008      88,070       102,809
                                                                            ----------  ----------  -------------
      Total liabilities...................................................     218,132     274,317       351,208
                                                                            ----------  ----------  -------------
Minority interests........................................................       3,153       3,105         3,214
                                                                            ----------  ----------  -------------
Redeemable preferred stock................................................       2,000       2,000         2,000
                                                                            ----------  ----------  -------------
Redeemable common stock, 329,871 shares outstanding.......................      --          --             2,899
                                                                            ----------  ----------  -------------
Commitments and contingencies.............................................

Stockholders' deficit:
  Preferred stock, $.001 par value, authorized 800,000 shares; issued and
    outstanding--none.....................................................      --          --           --
  Common stock, $.001 par value, authorized 200,000,000 shares; issued and outstanding--4,276,869, 4,276,869 and 3,814,035 shares,
    respectively..........................................................           4           4             4
  Class B common stock, $.001 par value, authorized 39,000,000 shares;
    issued and outstanding--14,787,541 shares.............................          15          15            15
  Additional paid-in capital..............................................         655         655            --
  Foreign currency translation adjustment.................................           2         (25)          266
  Deficit.................................................................     (24,996)    (21,977)      (24,159)
                                                                            ----------  ----------  -------------
      Total stockholders' deficit.........................................     (24,320)    (21,328)      (23,874)
                                                                            ----------  ----------  -------------
                                                                            $  198,965  $  258,094   $   335,447
                                                                            ----------  ----------  -------------
                                                                            ----------  ----------  -------------


          See accompanying notes to consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                          NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                               -------------------------------------  -------------------------
                                                  1993         1994         1995         1995          1996
                                               -----------  -----------  -----------  -----------  ------------

                                                                                             (UNAUDITED)
Commissions and fees.........................  $    73,791  $    86,165  $   123,907  $    89,686  $    118,870
                                               -----------  -----------  -----------  -----------  ------------
Operating expenses:
  Salaries and related costs.................       37,747       45,758       58,329       43,230        60,910
  Office and general.........................       29,824       30,316       43,432       32,616        44,077
  Amortization of intangibles................        2,471        3,264        3,237        2,284         3,173
  Special compensation.......................      --           --           --           --                672
  Restructuring charges......................        1,318      --           --           --            --
                                               -----------  -----------  -----------  -----------  ------------
    Total operating expenses.................       71,360       79,338      104,998       78,130       108,832
                                               -----------  -----------  -----------  -----------  ------------
    Operating income.........................        2,431        6,827       18,909       11,556        10,038
                                               -----------  -----------  -----------  -----------  ------------
Other income (expense):
  Interest expense...........................       (7,952)      (9,434)     (11,249)      (8,113)       (8,909)
  Interest income............................          300          256          355          234           309
  Other, net.................................         (386)        (146)         150           26           (32)
                                               -----------  -----------  -----------  -----------  ------------
                                                    (8,038)      (9,324)     (10,744)      (7,853)       (8,632)
                                               -----------  -----------  -----------  -----------  ------------
Income (loss) before provision (benefit) for
  income taxes, minority interests and equity
  in earnings (losses) of affiliates.........       (5,607)      (2,497)       8,165        3,703         1,406
Provision (benefit) for income taxes.........       (1,322)        (333)       4,222        2,298         1,655
                                               -----------  -----------  -----------  -----------  ------------
Income (loss) before minority interests and
  equity in earnings (losses) of
  affiliates.................................       (4,285)      (2,164)       3,943        1,405          (249)
Minority interests...........................          351          336          435          321           343
Equity in earnings (losses) of affiliates....           10           33         (279)        (211)           53
                                               -----------  -----------  -----------  -----------  ------------
Net income (loss)............................       (4,626)      (2,467)       3,229          873          (539)
Preferred stock dividends....................         (210)        (210)        (210)        (158)         (158)
                                               -----------  -----------  -----------  -----------  ------------
Net income (loss) applicable to common and
  Class B common stockholders................  $    (4,836) $    (2,677) $     3,019  $       715  $       (697)
                                               -----------  -----------  -----------  -----------  ------------
                                               -----------  -----------  -----------  -----------  ------------
Net income (loss) per common and Class B
  common share...............................  $      (.27) $      (.14) $       .15  $       .04
                                               -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------
Weighted average number of common,
  Class B common and common equivalent shares
  outstanding................................   17,775,525   19,230,022   19,517,956   19,517,956
                                               -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------
Pro forma:
  Historical net loss........................                                                      $       (697)
  Pro forma adjustment for special
    compensation.............................                                                               672
                                                                                                   ------------
  Pro forma net loss.........................                                                      $        (25)
                                                                                                   ------------
                                                                                                   ------------
  Pro forma net loss per common and Class B
    common share.............................                                                      $        .00
                                                                                                   ------------
                                                                                                   ------------
  Pro forma weighted average common, Class B
    common and common equivalent shares
    outstanding..............................                                                        19,281,250
                                                                                                   ------------
                                                                                                   ------------


          See accompanying notes to consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                   CLASS B
                                     COMMON STOCK, $.001        COMMON STOCK,                           FOREIGN
                                          PAR VALUE            $.001 PAR VALUE                         CURRENCY
                                    ----------------------  ----------------------    ADDITIONAL      TRANSLATION
                                     SHARES      AMOUNT      SHARES      AMOUNT     PAID-IN CAPITAL   ADJUSTMENT     DEFICIT
                                    ---------  -----------  ---------  -----------  ---------------  -------------  ---------
BALANCE, January 1, 1993..........  2,439,609   $       2   14,787,541  $      15      $  --           $     (32)   $ (16,595)
Issuance of warrant...............     --          --          --          --                600          --           --
Sale of common stock..............  1,837,260           2      --          --             --              --           --
Repurchase of common stock........     --          --          --          --             --              --             (888)
Foreign currency translation
  adjustment......................     --          --          --          --             --                 308       --
Dividends on preferred stock......     --          --          --          --             --              --             (210)
Net loss..........................     --          --          --          --             --              --           (4,626)
                                    ---------         ---   ---------         ---        -------           -----    ---------
BALANCE, December 31, 1993........  4,276,869           4   14,787,541         15            600             276      (22,319)
374,940 shares of common stock
  given to employees by principal
  stockholder as compensation.....     --          --          --          --                 55          --           --
Foreign currency translation
  adjustment......................     --          --          --          --             --                (274)      --
Dividends on preferred stock......     --          --          --          --             --              --             (210)
Net loss..........................     --          --          --          --             --              --           (2,467)
                                    ---------         ---   ---------         ---        -------           -----    ---------
BALANCE, December 31, 1994........  4,276,869           4   14,787,541         15            655               2      (24,996)
Foreign currency translation
  adjustment......................     --          --          --          --             --                 (27)      --
Dividends on preferred stock......     --          --          --          --             --              --             (210)
Net income........................     --          --          --          --             --              --            3,229
                                    ---------         ---   ---------         ---        -------           -----    ---------
BALANCE, December 31, 1995........  4,276,869           4   14,787,541         15            655             (25)     (21,977)
Stock repurchase agreements
  (unaudited).....................     --          --          --          --              1,172          --           --
Issuance of shares for purchase of
  minority interest in subsidiary
  (unaudited).....................    159,231      --          --          --              1,055          --           --
Reclassification of redeemable
  common stock (unaudited)........   (283,521)     --          --          --             (2,227)         --           --
Issuance of shares as compensation
  (unaudited).....................    142,740      --          --          --                 20          --           --
Repurchase and cancellation of
  common stock (unaudited)........   (481,284)     --          --          --               (675)         --           (1,485)
Issuance of shares for purchase of
  minority interest in subsidiary
  (unaudited).....................     46,350      --          --          --                672          --           --
Reclassification of redeemable
  common stock (unaudited)........    (46,350)     --          --          --               (672)         --           --
Foreign currency translation
  adjustment (unaudited)..........     --          --          --          --             --                 291       --
Dividends on preferred stock
  (unaudited).....................     --          --          --          --             --              --             (158)
Net loss (unaudited)..............     --          --          --          --             --              --             (539)
                                    ---------         ---   ---------         ---        -------           -----    ---------
BALANCE, September 30, 1996
  (unaudited).....................  3,814,035   $       4   14,787,541  $      15      $  --           $     266    $ (24,159)
                                    ---------         ---   ---------         ---        -------           -----    ---------
                                    ---------         ---   ---------         ---        -------           -----    ---------


                                        TOTAL
                                    STOCKHOLDERS'
                                       DEFICIT
                                    -------------
BALANCE, January 1, 1993..........    $ (16,610)
Issuance of warrant...............          600
Sale of common stock..............            2
Repurchase of common stock........         (888)
Foreign currency translation
  adjustment......................          308
Dividends on preferred stock......         (210)
Net loss..........................       (4,626)
                                    -------------
BALANCE, December 31, 1993........      (21,424)
374,940 shares of common stock
  given to employees by principal
  stockholder as compensation.....           55
Foreign currency translation
  adjustment......................         (274)
Dividends on preferred stock......         (210)
Net loss..........................       (2,467)
                                    -------------
BALANCE, December 31, 1994........      (24,320)
Foreign currency translation
  adjustment......................          (27)
Dividends on preferred stock......         (210)
Net income........................        3,229
                                    -------------
BALANCE, December 31, 1995........      (21,328)
Stock repurchase agreements
  (unaudited).....................        1,172
Issuance of shares for purchase of
  minority interest in subsidiary
  (unaudited).....................        1,055
Reclassification of redeemable
  common stock (unaudited)........       (2,227)
Issuance of shares as compensation
  (unaudited).....................           20
Repurchase and cancellation of
  common stock (unaudited)........       (2,160)
Issuance of shares for purchase of
  minority interest in subsidiary
  (unaudited).....................          672
Reclassification of redeemable
  common stock (unaudited)........         (672)
Foreign currency translation
  adjustment (unaudited)..........          291
Dividends on preferred stock
  (unaudited).....................         (158)
Net loss (unaudited)..............         (539)
                                    -------------
BALANCE, September 30, 1996
  (unaudited).....................    $ (23,874)
                                    -------------
                                    -------------


          See accompanying notes to consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                             NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                                    ------------------------------------  -----------------------
                                                       1993         1994         1995        1995        1996
                                                    -----------  -----------  ----------  ----------  -----------

                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).................................  $    (4,626) $    (2,467) $    3,229  $      873  $      (539)
                                                    -----------  -----------  ----------  ----------  -----------
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
  Depreciation and amortization of property and
    equipment.....................................        2,157        2,940       3,396       2,315        2,747
  Amortization of intangibles.....................        2,471        3,264       3,237       2,284        3,173
  Provision for doubtful accounts.................        1,744          793       2,850       1,664        3,123
  Minority interests..............................          351          336         435         321          343
  Provision (benefit) for deferred income taxes...       (1,430)        (987)      3,005       2,919         (514)
  Other...........................................          446          154         522        (197)         114
  Changes in assets and liabilities, net of
    effects from purchase of businesses:
      Increase in accounts receivable, net........      (10,367)     (11,630)    (30,256)    (28,867)     (18,352)
      (Increase) decrease in work-in-process......       (1,486)      (1,269)     (1,510)        188         (288)
      (Increase) decrease in prepaid and other....       (1,342)       1,820        (425)     (1,376)        (397)
      (Increase) decrease in other assets.........         (378)         (70)        430        (436)      (3,502)
      Increase (decrease) in accounts payable and
        accrued liabilities.......................       10,139       (3,812)     21,793      16,211       28,176
                                                    -----------  -----------  ----------  ----------  -----------
  Total adjustments...............................        2,305       (8,461)      3,477      (4,974)      14,623
                                                    -----------  -----------  ----------  ----------  -----------
  Net cash provided by (used in) operating
    activities....................................       (2,321)     (10,928)      6,706      (4,101)      14,084
                                                    -----------  -----------  ----------  ----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Advances to Principal Stockholder.................       (4,515)      (9,207)       (613)       (413)      (4,537)
Repayments from Principal Stockholder.............        1,306        5,487       2,271       1,983        1,577
Capital expenditures..............................         (480)      (4,946)     (4,954)     (4,156)      (4,259)
Payments for purchases of businesses, net of cash
  acquired........................................         (973)      (6,327)    (11,324)     (8,632)     (16,611)
Proceeds from sale of assets......................      --             1,949           7          --        3,347
Advances to and investments in affiliates.........          320          842         835         385         (528)
                                                    -----------  -----------  ----------  ----------  -----------
Net cash used in investing activities.............       (4,342)     (12,202)    (13,778)    (10,833)     (21,011)
                                                    -----------  -----------  ----------  ----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capitalized leases....................         (736)        (739)     (1,064)       (650)        (615)
Borrowings under line of credit and proceeds from
  issuance of long-term debt......................      302,466      410,883     540,333     374,430      471,292
Repayments under line of credit and principal
  payments on long-term debt......................     (296,557)    (386,671)   (531,144)   (359,124)    (459,780)
Distribution to Minority Interests................         (591)        (304)       (483)       (251)        (234)
Dividends on preferred stock......................         (210)        (210)       (210)       (158)        (158)
                                                    -----------  -----------  ----------  ----------  -----------
Net cash provided by financing activities.........        4,372       22,959       7,432      14,247       10,505
                                                    -----------  -----------  ----------  ----------  -----------
Net increase (decrease) in cash and cash
  equivalents.....................................       (2,291)        (171)        360        (687)       3,578
Cash and cash equivalents, beginning of period....        4,821        2,530       2,359       2,359        2,719
                                                    -----------  -----------  ----------  ----------  -----------
Cash and cash equivalents, end of period..........  $     2,530  $     2,359  $    2,719  $    1,672  $     6,297
                                                    -----------  -----------  ----------  ----------  -----------
                                                    -----------  -----------  ----------  ----------  -----------


          See accompanying notes to consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

    TMP Worldwide Inc. (the "Company") is the successor to businesses formerly conducted by TMP Worldwide Inc. and subsidiaries ("Old TMP"), Worldwide Classified Inc. and subsidiaries ("WCI"), McKelvey Enterprises, Inc. and subsidiaries ("MEI") and certain other entities under the control of Andrew J. McKelvey (the "Principal Stockholder"). Immediately prior to the reorganization the Principal Stockholder owned 100% of the common stock of MEI (which owned approximately 86% of the common stock of Old TMP) and approximately 33% of the common stock of WCI. In addition to his approximately 33% ownership of WCI, the Principal Stockholder has voting proxy on the remaining outstanding shares of WCI.

    WCI was organized in 1993 to sell recruitment advertising. Immediately prior to the effectiveness of this offering, Old TMP, which sells yellow page advertising, will merge into MEI. Thereafter, WCI will merge into MEI, MEI will merge into Telephone Marketing Programs Incorporated and MEI will acquire the outstanding minority interest of a subsidiary (the "Mergers").


    Due to the control of these companies by the Principal Stockholder, the companies have been consolidated on a retroactive basis in a manner similar to a pooling-of-interests, and upon the consummation of the Mergers, the interests owned by the Principal Stockholder will continue to be carried at predecessor basis, and (i) goodwill in the amount of approximately $2 million will be recorded for the issuance of 271,278 shares of common stock of the Company to Old TMP stockholders who had been previously issued shares of Old TMP in exchange for their minority interests in certain operating subsidiaries in which they were original owners and, accordingly, were considered to have made a substantive investment, and is based on an assumed intial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price), less $2,178 previously recorded on issuance of these shares, and (ii) special compensation in the amount of approximately $52 million will be recorded for the issuance of 3,584,790 shares of common stock of the Company to the Old TMP, WCI and the MEI subsidiary stockholders in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the Principal Stockholder and, accordingly, were not considered to have made substantive investments for their minority shares, and is based on an assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price). The minority stockholders of Old TMP had received compensation in lieu of their share of earnings of the Old TMP in exchange for waiving their rights to such earnings, and WCI and the MEI subsidiary had cumulative losses. Accordingly, no amounts were attributable to these minority interests in the accompanying consolidated financial statements.


    The accompanying consolidated financial statements reflect the shares of the Company that will be outstanding after the Mergers.

    In addition, in 1996, the Principal Stockholder sold or contributed to the Company his majority interests, and in one case a 49% interest, in five companies primarily engaged in yellow page and Internet-based advertising. Due to the element of common control of these companies, all of these transactions have been accounted for in a manner similar to a pooling-of-interests and each of the five companies has been included in the accompanying consolidated financial statements from their respective dates of

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED) acquisition by the Principal Stockholder. Pursuant to the Mergers, Telephone Marketing Programs Incorporated will change its name to TMP Worldwide Inc.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all of its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in unconsolidated affiliates are accounted for using the equity method when the Company owns at least 20% but no more than 50% of such affiliates. Under the equity method, the Company records its proportionate share of profits and losses based on its percentage interest in earnings of companies 50% or less owned.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the following estimated useful lives:

                                                                                            YEARS
                                                                                            -----
Buildings and improvements.............................................................          32
Furniture and equipment................................................................         5-7
Transportation equipment...............................................................        5-18

    Leasehold improvements are amortized over their estimated useful lives or the lives of the related leases, whichever is shorter.

INTANGIBLES

    Intangibles represent acquisition costs in excess of the fair value of net tangible assets of businesses purchased and consist primarily of the value of ongoing client relationships and goodwill. These costs are being amortized over periods ranging from three to thirty years on a straight-line basis. Intangibles are evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. This policy is in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) for Long-Lived Assets to Be Disposed Of," which is effective for fiscal years beginning after December 15, 1995. Adoption of this pronouncement did not have a material impact on the financial statements.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

    The financial position and results of operations of the Company's foreign subsidiaries (which are not material) are determined using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in the cumulative translation adjustment account in stockholders' deficit. Gains and losses resulting from foreign currency transactions are included in other income (expense).

REVENUE RECOGNITION AND WORK IN PROCESS

    Substantially all revenues are derived from commissions for advertisements placed in telephone directories, newspapers and other media, plus associated fees for related services. In addition, the Company earns fees for the placement of advertisements on the Internet, including its career Web sites. Commissions and fees are generally recognized upon placement date for newspapers and other media and on publication close date for yellow page advertisements.

    Direct operating costs incurred that relate to future revenue, principally for yellow page advertisements, are deferred (recorded as work-in-process in the accompanying consolidated balance sheets) and are subsequently charged to expense when the directories are closed for publication and the related commission is recognized as income.

INCOME TAXES

    The provision (benefit) for income taxes is computed on the pretax income
(loss) based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

NATURE OF BUSINESS AND CREDIT RISK

    The Company operates in one business segment and primarily earns commission income for selling and placing yellow page and recruitment advertising to a large number of customers in many different industries, principally throughout North America. Financial instruments which potentially subject the Company to concentrations of credit risk are primarily accounts receivable. The Company performs continuing credit evaluations of its customers and does not require collateral. For the most part, the Company has not experienced significant losses related to receivables from individual customers or groups of customers in any particular industry or geographic area.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, miscellaneous receivables, accounts payable and accrued expenses and other liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates. The carrying amounts for minority interests and redeemable preferred stock approximate fair value based on appraisals in prior periods. The fair values of the receivable from the Principal Stockholder and redeemable common stock cannot be determined.

STOCK-BASED COMPENSATION

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". The Company has determined that it will continue to account for employee stock-based compensation under Accounting Principles Board No. 25 and elect the disclosure-only alternative under SFAS No. 123. The Company will be required to disclose the pro forma net income or loss and per share amounts in the notes to consolidated financial statements using the fair value based method beginning in 1996. The Company has not determined the impact of these pro forma adjustments.

EARNINGS PER SHARE OF COMMON AND CLASS B COMMON STOCK


    (A) HISTORICAL



    Historical net income (loss) per common and Class B common share is computed using the weighted average number of common, Class B common and common equivalent shares outstanding, after reflecting the issuance of shares pursuant to the Mergers immediately prior to this offering. Common equivalent shares from stock options and warrants are excluded from the computation if their effect is antidilutive, except that, pursuant to the Securities and Exchange Staff Accounting Bulletins, common and common equivalent shares issued at prices below the public offering price during the twelve months immediately preceding the initial filing date have been included in the calculation as if they were outstanding for all periods presented using the treasury stock method and the assumed initial public offering price of $14.50 (the midpoint of the range of the estimated initial public offering price).



    (B) PRO FORMA



    Pro forma net income per share is computed using pro forma net income and the weighted average number of common, Class B common and common equivalent shares outstanding, after reflecting the issuance of shares pursuant to the Mergers immediately prior to this offering. Common equivalent shares from stock options and warrants are excluded from the computation if their effect is antidilutive, except that, pursuant to the Securities and Exchange Staff Accounting Bulletins, common and common equivalent shares issued at prices below the public offering price during the twelve months immediately preceding the

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

initial filing date have been included in the calculation as if they were outstanding for all periods presented using the treasury stock method and the assumed initial public offering price of $14.50 (the midpoint of the range of the estimated initial public offering price).



    (C) SUPPLEMENTAL



    Supplemental net income per common and Class B common share for the year ended December 31, 1995 was $.24. For this calculation, the weighted average number of common and Class B common shares includes the number of shares whose assumed sale at the assumed initial public offering price of $14.50 per share would provide the proceeds needed to retire $45,000 of borrowings outstanding under the Company's financing agreement; notes payable totaling $3,800; $3,200 to redeem the preferred stock of a subsidiary and $2,200 to redeem the Preferred Stock of the Company, and the net income applicable to Common and Class B stockholders was adjusted to exclude the related financing and interest expenses of the debt.


UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS


    In the opinion of the Company's management, the consolidated balance sheet as of September 30, 1996, the consolidated statements of operations and cash flows for the nine months ended September 30, 1995 and 1996, and the consolidated statement of stockholders' deficit for the nine months ended September 30, 1996 contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results for any other period.


STATEMENTS OF CASH FLOWS

    For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents. The Company has determined that the effect of foreign exchange rate changes on cash flows is not material.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 3 -- ACCOUNTS RECEIVABLE, NET

    Accounts receivable, net consists of the following:


                                                                                 DECEMBER 31,
                                                                            ----------------------  SEPTEMBER 30,
                                                                               1994        1995         1996
                                                                            ----------  ----------  -------------
Trade.....................................................................  $  108,056  $  146,002   $   185,849
Earned commissions (A)....................................................      11,900      13,583        17,563
                                                                            ----------  ----------  -------------
                                                                               119,956     159,585       203,412
Less: Allowance for doubtful accounts.....................................       2,018       3,865         4,913
                                                                            ----------  ----------  -------------
  Accounts receivable, net................................................  $  117,938  $  155,720   $   198,499
                                                                            ----------  ----------  -------------
                                                                            ----------  ----------  -------------


------------------------


(A) Earned commissions receivable represent commissions on advertisements that have not been published, and relate to yellow page advertisements only. Upon publication of the related yellow page directories, the earned commissions plus the related advertising cost at December 31, 1994 and 1995 and September 30, 1996 are recorded as accounts receivable of $63,049, $75,161 and $97,317, respectively, and the related advertising costs are recorded as accounts payable of $51,149, $61,578 and $79,754, respectively.


NOTE 4 -- PROPERTY AND EQUIPMENT, NET

    Property and equipment, net consists of the following:


                                                                                  DECEMBER 31,
                                                                              --------------------  SEPTEMBER 30,
                                                                                1994       1995          1996
                                                                              ---------  ---------  --------------
Buildings and improvements..................................................  $     969  $     881    $      884
Furniture and equipment.....................................................     22,080     25,028        37,506
Leasehold improvements......................................................      2,524      3,027         3,202
Transportation equipment (see below)........................................      5,643        226           453
                                                                              ---------  ---------       -------
                                                                                 31,216     29,162        42,045
Less: Accumulated depreciation and amortization.............................     15,824     17,225        24,307
                                                                              ---------  ---------       -------
  Property and equipment, net...............................................  $  15,392  $  11,937    $   17,738
                                                                              ---------  ---------       -------
                                                                              ---------  ---------       -------



    Furniture and equipment includes equipment under capital leases at December 31, 1994 and 1995 and September 30, 1996 with a cost of $3,001, $3,637, and
$7,375, respectively, and accumulated amortization of $1,578, $2,063 and $2,960, respectively.



    Assets held for sale of $5,735 and $2,768 at December 31, 1995 and September 30, 1996, respectively, represents certain transportation equipment, part of which was sold during May 1996 to a third party for a $314 gain which is included in Other, net in the consolidated statement of operations for the nine months

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 4 -- PROPERTY AND EQUIPMENT, NET (CONTINUED)

ended September 30, 1996, and the balance of which will be purchased by the Principal Stockholder at net book value upon the closing of this offering.


NOTE 5 -- BUSINESS ACQUISITIONS


    The Company has acquired 35 businesses (primarily recruitment advertising businesses) between January 1, 1993 and September 30, 1996 including, on July 2, 1996, all of the outstanding shares of Neville Jeffress Australia Pty Limited ("Neville Jeffress"). Neville Jeffress had commissions and fees of approximately $24,000 for the year ended June 30, 1996. The total amount of cash paid and promissory notes issued for these acquisitions was approximately $8,743, $12,230 and $26,709 during 1993, 1994 and 1995, respectively, and $17,509 during the nine months ended September 30, 1996. These acquisitions have been accounted for under the purchase method. Accordingly, operations of these businesses have been included in the consolidated financial statements from their acquisition dates.



    The summarized unaudited pro forma results of operations set forth below for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1995 and 1996 assume the acquisitions in 1994 and 1995 and the nine months ended September 30, 1996 occurred as of the beginning of the year of acquisition and the beginning of the preceeding year.



                                                      YEAR ENDED          NINE MONTHS ENDED
                                                     DECEMBER 31,           SEPTEMBER 30,
                                                ----------------------  ---------------------
                                                   1994        1995       1995        1996
                                                ----------  ----------  ---------  ----------
Commissions and fees..........................  $  100,353  $  157,550  $  98,034  $  120,061
Net income (loss) applicable to common and
  Class B common stockholders.................      (3,287)      3,676        191
Net income (loss) per common and
  Class B common share........................        (.17)        .19        .01
Pro forma net income, reflecting adjustment
  for special compensation....................      --          --         --             381
Pro forma net income per common and Class B
  common share................................      --          --         --             .02



    In addition, for the period October 1 through November 15, 1996, the Company has also acquired one and entered into agreements to acquire or is probable of acquiring a majority interest in three other unrelated companies, primarily engaged in recruitment advertising, which had aggregate annual commissions and fees of approximately $7,000. The aggregate purchase price for these acquisitions is expected to be approximately $8,000.



    These acquisitions will be accounted for using the purchase method of accounting. The excess of the acquisition costs over the fair value of net tangible assets acquired, which is expected to be approximately $7,200, will be amortized on a straight-line basis over 30 years.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 6 -- INTANGIBLES, NET

    Intangibles, net consists of the following:


                                                                 DECEMBER 31,
                                                          --------------------------  SEPTEMBER 30,  AMORTIZATION
                                                              1994          1995          1996          PERIOD
                                                          ------------  ------------  -------------  ------------
                                                                                                       (YEARS)

Client lists, net of accumulated amortization of $2,388,
 $2,935 and $3,558, respectively........................   $    5,796    $    7,567     $   9,129      5 to 30

Covenants not to compete, net of accumulated
 amortization of $1,076, $1,314 and $1,594,
 respectively...........................................          844         1,764         1,370       3 to 6

Excess of cost of investments over fair value of net
 assets acquired, net of accumulated amortization of
 $3,153, $4,377 and $6,194, respectively................       17,388        36,485        54,452      10 to 30

Other, net of accumulated amortization of $1,053, $1,447
 and $1,577, respectively...............................        1,235         1,021           927      4 to 10
                                                          ------------  ------------  -------------

                                                           $   25,263    $   46,837     $  65,878
                                                          ------------  ------------  -------------
                                                          ------------  ------------  -------------

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 7 -- FINANCING AGREEMENT

    The Company obtains its financing from a financial institution under a five-year financing agreement as amended and restated on June 27, 1996, and as further amended on August 29, 1996, with automatic one-year extensions unless terminated by either party at least 90 days prior to expiration of the initial term or any renewal term (the "Agreement"). The Agreement provides for borrowings of up to $100,000 at an interest rate of either: (a) prime rate or 1/2% over the Federal Funds Rate, whichever is higher, less 1% to plus 1% as determined under the Agreement; or (b) LIBOR, plus 1 1/2% to 3 1/2% as determined under the Agreement; at the borrower's option. Borrowings under the Agreement are based on 90% of eligible accounts receivable, which are amounts billed under 120 days old and amounts to be billed on an installment basis under 360 days old from first installment billing, as defined. Substantially all assets of the Company are pledged as collateral for borrowings under the Agreement. The Agreement contains certain covenants which restrict, among other things, the ability of the Company to borrow, pay dividends, acquire businesses, guarantee debts of others and lend funds to affiliated companies and contains criteria on the maintenance of certain financial statement amounts and ratios, all as defined in the Agreement. In addition, the Agreement also provides for a 0.50% fee on any unused portion of the commitment and a termination fee of $3,000 through June 30, 1997 which is reduced annually thereafter. However, in the event of an initial public offering, the termination fee is fixed at $1,000 for the life of the Agreement. At December 31, 1995, the Company was in violation of certain of the covenants and financial ratios under a prior agreement, which violations were waived by the lender.


    At September 30, 1996, the prime rate, Federal Funds Rate and one month LIBOR were 8.25%, 6.38% and 5.44%, respectively, and borrowings outstanding were at a weighted average interest rate of 7.98%.



    In October 1993, the Company issued a warrant to the lender to purchase one percent of the issued and outstanding common stock of the Company (as defined in the agreement) for an exercise price of $.01 per share. The warrant is exercisable in whole or in part only upon the closing of an initial public offering of the Company's common stock and expires on December 31, 2000 (the "Expiration Date"). The warrant was independently appraised at $600, which amount is being amortized over the remaining term of the original financing agreement of 30 months from October 1993. In the event that the warrant does not become exercisable prior to the Expiration Date, the financial institution has a right to surrender the unexercised warrant to the Company at any time thereafter for $500. If the value of the shares covered by this warrant at the initial public offering price is less than $1,000, then the Company is obligated to make up the deficiency. In addition, in the quarter in which this offering is completed, there will be an additional interest charge of approximately $2.7 million upon the exercise of such warrant to reflect the difference between the value of the stock issued (228,739 shares) at the assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price) and the original amount recorded.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 8--LONG-TERM DEBT

    Long-term debt consists of the following:


                                                                                   DECEMBER 31,
                                                                               --------------------  SEPTEMBER 30,
                                                                                 1994       1995         1996
                                                                               ---------  ---------  -------------
Borrowings under financing agreement (see Note 7)............................  $  66,541  $  77,536   $    90,885
Borrowings under financing agreement, interest payable at the Canadian Prime
  Rate (which approximated 7.0% at December 31, 1995), expiring March 1998 and collateralized by the assets of a subsidiary in the amount of
  approximately $4,000 at September 30, 1996.................................        275      2,200         1,641
Acquisition notes payable in annual and monthly installments through 1997
  with interest at 8.5%......................................................     --          7,026         3,793
Other acquisition notes payable, noninterest bearing, interest imputed at
  6.7% to 8.0%, in varying installments through 2000.........................      2,822      8,277        11,055
Capitalized lease obligations, payable with interest from 9% to 15%, in
  varying installments through 2000..........................................      1,869      1,571         3,868
Notes payable, in varying monthly installments maturing through 2001, with
  interest at rates ranging from 7.5% to 8.5%................................      3,711      3,269         2,589
                                                                               ---------  ---------  -------------
                                                                                  75,218     99,879       113,831
Less: Current portion........................................................      3,210     11,809        11,022
                                                                               ---------  ---------  -------------
                                                                               $  72,008  $  88,070   $   102,809
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------


    The noncurrent portion of long-term debt matures as follows:

                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
1997............................................................................   $    5,755
1998............................................................................        3,379
1999............................................................................        1,010
2000............................................................................          340
Thereafter......................................................................       77,586
                                                                                  ------------
                                                                                   $   88,070
                                                                                  ------------
                                                                                  ------------

NOTE 9--MINORITY INTEREST

    In connection with an acquisition in 1990, a subsidiary of the Company issued 88,425 shares of nonvoting convertible 10% cumulative preferred stock in exchange for 88,425 shares (58%) of the outstanding common stock of the acquired company held by the acquired company's employee stock ownership trust. The preferred stock is callable by this subsidiary at $36.00 per share plus accrued dividends and is subject to a put option on the shares of the subsidiary's common stock exercisable by participants in the plan upon distribution and a put option by the plan or participants. The redemption price with respect to the put is the greater of $36.00 plus a call premium of $1.80 per share and any unpaid dividends on the preferred stock or the fair market value of the subsidiary's common stock, into which the

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 9--MINORITY INTEREST (CONTINUED)
preferred stock may be converted. The conversion rate is equal to the number of shares of the subsidiary's common stock which have a fair market value equal to the number of shares of preferred stock. The respective fair market values would be determined by an independent appraiser. The book value of these shares of approximately $3,000, which approximates the redemption price, is included in minority interest in the consolidated balance sheets. These shares are expected to be redeemed upon the completion of this offering.

NOTE 10--REDEEMABLE PREFERRED STOCK

    During 1991, the Company sold 200,000 shares of 10.5% nonvoting cumulative preferred stock ($10.00 par value) to the Company's profit sharing plan for $2,000. The preferred stock is puttable by the holders and redeemable in an amount equal to the par value plus a call premium of $.525 per share and any unpaid cumulative dividends. There are certain restrictions, as defined, regarding the maximum amount of shares which can be put to the Company in any year. These shares are expected to be redeemed upon the completion of this offering.

NOTE 11--STOCKHOLDERS' DEFICIT

STOCK INCENTIVE PLANS

    In January 1996, the Company's Board of Directors (the "Board") adopted the 1996 Employee Stock Option Plan (the "Stock Option Plan"), which provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options, to purchase an aggregate of up to 900,000 shares of the common stock of the Company. The Stock Option Plan permits the granting of options to officers, employees and consultants of the Company, its subsidiaries and affiliates.

    Under the Stock Option Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of the Company's capital stock on the date of grant). The exercise price of a nonqualified stock option must be not less than the par value of a share of the common stock on the date of grant. The term of an incentive or nonqualified stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Stock Option Plan provides that the maximum option grant which may be made to an executive officer in any calendar year is 45,000 shares.


    On January 3, 1996, options to purchase an aggregate of 296,640 shares of common stock were granted to officers, employees and consultants of the Company at a purchase price equal to $6.65 per share, the fair market value of the common stock on the date of grant as determined by the Board. Such options vest at the rate of 25% of the original grant commencing one year after the date of grant. During the nine months ended September 30, 1996, 7,056 options were cancelled. At September 30, 1996, none of the outstanding options were exercisable.


    In January 1996, the Company also adopted a stock option plan for non-employee directors (the "Directors' Plan"), pursuant to which options to acquire a maximum aggregate of 180,000 shares of

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 11--STOCKHOLDERS' DEFICIT (CONTINUED) common stock may be granted to non-employee directors. Options granted under the Directors' Plan do not qualify as incentive stock options within the meaning of
Section 422 of the Code. The Directors' Plan provides for an automatic grant to each of the Company's nonemployee directors of an option to purchase 11,250 shares of common stock on the date of such director's initial election or appointment to the Board. The options will have an exercise price of 100% of the fair market value of the common stock on the date of grant, have a ten-year term and become exercisable in accordance with a vesting schedule determined by the Board of Directors.


    Options to purchase 11,250 shares of common stock at a purchase price per share equal to $6.65 per share, the fair market value of the common stock on the date of grant as determined by the Board, were granted on January 24, 1996 to one non-employee director. Half of these options vested on the date of the grant and the balance vests in 2 equal annual installments commencing one year after the date of grant. In September 1996, options to purchase an aggregate of 33,750 of common stock were granted to three directors under this plan at an exercise price per share equal to the initial public offering price per share, the fair value on the date of grant as determined by the Board. Vesting is on terms similar to that of the previous director's grant. At September 30, 1996, 22,500 options are exercisable.


STOCK OPTIONS

    In connection with an acquisition in 1995, the Company issued options to acquire shares of the Company's common stock in exchange for a $400 obligation of the Company incurred in connection with this acquisition. That obligation was amended in September 1996 in consideration of the termination of a put option. The number of shares to be acquired is determined by formula. Based on the assumed initial public offering price of $14.50, the number of shares to be issued will be 82,410. The option holders have given notice to exercise their options on the closing of the public offering.

NOTE 12--RESTRUCTURING CHARGE

    During 1993, the Company recorded a charge of $1,318 for the restructuring of its operations which consisted primarily of accruals for severance pay and related items. As of December 31, 1995 such accruals were fully utilized.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 13 -- PROVISION (BENEFIT) FOR INCOME TAXES

    The components of income (loss) before the provision (benefit) for income taxes, minority interests and equity in earnings of affiliates are as follows:


                                                                                                  NINE MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                               --------------------------------  --------------------
                                                                  1993       1994       1995       1995       1996
                                                               ----------  ---------  ---------  ---------  ---------
Domestic.....................................................  $   (5,548) $  (2,661) $   6,955  $   2,473  $    (944)
Foreign......................................................         (59)       164      1,210      1,230      2,350
                                                               ----------  ---------  ---------  ---------  ---------
  Total income (loss) before provision (benefit) for income
    taxes, minority interests and equity in earnings of
    affiliates...............................................  $   (5,607) $  (2,497) $   8,165  $   3,703  $   1,406
                                                               ----------  ---------  ---------  ---------  ---------
                                                               ----------  ---------  ---------  ---------  ---------


    The provision (benefit) for income taxes is as follows:


                                                                                                   NINE MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                                 -------------------------------  --------------------
                                                                   1993       1994       1995       1995       1996
                                                                 ---------  ---------  ---------  ---------  ---------
Current tax provision (benefit):
  U.S. Federal.................................................  $      64  $     194  $      87  $  (1,333) $   1,051
  State and local..............................................         16        298        320        222        263
  Foreign......................................................         28        162        810        490        855
                                                                 ---------  ---------  ---------  ---------  ---------
        Total current..........................................        108        654      1,217       (621)     2,169
                                                                 ---------  ---------  ---------  ---------  ---------
Deferred tax provision (benefit):
  U.S. Federal.................................................       (543)      (787)     2,051      2,754       (410)
  State and local..............................................       (887)      (200)       535        114       (127)
  Foreign......................................................     --         --            419         51         23
                                                                 ---------  ---------  ---------  ---------  ---------
        Total deferred.........................................     (1,430)      (987)     3,005      2,919       (514)
                                                                 ---------  ---------  ---------  ---------  ---------
        Total provision (benefit)..............................  $  (1,322) $    (333) $   4,222  $   2,298  $   1,655
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 13 -- PROVISION (BENEFIT) FOR INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to the Company's deferred tax asset (liability) are as follows:


                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                                     SEPTEMBER 30,
                                                                                 1994       1995         1996
                                                                               ---------  ---------  -------------
Current deferred tax assets (liabilities):
  Earned commissions.........................................................  $  (4,760) $  (5,433)   $  (7,025)
  Allowance for doubtful accounts............................................        832      1,462        1,965
  Work-in-process............................................................     (4,684)    (5,316)      (5,403)
  Accrued expenses and other liabilities.....................................        707       (135)          52
                                                                               ---------  ---------  -------------
      Total current deferred tax liability...................................     (7,905)    (9,422)     (10,411)
                                                                               ---------  ---------  -------------
Noncurrent deferred tax assets (liabilities):
  Property and equipment.....................................................      2,056      1,237          140
  Intangibles................................................................         38        (76)        (681)
  Tax loss carryforwards.....................................................      8,868      8,313       10,490
                                                                               ---------  ---------  -------------
      Total noncurrent deferred tax asset....................................     10,962      9,474        9,949
                                                                               ---------  ---------  -------------
      Net deferred tax asset (liability).....................................  $   3,057  $      52    $    (462)
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------


    At December 31, 1995, the Company has net operating loss carryforwards for U.S. federal tax purposes of approximately $21,300 which expire through 2009. The Company has concluded that, based on expected future results and the future reversals of existing taxable temporary differences, it is more likely than not that the deferred tax assets will be realized.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 13 -- PROVISION (BENEFIT) FOR INCOME TAXES (CONTINUED)
    The provision (benefit) for income taxes differs from the amount computed using the federal statutory income tax rate as follows:


                                                                                                  NINE MONTHS ENDED
                                                                    YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                                -------------------------------  --------------------
                                                                  1993       1994       1995       1995       1996
                                                                ---------  ---------  ---------  ---------  ---------
Provision (benefit) at federal statutory rate.................  $  (1,906) $    (849) $   2,776  $   1,259  $     479
State income taxes, net of federal income tax effect..........       (159)       (35)       514        222         90
Nondeductible expenses........................................        231        342        419        330        437
Non-deductible special compensation charge....................     --         --         --         --            228
Interest imputed on receivable from principal stockholder.....        127        146        198         42        102
Losses for which no tax benefits are available................        313          4        503        310        282
Foreign income taxes at other than the federal
  statutory rate..............................................         47        (19)       149        123         79
Other.........................................................         25         78       (337)        12        (42)
                                                                ---------  ---------  ---------  ---------  ---------
Income tax provision (benefit)................................  $  (1,322) $    (333) $   4,222  $   2,298  $   1,655
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------


    Provision has not been made for U.S. or additional foreign taxes on undistributed earnings of foreign subsidiaries. Those earnings have been and will continue to be reinvested. These earnings could become subject to additional tax if they were remitted as dividends, if foreign earnings were loaned to the Company or a U.S. affiliate, or if the Company should sell its stock in the foreign subsidiaries. It is not practicable to determine the amount of additional tax, if any, that might be payable on the foreign earnings; however, the Company believes that foreign tax credits would substantially offset any U.S. tax. At December 31, 1995, the cumulative amount of reinvested earnings was not material.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 14--COMMITMENTS AND CONTINGENCIES

    (A) LEASES

    The Company leases its facilities and certain equipment under operating leases and certain equipment under capital leases. Future minimum lease commitments under both noncancellable operating leases and capital leases at December 31, 1995 are as follows:

                                                                                            CAPITAL      OPERATING
                                                                                            LEASES        LEASES
                                                                                         -------------  -----------
1996...................................................................................    $     673     $   6,189
1997...................................................................................          507         5,171
1998...................................................................................          283         4,740
1999...................................................................................          171         4,510
2000...................................................................................          102         3,789
Thereafter.............................................................................       --             6,867
                                                                                              ------    -----------
                                                                                               1,736     $  31,266
                                                                                                        -----------
                                                                                                        -----------
Less: Amount representing interest.....................................................          229
                                                                                              ------
Present value of minimum lease payments................................................        1,507
Less: Current portion..................................................................          531
                                                                                              ------
                                                                                           $     976
                                                                                              ------
                                                                                              ------


    Rent and related expenses under operating leases amounted to approximately $6,035, $6,470 and $7,735 for the years ended December 31, 1993, 1994 and 1995, respectively, and $5,535 and $7,582 for the nine months ended September 30, 1995 and 1996, respectively.


    (B) CONSULTING, EMPLOYMENT AND NONCOMPETE AGREEMENTS

    The Company has entered into various consulting, employment and noncompete agreements with certain management personnel and former owners of acquired businesses. These agreements are generally three to five years in length, with one for a term of fifteen years and two providing aggregate annual lifetime payments of approximately $135, and provide for the following total payments:

                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  -------------
1996............................................................................    $   1,483
1997............................................................................        1,220
1998............................................................................          833
1999............................................................................          536
2000............................................................................          472
Thereafter......................................................................        1,414
                                                                                       ------
                                                                                    $   5,958
                                                                                       ------
                                                                                       ------

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 14--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    (C) EMPLOYEE BENEFIT PLANS


    The Company has a 401(k) profit sharing plan covering all eligible employees. Employer matching contributions, which are a maximum of 2% of payroll of participating employees, amounted to approximately $392, $368 and $584 for the years ended December 31, 1993, 1994 and 1995, respectively, and $413 and $392 for the nine months ended September 30, 1995 and 1996, respectively.



    In addition, the Company has a defined contribution profit sharing plan covering all eligible employees. Contributions, which are at the discretion of the Board of Directors, were not made in the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1996. The Board does not anticipate any contributions will be made in the future.


    (D) LITIGATION

    The Company is subject to various claims, suits and complaints arising in the ordinary course of business. Although the outcome of these legal matters cannot be determined, it is the opinion of management that the final resolution of these matters will not have a material adverse effect on the Company's financial condition, operations or liquidity.

    (E) OTHER

        (i) The Company is contingently liable on a note of the Principal Stockholder in the amount of approximately $1,600. In addition, a corporate asset is pledged as collateral for the repayment of this note.

        (ii) The majority stockholder of an unconsolidated equity investee has an agreement which requires the Company to purchase his interest, based on a formula value, upon death. The value of his shares at December 31, 1995 is approximately $4,000 based on the formula.

NOTE 15--RELATED PARTY TRANSACTIONS


    (A) The Company has loaned three affiliates, in which the Principal Stockholder of the Company is an equity owner, a total of $1,346, $258 and $658 at December 31, 1994 and 1995 and September 30, 1996, respectively.



    (B) The Company has receivables from certain of its stockholders aggregating $235, $500, and $311 at December 31, 1994 and 1995 and September 30, 1996, respectively.



    (C) Receivables from its Principal Stockholder of $8,188, $6,530 and $9,490 at December 31, 1994 and 1995 and September 30, 1996, respectively, consist primarily of noninterest-bearing advances. These advances are expected to be paid in full promptly upon the completion of this offering.



    (D) During the nine months ended September 30, 1996, the Company entered into an agreement with one of its stockholders which requires the Company to repurchase such stockholders' common stock of the Company in the event that the Company does not close an initial public offering of its common stock

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 15--RELATED PARTY TRANSACTIONS (CONTINUED)

during 1996. The purchase price for the shares is $1,172, to be paid in the form of a note providing for 60 equal monthly payments beginning in February 1997. This obligation is included in redeemable common stock at September 30, 1996. In addition, in connection with the purchase of the minority interest in a subsidiary, the Company issued 159,231 shares of Common Stock valued at $1,055. These stockholders entered into agreements with the Company which provide that upon death or termination of employment such shareholder is required to sell and the Company is required to purchase the shares at a formula price, as defined in the agreement. Such requirement to repurchase these shares expires upon an initial public offering of the Company's common stock. Accordingly these shares are included in redeemable common stock.



    (E) In August 1996, the Company entered into an agreement whereby it acquired the minority interest of a subsidiary for 46,350 shares of Common Stock. Such shares, valued at $672 based on an assumed initial public offering price of $14.50 per share (the midpoint of the range of the estimated initial public offering price), were recorded as special compensation because the stockholder had received his shares in the subsidiary for no consideration and accordingly, was not considered to have made a substantial investment for the minority shares. The agreement also provides that upon death or termination of employment the stockholder is required to sell and the Company is required to purchase the shares. Such requirement to repurchase these shares expires upon an initial public offering of the Company's common stock. Accordingly these shares are included in redeemable common stock.



    (F) The Company charged management and other fees to affiliates for services provided of approximately $550, $670, $873, $583, and $557 for the years ended December 31, 1993, 1994, 1995 and the nine months ended September 30, 1995 and 1996, respectively.



    (G) In January 1994, the Company acquired a 50% interest in an agency selling real estate advertising for $150,000. In connection with this acquisition, the Company agreed to provide the agency with certain office and administrative services which amounted to $685, $725, $547, and $657 in the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1995 and 1996, respectively, in exchange for 50% of the agency's profits, as defined in the agreement. The Company also entered into three-year employment and consulting agreements with the two other stockholders of the agency and granted them the right to convert their agency shares into Company shares after an initial public offering. That conversion right, as amended, provides that those two stockholders may convert 25% of the agency's stock into unregistered common stock of the Company with a total value of $1,000 as of the effective date of conversion. The conversion cannot be exercised prior to January 2, 1997.



    (H) In 1994, the Principal Stockholder gave 374,940 shares of common stock as compensation to certain employees. These shares were recorded at fair market value of $55 on the date they were given, as determined by the Company. In 1996 the Company issued 142,740 shares of common stock as compensation to one employee. These shares were valued at fair market value of $20 on the date they were issued, as determined by the Company.



    (I) The Company leases three offices from entities in which the Principal Stockholder and other stockholders have between a 49% and 90% ownership interest. Annual rent expense under these leases, which expire on various dates through the year 2013, amounts to approximately $803. In addition an

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 15--RELATED PARTY TRANSACTIONS (CONTINUED) investee of the Company leases an office, at an annual rental of approximately $119, from a partnership in which the Principal Stockholder holds a 49% interest.

NOTE 16 -- SUPPLEMENTAL CASH FLOW INFORMATION

    Cash paid for interest and income taxes amounted to the following:


                                                                                                   NINE MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                                 -------------------------------  --------------------
                                                                   1993       1994       1995       1995       1996
                                                                 ---------  ---------  ---------  ---------  ---------
Interest.......................................................  $   7,731  $   8,809  $  10,601  $   5,337  $   5,770
Income taxes...................................................        119        239        589        287        739


    In conjunction with business acquisitions, the Company used cash as follows:


                                                                                                NINE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                              -------------------------------  --------------------
                                                                1993       1994       1995       1995       1996
                                                              ---------  ---------  ---------  ---------  ---------
Fair value of assets acquired, excluding cash...............  $   3,417  $  16,537  $  37,260  $  30,883  $  50,537
Less: Liabilities assumed and created upon acquisition......      2,444     10,210     25,936     22,251     33,926
                                                              ---------  ---------  ---------  ---------  ---------
Net cash paid...............................................  $     973  $   6,327  $  11,324  $   8,632  $  16,611
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------


NOTE 17--SUBSEQUENT EVENTS


    (a) The Company plans to complete an underwritten Offering of 4,147,437 shares of its common stock.



    (b) In November 1996, an action was commenced against Old TMP, WCI and the Principal Stockholder by a former employee. The complaint alleges, among other things, that the defendants breached purported contractual obligations pursuant to which the former employee was entitled to a 40% ownership interest in the Company's recruitment advertising business, and breached fiduciary obligations to the former employee arising out of the deprivation of his supposed 40% interest. The former employee seeks damages in an unspecified amount and punitive damages in the amount of $10 million for each claim. The Company and the Principal Stockholder intend to vigorously contest the complaint. There can be no assurance as to the outcome of the litigation and, in the event of a decision adverse to the Company, the Company's business, financial condition and operating results, and the Company's stockholders could be materially adversely affected. The Principal Stockholder has agreed to indemnify the Company against any adverse judgment. There can be no assurance, however, that the Principal Stockholder will have sufficient financial resources to satisfy any indemnification claims.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
      (INFORMATION RELATED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND
                 SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 17--SUBSEQUENT EVENTS (CONTINUED)

    (c) Effective November 15, 1996, the Company entered into an employment agreement with its Principal Stockholder for a term ending on November 14, 2001. The agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 90 days prior to its expiration. Under the agreement, the Principal Stockholder is entitled to a base salary of $1,500 per year and mandatory bonuses of $375 per quarter. The agreement also provides that the Company will pay the Principal Stockholder his base salary and mandatory bonuses for the remaining term of the agreement in the event he is terminated for reasons other than cause.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Members of Neville Jeffress Australia Pty Limited

SCOPE


    We have audited the accompanying consolidated balance sheets of Neville Jeffress Australia Pty Limited (the "Company") as of 30 June 1996 and 30 June 1995, and the related consolidated statements of profit and loss, shareholder's equity and cash flows for each of the years then ended (the "audit periods").


    These special purpose financial statements, which have been prepared in accordance with accounting principles generally accepted in Australia, are the responsibility of the Company's management.


    Our responsibility is to conduct independent audits of the financial statements for the audit periods in order to express an opinion on them based on our audits.



    We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    Our audit opinion expressed in this report has been formed on the above basis.

OPINION


    In our opinion, the consolidated financial statements of Neville Jeffress Australia Pty Limited for the audit periods present fairly, in all material respects, the financial position of the Company and its subsidiaries at 30 June 1996 and 30 June 1995, and the results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in Australia, as described in the financial statements.



Dated at Sydney, Australia, this 8th day of November 1996.


BDO NELSON PARKHILL
Chartered Accountants

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                            (IN AUSTRALIAN DOLLARS)


                                                                                                 30 JUNE      30 JUNE
                                                                                                  1995         1996
                                                                                     NOTES          $            $
                                                                                     -----     -----------  -----------
ASSETS
FIXED ASSETS
Intangible fixed assets.........................................................           1       --           --
Tangible fixed assets:                                                                     2
  Land and buildings............................................................                 1,658,176   1,706,544
  Other fixed assets............................................................                 2,960,241   3,006,192
                                                                                               -----------  -----------
Total tangible fixed assets.....................................................                 4,618,417   4,712,736
                                                                                               -----------  -----------
TOTAL FIXED ASSETS..............................................................                 4,618,417   4,712,736
                                                                                               -----------  -----------
OTHER NON-CURRENT ASSETS
Investments.....................................................................           3       549,692     554,457
Future income tax benefit.......................................................                 1,443,829   1,462,121
                                                                                               -----------  -----------
TOTAL NON-CURRENT ASSETS........................................................                 1,993,521   2,016,578
                                                                                               -----------  -----------
CURRENT ASSETS
Inventories.....................................................................           4       178,923     252,946
Cash at bank....................................................................                 1,674,722   1,211,020
Accounts receivable:
  Trade debtors.................................................................                26,024,689  24,407,514
  Receivables from related entities.............................................                 2,355,276   3,619,043
  Short-term deposits...........................................................                 7,602,468  10,400,791
  Other debtors and prepayments.................................................                   752,428     799,918
                                                                                               -----------  -----------
TOTAL CURRENT ASSETS............................................................                38,588,506  40,691,232
                                                                                               -----------  -----------
TOTAL ASSETS....................................................................                45,200,444  47,420,546
                                                                                               -----------  -----------
                                                                                               -----------  -----------
EQUITY AND LIABILITIES
SHAREHOLDERS' EQUITY............................................................                 3,842,695   5,215,284
                                                                                               -----------  -----------
OUTSIDE SHAREHOLDERS' INTEREST..................................................           5       147,667     210,531
                                                                                               -----------  -----------
PROVISIONS:                                                                                6
Employee entitlements...........................................................                 1,701,448   1,879,280
Deferred taxation...............................................................                    86,951       9,393
                                                                                               -----------  -----------
                                                                                                 1,788,399   1,888,673
                                                                                               -----------  -----------
LONG-TERM LIABILITIES
Bank loans......................................................................                   600,000     500,000
Lease liability.................................................................           7       438,678     391,905
Amounts due to related entities.................................................                   242,489      --
Other creditors and borrowings..................................................                    38,619       4,425
                                                                                               -----------  -----------
                                                                                                 1,319,786     896,330
                                                                                               -----------  -----------
CURRENT LIABILITIES
Bank loan.......................................................................                 3,202,076   2,793,147
Secured loans...................................................................                 2,940,000   3,350,000
Unsecured loans.................................................................                 1,708,966      41,667
Lease liability.................................................................           7       337,684     292,022
Trade creditors.................................................................                27,185,095  26,884,609
Amounts due to related companies................................................                   228,206   2,574,287
Taxation liabilities............................................................                   910,640   1,055,354
Other liabilities and accrued expenses..........................................                 1,589,230   2,218,642
                                                                                               -----------  -----------
                                                                                                38,101,897  39,209,728
                                                                                               -----------  -----------
TOTAL EQUITY AND LIABILITIES....................................................                45,200,444  47,420,546
                                                                                               -----------  -----------
                                                                                               -----------  -----------


   See accompanying summary of accounting policies and notes to consolidated financial statements.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF PROFIT AND LOSS
                            (IN AUSTRALIAN DOLLARS)


                                                                               30 JUNE    30 JUNE
                                                                                1995       1996
                                                                              12 MONTHS  12 MONTHS
                                                                    NOTES         $          $
                                                                    -----     ---------  ---------
Commissions and fees...........................................               21,663,259 32,060,026
                                                                              ---------  ---------
Operating expenses:
  Wages and salaries...........................................               10,449,141 17,216,840
  Depreciation of fixed assets.................................                 577,807  1,169,472
  Abnormal bad debt provision..................................               2,144,331     --
  Other operating expenses.....................................               7,684,587  11,373,602
                                                                              ---------  ---------
Total operating expenses.......................................               20,855,866 29,759,914
                                                                              ---------  ---------
Operating profit...............................................                 807,393  2,300,112
                                                                              ---------  ---------
Dividend received..............................................                  --        116,170
Interest income................................................                 440,856    334,306
Interest expense...............................................                 329,510    424,430
                                                                              ---------  ---------
  Net financial income.........................................                 111,346     26,046
                                                                              ---------  ---------
Income before income tax expense...............................                 918,739  2,326,158
Income tax expense.............................................           8      65,246    888,459
                                                                              ---------  ---------
Net income.....................................................                 853,493  1,437,699
Outside equity interest in net income..........................           5      22,669     62,864
                                                                              ---------  ---------
Net income attributable to members of Neville Jeffress
  Australia Pty Limited........................................                 830,824  1,374,835
                                                                              ---------  ---------
                                                                              ---------  ---------


   See accompanying summary of accounting policies and notes to consolidated financial statements.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                            (IN AUSTRALIAN DOLLARS)

                                                                                      FOREIGN
                                         SHARE CAPITAL                   CAPITAL     CURRENCY        ASSET
                                          PAR VALUE $1      RETAINED     PROFITS    TRANSLATION   REVALUATION      OTHER
                                      --------------------  EARNINGS     RESERVE      RESERVE       RESERVE      RESERVES
                                       SHARES        $          $           $            $             $             $
                                      ---------  ---------  ---------  -----------  -----------  -------------  -----------
Balance, 1 July 1994................  1,220,000  1,220,000  1,685,935     106,621       (6,607)       (7,085)       19,759
Net income attributable to
  members...........................     --         --        830,824                   --            --            --
Adjustment relating to adoption of
  new accounting standard...........     --         --        (53,900)     --           --            --            --
Transfers between reserves..........     --         --         19,759      --           --            --           (19,759)
Gain on translation of foreign
  controlled entities...............     --         --         --          --           47,148        --            --
                                      ---------  ---------  ---------  -----------  -----------       ------    -----------
Balance, 30 June 1995...............  1,220,000  1,220,000  2,482,618     106,621       40,541        (7,085)       --
Net income attributable to
  members...........................     --         --      1,374,835      --           --            --            --
Loss on translation of foreign
  controlled entities...............     --         --         --          --           (2,246)       --            --
                                      ---------  ---------  ---------  -----------  -----------       ------    -----------
Balance, 30 June 1996...............  1,220,000  1,220,000  3,857,453     106,621       38,295        (7,085)       --
                                      ---------  ---------  ---------  -----------  -----------       ------    -----------
                                      ---------  ---------  ---------  -----------  -----------       ------    -----------


                                          TOTAL
                                      SHAREHOLDERS'
                                         EQUITY
                                            $
                                      -------------
Balance, 1 July 1994................    3,018,623
Net income attributable to
  members...........................      830,824
Adjustment relating to adoption of
  new accounting standard...........      (53,900)
Transfers between reserves..........       --
Gain on translation of foreign
  controlled entities...............       47,148
                                      -------------
Balance, 30 June 1995...............    3,842,695
Net income attributable to
  members...........................    1,374,835
Loss on translation of foreign
  controlled entities...............       (2,246)
                                      -------------
Balance, 30 June 1996...............    5,215,284
                                      -------------
                                      -------------


   See accompanying summary of accounting policies and notes to consolidated financial statements.

                     NEVILLE JEFFRESS AUSTRALIA PTY LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (IN AUSTRALIAN DOLLARS)


                                                                                                   30 JUNE      30 JUNE
                                                                                                    1995         1996
                                                                                                  12 MONTHS    12 MONTHS
                                                                                       NOTES          $            $
                                                                                       -----     -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income attributable to members................................................                  830,824    1,374,835
Add/(deduct) non-cash items:
Depreciation & amortisation.......................................................                  577,807    1,169,472
Bad debts write-off...............................................................                1,876,858       --
Profit on sale of property, plant and equipment...................................                  (12,966)      (2,323)
Loss on disposal of controlled entity.............................................                   15,289       --
Amortisation of goodwill on acquisition...........................................                   56,848       --
Change due to application of new accounting standard..............................                  (53,900)      --
Increase in outside shareholders' interest........................................                   22,669       62,864
Gain/(loss) on translation of foreign controlled entities.........................                   47,148       (2,246)
Other.............................................................................                  (58,224)     (77,558)
Changes in assets and liabilities :
(Increase)/decrease in trade debtors..............................................               (3,960,773)   1,617,175
(Increase)/decrease in inventories................................................                  161,251      (74,023)
(Increase)/decrease in other current assets and prepayments.......................                  322,746      (47,490)
(Increase)/decrease in future income tax benefit..................................                 (153,113)     (18,292)
Increase/ (decrease) in trade creditors...........................................                1,662,980     (300,486)
Increase/ (decrease) in other creditors and accruals..............................               (1,943,907)     595,217
Increase/ (decrease) in tax provision.............................................                  142,095      144,714
Increase in employee entitlements.................................................                  375,088      177,832
                                                                                                 -----------  -----------
Net cash flows from/(used in) operating activities................................                  (91,280)   4,619,691
                                                                                                 -----------  -----------
CASH FLOWS FROM/(USED IN) INVESTING ACTIVITIES
Cash (into)/out of short-term deposit.............................................               (5,248,849)  (2,798,323)
Acquisition of property, plant and equipment......................................                 (980,956)  (1,375,265)
Proceeds from sale of property, plant and equipment...............................                   78,836      113,297
Net cash flow on disposal of controlled entity....................................          11      118,096       --
Cash paid for purchase of entity..................................................                 (544,604)      (4,265)
Net cash inflow/(outflow) on acquisition of controlled entity.....................          11    1,490,459       --
                                                                                                 -----------  -----------
Net cash from/(used in) investing activities......................................               (5,087,018)  (4,064,556)
                                                                                                 -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Finance lease repayments, net.....................................................                  118,857      (92,435)
Repayments of borrowings
  -external parties...............................................................                   --       (1,257,299)
Proceeds of borrowings
  -external parties...............................................................                2,231,376       --
  -related entities...............................................................                  650,491      839,826
                                                                                                 -----------  -----------
Net cash from/(used in) financing activities......................................                3,000,724     (509,908)
                                                                                                 -----------  -----------
NET INCREASE/(DECREASE) IN CASH HELD..............................................               (2,177,574)      45,227
Cash at beginning of the reporting period.........................................                   50,220   (2,127,354)
                                                                                                 -----------  -----------
CASH AT END OF REPORTING PERIOD...................................................               (2,127,354)  (2,082,127)
                                                                                                 -----------  -----------
                                                                                                 -----------  -----------
RECONCILIATION OF CASH
Cash balances comprise:
Cash at bank......................................................................                1,674,722    1,211,020
Bank loan.........................................................................               (3,802,076)  (3,293,147)
                                                                                                 -----------  -----------
                                                                                                 (2,127,354)  (2,082,127)
                                                                                                 -----------  -----------
                                                                                                 -----------  -----------


   See accompanying summary of accounting policies and notes to consolidated financial statements.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    These consolidated financial statements are a special purpose financial report prepared in order to meet the requirements of a registration statement to be submitted to the Securities and Exchange Commission.


    These consolidated financial statements have been prepared in Australian dollars in accordance with accounting principles generally accepted in Australia. These include applicable Accounting Standards and other mandatory professional reporting requirements with the exception of AASB 1024:
Consolidated Accounts (see Principles of Consolidation). At June 30, 1996 the exchange rate of Australian dollars to US dollars is .7875.


    The accounts have also been prepared on an accrual basis. They are based on historical costs and do not take into account changing money values or, except where specifically stated, current valuations of non-current assets.

    The accounting policies adopted have been consistently applied throughout the periods presented.


    Generally accepted accounting principles in Australia ("Australian GAAP") as utilized by the Company differs in certain respects from generally accepted accounting principles in the United States ("US GAAP"). With respect to the Company's financial statements, these differences primarily relate to accounting for business combinations. Under US GAAP, goodwill arising on acquisitions is capitalized and amortized over its economic life while under Australian GAAP as utilized by the Company, this goodwill is charged to operations in the year of the acquisition. In addition, subsequent utilization of acquired net operating losses is recorded as a reduction of income tax expense under Australian GAAP while under US GAAP, it is recorded as an adjustment to assets purchased.


PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements comprise the fully consolidated financial information for Neville Jeffress Australia Pty Limited and its group companies in which the company has majority control, with the exception of the following companies:

Media Monitors Australia Pty Limited;
National Advertising Services Pty Limited; and
Neville Jeffress Newsagencies Pty Limited.

    These companies were not included at the effective date of the acquisition of Neville Jeffress Australia Pty Limited and subsidiaries by TMP Worldwide Inc ("TMP"). Accordingly they do not form part of the group being acquired by TMP.

    The consolidated financial statements comprise the financial statements of those companies as set out in Note 3 to the consolidated financial statements.

    The consolidated financial statements include the information contained in the financial statements of Neville Jeffress Australia Pty Limited and each of the entities in the group being acquired by TMP as from the date the company obtains control until such time as control ceases.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES

    The accounts of subsidiaries are prepared for the same reporting period as the company, using consistent accounting policies. Adjustments are made to bring into line any dissimilar accounting policies which may exist.

    All intercompany balances and transactions, between entities consolidated, including unrealised profits and losses, have been eliminated in consolidation.

INVESTMENTS

    The company's interest in subsidiaries not forming part of the group of companies acquired by TMP was not consolidated (see Principles of Consolidation above), and has been included with associated entities at cost, and only dividend income received is taken into earnings. Associated entities are those in which the company holds a significant shareholding of the issued ordinary capital and participates in commercial and policy decision making.

INVENTORIES

    Inventories, including work-in-progress, are valued at the lower of cost and net realisable value.

RECOVERABLE AMOUNTS

    Assets are not revalued to an amount above their recoverable amount and, where carrying values exceed this recoverable amount, assets are written down. In determining the recoverable amount, the expected net cash flows have not been discounted to their present value.

PROPERTY, PLANT AND EQUIPMENT

    COST AND VALUATION

    Property, plant and equipment are valued at cost or at independent valuation. Decrements arising from revaluation have been debited to the profit and loss account. Acquisitions since the last revaluation have been brought to account at cost.

    Where assets have been revalued, the potential effect of the capital gains tax on disposal has not been taken into account in the determination of the revalued carrying amount where it is expected that a liability for capital gains tax will arise.

    Any gain or loss on the disposal of revalued assets is determined as the difference between the carrying value of the asset at the time of disposal and the proceeds from disposal, and is included in the results of the group in the year of disposal.

    DEPRECIATION AND AMORTISATION
    Buildings, plant and equipment are depreciated on a straight-line basis so as to write-off the cost or valuation of each asset over its anticipated useful life.

Major depreciation periods are:
Freehold buildings - 40 years
Plant and equipment - 3 to 15 years

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES

INCOME TAX

    Tax-effect accounting is applied using the liability method whereby income tax is regarded as an expense and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur between the time items are recognised in the accounts and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current rates, is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain of being realised.


    Where the earnings of overseas subsidiaries are subject to taxation under the Controlled Foreign Companies rules, this tax has been provided for in the accounts.


FOREIGN CURRENCIES

    TRANSLATION OF FOREIGN CURRENCY TRANSACTIONS

    Transactions in foreign currencies of entities within the group are converted to local currency at the rate of exchange ruling at the date of the transaction.

    Amounts payable to and by the entities within the group that are outstanding at the balance date and are denominated in foreign currencies have been converted to local currency using rates of exchange ruling at the balance sheet date.

    TRANSLATION OF ACCOUNTS OF OVERSEAS OPERATIONS

    All overseas operations are deemed self-sustaining as each is financially and operationally independent of Neville Jeffress Australia Pty Limited. The accounts of overseas operations are translated using the current rate method and any exchange differences are taken directly to the foreign currency translation reserve.

LEASES

    Finance leases, which effectively transfer to the group substantially all of the risks and benefits incidental to ownership of the leased item, are capitalised at the present value of the minimum lease payments, disclosed as leased property, plant and equipment, and amortised over the period the group is expected to benefit from the use of the leased assets.

    Operating lease payments, where the lessor effectively retains substantially all of the risks and benefits of ownership of the leased items, are included in the determination of the operating profit in equal instalments over the lease term.

EMPLOYEE ENTITLEMENTS

    Provision is made for employee entitlement benefits accumulated as a result of employees rendering services up to the reporting date. These benefits include wages and salaries, annual leave, and long service leave.

    Liabilities arising in respect of wages and salaries, annual leave, and any other employee entitlements expected to be settled within twelve months of the reporting date are measured at their nominal amounts. All other employee entitlement liabilities are measured at the present value of the estimated future cash outflows to be made in respect of services provided by employees up to the reporting date. In determining

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES

the present value of future cash outflows, the interest rates attaching to government guaranteed securities which have terms to maturities approximating the terms of the related liability are used.

    Employee entitlement expenses and revenues arising in respect of the following categories:

    - wages and salaries, non-monetary benefits, annual leave, long service leave, sick leave and other leave entitlements; and

    - other types of employee entitlements,

    are charged against profits on a net basis in their respective categories.

    Contributions are made by the group to employee defined contribution superannuation funds. These contributions are charged as expenses when incurred.

REVENUE RECOGNITION

    Substantially all revenues are derived from commissions for advertisements placed in newspapers, plus associated fees for related services. Commissions and fees are generally recognized upon placement date.

CASH FLOW DEFINITIONS

    For the purpose of the Consolidated Statements of Cash Flows, the group considers cash to include cash on hand and in banks and investments in money market instruments readily convertible to cash within two working days, net of outstanding bank overdraft.

GOODWILL

    Goodwill represents the excess of the purchase consideration over the fair value of identifiable net assets acquired at the time of acquisition of a business or share in a subsidiary. It is written off to the profit and loss account on acquisition.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            (IN AUSTRALIAN DOLLARS)

1 INTANGIBLES


                                                                                             30 JUNE     30 JUNE
                                                                                               1995        1996
                                                                                                $           $
                                                                                            ----------  ----------
Goodwill..................................................................................     125,456     125,456
Provision for amortisation................................................................    (125,456)   (125,456)
                                                                                            ----------  ----------
                                                                                                --          --
                                                                                            ----------  ----------
                                                                                            ----------  ----------


2 TANGIBLE FIXED ASSETS


                                                                             LAND AND   OTHER FIXED
                                                                            BUILDINGS     ASSETS        TOTAL
                                                                                $            $            $
                                                                            ----------  -----------  -----------
Movements in tangible fixed assets are:
1 July 1994
Cost......................................................................   1,824,870    3,941,228    5,766,098
Accumulated depreciation..................................................     144,172    2,243,710    2,387,882
                                                                            ----------  -----------  -----------
Book value................................................................   1,680,698    1,697,518    3,378,216
                                                                            ----------  -----------  -----------
                                                                            ----------  -----------  -----------
Movements in year ended 30 June 1995
Acquisition of controlled entities
Cost......................................................................      --        1,266,993    1,266,993
Accumulated depreciation..................................................      --         (364,071)    (364,071)
Acquisitions..............................................................      --          980,956      980,956
Depreciation..............................................................     (22,522)    (555,285)    (577,807)
Disposals.................................................................      --         (119,004)    (119,004)
Accumulated depreciation on disposals.....................................      --           53,134       53,134
                                                                            ----------  -----------  -----------
                                                                               (22,522)   1,262,723    1,240,201
                                                                            ----------  -----------  -----------

Cost......................................................................   1,824,870    6,070,173    7,895,043
Accumulated depreciation..................................................     166,694    3,109,932    3,276,626
                                                                            ----------  -----------  -----------
Book value................................................................   1,658,176    2,960,241    4,618,417
                                                                            ----------  -----------  -----------
                                                                            ----------  -----------  -----------
Movements in year ended 30 June 1996
Acquisitions..............................................................      71,705    1,303,560    1,375,265
Depreciation..............................................................     (23,337)  (1,146,135)  (1,169,472)
Disposals.................................................................      --         (661,333)    (661,333)
Accumulated depreciation on disposals.....................................      --          549,859      549,859
                                                                            ----------  -----------  -----------
                                                                                48,368       45,951       94,319
                                                                            ----------  -----------  -----------

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

2 TANGIBLE FIXED ASSETS (CONTINUED)


                                                                             LAND AND   OTHER FIXED
                                                                            BUILDINGS     ASSETS        TOTAL
                                                                                $            $            $
                                                                            ----------  -----------  -----------
30 June 1996
Cost......................................................................   1,896,575    6,712,400    8,608,975
Accumulated depreciation..................................................     190,031    3,706,208    3,896,239
                                                                            ----------  -----------  -----------
Book value................................................................   1,706,544    3,006,192    4,712,736
                                                                            ----------  -----------  -----------
                                                                            ----------  -----------  -----------


    Land and buildings were collateralized in favour of certain bank loans. These loans were retired subsequent to the balance sheet date.

    Included in other fixed assets are assets subject to finance lease which are collateralized in favour of the finance lease creditor.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

3 INVESTMENTS

                                                                                               30 JUNE    30 JUNE
                                                                                                1995       1996
                                                                                                  $          $
                                                                                              ---------  ---------
INVESTMENTS COMPRISE:
(i) Investments in subsidiaries not consolidated in these financial statements:
Shares at cost
  National Advertising Services Pty Limited.................................................    112,024    112,024
  Media Monitors Australia Pty Limited......................................................    432,580    432,580
  Neville Jeffress Newsagencies Pty Limited.................................................      4,853      4,853
                                                                                              ---------  ---------
                                                                                                549,457    549,457
                                                                                              ---------  ---------
(ii) Associated entities
Shares at cost
  Mitchell Armstrong's Consortium Pty Limited...............................................     --          5,000
  Print Production Trust....................................................................        235     --
                                                                                              ---------  ---------
                                                                                                    235      5,000
                                                                                              ---------  ---------
                                                                                                549,692    554,457
                                                                                              ---------  ---------
                                                                                              ---------  ---------


                                                                                              BENEFICIAL INTEREST
                                                                                              --------------------
                                                                                                  %          %
                                                                                              ---------  ---------
Investments in subsidiaries not consolidated in these financial statements
  Neville Jeffress Newsagencies Pty Limited and its controlled entity:
    The Cremorne Newsagency.................................................................        100        100
  National Advertising Services Pty Limited.................................................        100        100
  Media Monitors Australia Pty Limited and its controlled entities:
    Media Monitors NSW Pty Limited..........................................................         45         45
    Media Monitors Victoria Pty Limited.....................................................         45         45
    Media Monitors ACT Pty Limited..........................................................         45         45
    Media Monitors Queensland Pty Limited...................................................         45         45
    News Bank Pty Limited...................................................................         45         45
    News Monitor Pty Limited................................................................         45         45

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

3 INVESTMENTS (CONTINUED)

                                                                                               30 JUNE    30 JUNE
                                                                                                1995       1996
                                                                                              ---------  ---------

                                                                                              BENEFICIAL INTEREST
                                                                                              --------------------
                                                                                                  %          %
Associates
  Mitchell Armstrong's Consortium Pty Limited...............................................     --             50
  Print Production Trust....................................................................         45     --
Investments in subsidiaries consolidated in these financial statements
  Neville Jeffress--Perth Pty Limited.......................................................        100        100
  Neville Jeffress--Darwin Pty Limited......................................................        100        100
  Neville Jeffress--Queensland Pty Limited and its controlled entity:
    Neville Jeffress--Queensland Pty Limited................................................         91         91
    Neville Jeffress Brisbane Pty Limited...................................................         91         91
  Neville Jeffress--Adelaide Pty Limited....................................................        100        100
  Neville Jeffress--Canberra Pty Limited....................................................        100        100
  Neville Jeffress NSW Pty Limited and its controlled entities:
    Neville Jeffress NSW Pty Limited........................................................        100        100
    Neville Jeffress Sydney Pty Limited.....................................................        100        100
    Neville Jeffress Pty Limited............................................................        100        100
  Neville Jeffress Parramatta Pty Limited...................................................        100        100
  Neville Jeffress Financial Pty Limited....................................................         90         90
  Neville Jeffress Advertising (Tasmania) Pty Limited.......................................        100        100
  Neville Jeffress Caldwell Limited.........................................................         70         70
  Neville Jeffress Victoria Pty Limited.....................................................        100        100
  Neville Jeffress New Zealand Pty Ltd......................................................         90         90
  Armstrong's Australia Pty Limited and its controlled entities:
    Armstrong's Australia Pty Limited.......................................................        100        100
    Armstrong's--Victoria Pty Limited.......................................................        100        100
    Armstrong's--NSW Pty Limited............................................................        100        100
    Armstrong's--Queensland Pty Limited.....................................................        100        100
    Armstrong's--W.A. Pty Limited...........................................................        100        100


4 INVENTORIES


                                                                                               30 JUNE    30 JUNE
                                                                                                1995       1996
                                                                                                  $          $
                                                                                              ---------  ---------
Work-in-progress............................................................................    178,923    252,946
                                                                                              ---------  ---------
                                                                                              ---------  ---------

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

5 OUTSIDE SHAREHOLDERS' INTEREST


                                                                           SHARE                   RETAINED
                                                                          CAPITAL     RESERVES      INCOME      TOTAL
                                                                             $            $            $          $
                                                                         ---------  -------------  ---------  ---------
MOVEMENTS IN OUTSIDE SHAREHOLDERS' INTERESTS ARE:
Balance, 1 July 1994...................................................     65,377       --           23,854     89,231
Acquisition of controlled entities.....................................     35,767       --           --         35,767
Net income attributable to outside shareholders........................     --           --           22,669     22,669
                                                                                             --
                                                                         ---------                 ---------  ---------
Balance, 30 June 1995..................................................    101,144       --           46,523    147,667
Net income attributable to outside shareholders........................     --           --           62,864     62,864
                                                                                             --
                                                                         ---------                 ---------  ---------
Balance, 30 June 1996..................................................    101,144       --          109,387    210,531
                                                                                             --
                                                                                             --
                                                                         ---------                 ---------  ---------
                                                                         ---------                 ---------  ---------


6 PROVISIONS


                                                                                                           $
                                                                                                       ----------
Employee Entitlements
    Balance, 1 July 1994.............................................................................     724,757
    Charged to profit and loss.......................................................................     417,768
    Acquisition of controlled entities...............................................................     505,023
    Adjustment to reserves on introduction of new accounting standard................................      53,900
                                                                                                       ----------
    Balance, 30 June 1995............................................................................   1,701,448
    Charged to profit and loss.......................................................................     177,832
                                                                                                       ----------
    Balance, 30 June 1996............................................................................   1,879,280
                                                                                                       ----------
                                                                                                       ----------
Deferred Taxation
    Balance, 1 July 1994.............................................................................      66,738
    Charged to profit and loss.......................................................................      20,213
                                                                                                       ----------
    Balance, 30 June 1995............................................................................      86,951
    Charged to profit and loss.......................................................................     (77,558)
                                                                                                       ----------
    Balance, 30 June 1996............................................................................       9,393
                                                                                                       ----------
                                                                                                       ----------

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

7 LEASE LIABILITY


                                                                                             30 JUNE     30 JUNE
                                                                                               1995        1996
                                                                                                $           $
                                                                                            ----------  ----------
Not later than one year...................................................................     408,423     362,747
Later than one year and not later than two years..........................................     296,357     222,687
Later than two years and not later than five years........................................     188,383     204,602
Later than five years.....................................................................      --          --
                                                                                            ----------  ----------
Minimum lease payments....................................................................     893,163     790,036
Future finance charges....................................................................    (116,801)   (106,109)
                                                                                            ----------  ----------
                                                                                               776,362     683,927
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Current lease liability...................................................................     337,684     292,022
Non-current lease liability...............................................................     438,678     391,905
                                                                                            ----------  ----------
                                                                                               776,362     683,927
                                                                                            ----------  ----------
                                                                                            ----------  ----------


8 INCOME TAX


                                                                                              30 JUNE      30 JUNE
                                                                                               1995         1996
                                                                                             12 MONTHS    12 MONTHS
                                                                                                 $            $
                                                                                            -----------  -----------
The prima facie tax, using tax rates applicable in the country of operation, on income before income tax differs from the income tax provided in the accounts and is calculated as follows:
Prima facie tax on income before income tax...............................................     303,184      837,415
Tax effect of permanent differences.......................................................     (18,762)      48,404
Future income tax benefit not previously brought to account...............................    (175,944)      --
Income tax underprovided in previous year.................................................      61,616        2,640
Net gain from change in income tax rate from 33% to 36%...................................    (104,848)      --
                                                                                            -----------  -----------
Income tax attributable to operating profit...............................................      65,246      888,459
                                                                                            -----------  -----------
                                                                                            -----------  -----------
Income tax provided comprises:
Provision attributable to future years:
  Future income tax benefit...............................................................    (855,206)      18,292
  Provision for deferred income tax.......................................................      20,213      (77,558)
Underprovision of previous year...........................................................      61,616        2,640
Provision attributable to current period..................................................     838,623      945,085
                                                                                            -----------  -----------
                                                                                                65,246      888,459
                                                                                            -----------  -----------
                                                                                            -----------  -----------
The amount of future income tax benefit carried forward as an asset in the consolidated
  financial statements which is attributable to tax losses is :...........................     252,967      282,382
                                                                                            -----------  -----------
                                                                                            -----------  -----------

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

9 EXPENDITURE COMMITMENTS


                                                                                          30 JUNE       30 JUNE
                                                                                            1995          1996
                                                                                         12 MONTHS     12 MONTHS
                                                                                             $             $
                                                                                        ------------  ------------
Lease commitments
Operating lease commitments not provided for in the accounts:
Not later than one year...............................................................       737,161       885,764
Later than one year and not later than two years......................................       276,252       630,687
Later than two years and not later than five years....................................        68,007     1,439,434
Later than five years.................................................................       --            --
                                                                                        ------------  ------------
                                                                                           1,081,420     2,955,885
                                                                                        ------------  ------------
                                                                                        ------------  ------------


10 EMPLOYEE ENTITLEMENTS AND SUPERANNUATION COMMITMENTS


                                                                                           30 JUNE     30 JUNE
                                                                                             1995        1996
                                                                                              $           $
                                                                                          ----------  ----------
Employee Entitlements:
The aggregate employee entitlement liability is comprised of:
  Accrued wages, salaries and oncosts...................................................      14,710     (80,846)
  Provisions (current)..................................................................   1,269,914   1,335,529
  Provisions (non-current)..............................................................     431,534     433,034
                                                                                          ----------  ----------
                                                                                           1,716,158   1,687,717
                                                                                          ----------  ----------
                                                                                          ----------  ----------

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

11 CONSOLIDATED STATEMENTS OF CASH FLOWS

    (a) The company acquired a controlling interest in the following entities:


        Year Ended 30 June 1996: None



        Year Ended 30 June 1995:


        (i) 95.93% in Armstrong's Australia Pty Limited

        (ii) 90% of Neville Jeffress New Zealand Pty Limited

        (iii) 100% of Neville Jeffress Victoria Pty Limited

                                                                                                         30 JUNE
                                                                                                          1995
                                                                                                            $
                                                                                                       -----------
The acquisition details are:
Cash consideration...................................................................................    2,204,677
Outside equity interest..............................................................................       35,767
Share of reserves attributable to investment.........................................................       75,463
                                                                                                       -----------
                                                                                                         2,315,907
                                                                                                       -----------
                                                                                                       -----------
DETAILS OF NET ASSETS ACQUIRED
Assets
  Cash at bank.......................................................................................    3,695,136
  Trade debtors......................................................................................    7,268,424
  Inventory..........................................................................................      137,399
  Other debtors and prepayments......................................................................      568,990
  Plant and equipment--at cost.......................................................................    1,266,993
  Accumulated depreciation...........................................................................     (364,071)
  Other assets.......................................................................................      624,854
Liabilities
  Trade creditors....................................................................................   (7,688,646)
  Taxation...........................................................................................     (123,768)
  Other..............................................................................................   (3,126,252)
                                                                                                       -----------
Fair value of net tangible assets....................................................................    2,259,059
Goodwill arising on acquisition......................................................................       56,848
                                                                                                       -----------
                                                                                                         2,315,907
                                                                                                       -----------
                                                                                                       -----------
NET CASH EFFECT
Cash consideration...................................................................................   (2,204,677)
Cash at bank included in net assets acquired.........................................................    3,695,136
                                                                                                       -----------
Cash inflow on purchase of controlled entities as reflected in consolidated accounts.................    1,490,459
                                                                                                       -----------
                                                                                                       -----------

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

11 CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(b) The Company disposed of its controlling interest in the following entities:



        Year Ended 30 June 1996: None



        Year Ended 30 June 1995: 100% of Group Communications Pty Limited as follows:


                                                                                     30 JUNE
                                                                                       1995
                                                                                        $
                                                                                    ----------
Proceeds on sale:
  Cash............................................................................     118,096
  Other...........................................................................      --
                                                                                    ----------
                                                                                       118,096
                                                                                    ----------
                                                                                    ----------
DETAILS OF NET ASSETS DISPOSED
Assets
  Cash at bank....................................................................      --
  Trade debtors...................................................................     133,385
Liabilities
  Bank overdraft..................................................................      --
                                                                                    ----------
Fair value of net tangible assets.................................................     133,385
Loss on disposal..................................................................     (15,289)
                                                                                    ----------
                                                                                       118,096
                                                                                    ----------
                                                                                    ----------
NET CASH EFFECT
Cash proceeds.....................................................................     118,096
Cash at bank included in net assets disposed......................................      --
Bank overdraft included in net assets disposed....................................      --
                                                                                    ----------
Cash proceeds from disposal of controlled entities as reflected in consolidated
 accounts.........................................................................     118,096
                                                                                    ----------
                                                                                    ----------

(C) FINANCING ACTIVITIES
  COMMONWEALTH BANK FACILITY


    Neville Jeffress Australia Pty Limited has an overdraft facility with the Commonwealth Bank of Australia. The facility is also with Neville Jeffress Sydney Pty Limited, Neville Jeffress Canberra Pty Limited, Neville Jeffress Queensland Pty Limited, Neville Jeffress Adelaide Pty Limited, Neville Jeffress Darwin Pty Limited and Armstrong's Australia Pty Limited. The conditions of the facility provide for an aggregate overdraft limit across all of the aforementioned companies of $100,000. At 30 June 1996, this facility was not in use.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

11 CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

FINANCE FACILITIES IN PLACE AT 30 JUNE 1996
  BILLS DISCOUNT FACILITY



    Neville Jeffress Queensland Pty Limited had a Bills Discount Facility of $600,000 with the Commonwealth Bank of Australia, which was subject to annual review and which was due to expire on 1 December 1999. At 30 June 1996, this facility was fully utilized.


  AGC FACILITY


    Neville Jeffress Sydney Pty Limited had a business loan facility of $3,250,000 with Australian Guarantee Corporation Limited ("AGC"). At 30 June 1996, $3,250,000 (1995: $2,740,000) of the facility was in use. The AGC facility is subject to annual review.



    Armstrong's Australia Pty Limited had a similar facility with AGC to draw up to $1,000,000. Drawings were secured by the debtors of Armstrong's NSW Pty Limited and Armstrong's Victoria Pty Limited. At 30 June 1996, this facility was not in use.



(D) RESTRUCTURE OF FINANCE ACTIVITIES



    On 2 July 1996, following the change in ownership of the equity in Neville Jeffress Australia Pty Limited, the group's financing facilities were restructured. This restructure involved the exclusion of all Media Monitors Australia Pty Limited facilities from any linkage to Neville Jeffress Australia Pty Limited, the retirement of the AGC facility by Neville Jeffress-Sydney Pty Limited and Armstrong's Australia Pty Limited, and retirement of the Neville Jeffress Queensland Pty Limited bills discount facility with the Commonwealth Bank of Australia.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

12 RELATED PARTY TRANSACTIONS

REMUNERATION OF DIRECTORS

                                                                                           30 JUNE     30 JUNE
                                                                                             1995        1996
                                                                                          12 MONTHS   12 MONTHS
                                                                                              $           $
                                                                                          ----------  ----------
Amounts received or due and receivable by the directors of the economic entity from corporations of which they are directors or related bodies corporate or entities
  controlled by the chief entity........................................................   2,973,832   3,038,882
                                                                                          ----------  ----------
                                                                                          ----------  ----------
The directors have availed themselves of ASC Class Order 95/741 in the disclosure of directors' remunerations and benefits

Amounts received or due and receivable by directors of Neville Jeffress Australia Pty
  Limited from that company and related bodies corporate................................     506,580     460,569

The number of directors of Neville Jeffress Australia Pty Limited whose remuneration
  (including superannuation contributions) falls within the following bands:

                                                                                             1995        1996
                                                                                          ----------  ----------

 $20,000-$29,000........................................................................           1      --
 $60,000-$69,000........................................................................           2      --
 $70,000-$79,000........................................................................      --               1
$150,000-$159,000.......................................................................           1      --
$200,000-$209,000.......................................................................      --               1
$210,000-$219,000.......................................................................           1      --


    In the opinion of the directors, remuneration paid to directors is considered reasonable.

OTHER RELATED PARTY TRANSACTIONS


    (a) The directors of Neville Jeffress Australia Pty Limited during the 1996 financial year were:


   N Jeffress                                  B M Robertson
   P G Bush                                    P A Allen
   C D Cameron

    (b) Related party transactions which occurred during the financial year included:

    (i) Transactions with related parties of the Neville Jeffress Australia
Group

    During the year, the company traded with other companies in the Neville Jeffress Group at normal commercial rates.

    Interest has been paid/(received) on intercompany loans between subsidiaries of Neville Jeffress Australia Pty Limited under normal commercial terms and conditions.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

12 RELATED PARTY TRANSACTIONS (CONTINUED)

    Interest received on a loan from Neville Jeffress Australia Pty Limited to Neville Jeffress Holdings Pty Limited under normal commercial terms and conditions amounted to $304,196 (1995: $104,582).


    Loans receivable under normal commercial terms and conditions at:


                                                                      30 JUNE       30 JUNE
                                                                        1995          1996
                                                                         $             $
                                                                    ------------  ------------
Current
  Neville Jeffress Holdings Pty Limited...........................     2,355,276     2,012,022
  Controlled entities of Neville Jeffress Australia Pty Limited...            --            --
  Other related parties...........................................            --     1,607,021

Non-Current
  Neville Jeffress Holdings Pty Limited...........................            --            --
  Controlled entities of Neville Jeffress Australia Pty Limited...            --            --
  Other related parties...........................................            --            --
                                                                    ------------  ------------
                                                                       2,355,276     3,619,043
                                                                    ------------  ------------
                                                                    ------------  ------------


    Loans payable under normal commercial terms and conditions at:


                                                                      30 JUNE       30 JUNE
                                                                        1995          1996
                                                                         $             $
                                                                    ------------  ------------
Current
  Neville Jeffress Holdings Pty Limited...........................            --            --
  Controlled entities of Neville Jeffress Australia Pty Limited...            --            --
  Other related parties...........................................       228,206     2,574,287

Non-Current
  Neville Jeffress Holdings Pty Limited...........................            --            --
  Controlled entities of Neville Jeffress Australia Pty Limited...            --            --
  Other related parties...........................................       242,489            --
                                                                    ------------  ------------
                                                                         470,695     2,574,287
                                                                    ------------  ------------
                                                                    ------------  ------------



    Franchise fees have been received by Neville Jeffress Australia Pty Limited from subsidiaries under normal commercial terms and conditions, amounting to $1,611,337 (1995: $1,648,759)



    Neville Jeffress Australia Pty Limited provided management, accounting and computer services to subsidiaries under normal commercial terms and conditions.



    Subsidiaries of Neville Jeffress Australia Pty Limited have paid rent on buildings they occupied that are owned by a company controlled by N. Jeffress under normal commercial terms and conditions amounting to $702,930 (1995:
$516,142)

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

12 RELATED PARTY TRANSACTIONS (CONTINUED)

    Armstrong's Victoria Pty Limited provided management and accounting services to Armstrong's NSW Pty Limited and Armstrong's Queensland Pty Limited under normal terms and conditions.



    The premises occupied by Neville Jeffress - Parramatta Pty Limited were rented from The Neville Jeffress Advertising Staff Superannuation Fund under normal commercial terms and conditions.


    (ii) Transactions with the directors of Neville Jeffress Australia Pty Limited and the economic entity

    Accounting and taxation services were provided by C.D. Cameron to other group companies under normal terms and conditions.


    Consulting fees were paid to J Griffin Pty Ltd, of which Mr. J Griffin is a director, at normal commercial rates. J Griffin Pty Ltd has loaned funds to the company at 9% interest per annum, compounded quarterly and repayable at call. At 30 June 1996, the balance of the loan outstanding was $45,887 (1995: $26,877). Mr. J. Griffin is a director of Neville Jeffress Perth Pty Limited.



    The company has borrowed funds from N. Jeffress, a director. At 30 June 1996, the balance of this unsecured loan amounted to Nil (1995: $170,381).


    (iii) Transactions with director-related entities

    Travel services were provided by Barrenjoey Travel Pty Limited under normal commercial terms and conditions. Directors associated with Barrenjoey Travel are
N. Jeffress and C.D. Cameron.


    Mrs. L. Griffin, a director-related party, has loaned funds to the company at 9% interest per annum, compounded quarterly and repayable at call. At 30 June 1996, the balance of the loan outstanding was $26,780 (1995: 24,493).



    Media billings revenue under normal commercial terms and conditions aggregated $1,963. These transactions were undertaken with respect to Bernie Finance and Leasing of which Mr. B.D. Lewis is a director. Mr. B.D. Lewis is a director of Neville Jeffress Adelaide Pty Limited.



    (c) At 30 June 1995, Neville Jeffress Holdings Pty Limited was the ultimate controlling entity. (On 2 July 1996, Neville Jeffress Holdings Pty Limited disposed of its 91% interest in Neville Jeffress Australia Pty Limited. As a result, at the reporting date, TMP Australia Pty Limited is the ultimate Australian holding company and its ultimate controlling entity is McKelvey Enterprises Inc., a company incorporated in the USA).



    (d) Interests in the shares of entities within the economic entity held by directors of the company and their director-related entities as of 30 June 1996.


    Mr. N. Jeffress had an indirect interest in 91% of the shares of Neville Jeffress Australia Pty Limited through his controlling interest in Neville Jeffress Holdings Pty Limited.

    Messrs. C.D. Cameron and P.G. Bush had an indirect interest in the shares of Neville Jeffress Australia Pty Limited through their interest in Petzow Holdings Pty Limited which owned 9% of the shares of Neville Jeffress Australia Pty Limited.


    There were no movements in directors' shareholdings in the twelve months ended 30 June 1996. However, the indirect interests of Messsrs N. Jeffress, P.
G. Bush and C. D. Cameron in Neville Jeffress

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

12 RELATED PARTY TRANSACTIONS (CONTINUED)

Australia Pty Limited were disposed of on 2 July 1996, with the sale of 100% ownership to TMP Australia Pty Limited as detailed above.


13 CONTINGENT LIABILITIES


    Neville Jeffress Australia Pty Limited has agreed to support the valuation of The Neville Jeffress Advertising Staff Superannuation Fund investment property at 12 Palmer Street, North Parramatta, of which Neville
Jeffress--Parramatta Pty Limited is the sole tenant. Based on a company valuation at 30 June 1996, a contingent liability of $111,000 exists.


    A liability may exist in relation to the contract of employment of a senior executive of the Company. Notice has been served on the company under the contract and the company is proceeding to establish its contractual liability. The maximum exposure of the liability is estimated at $500,000.

14 SUBSEQUENT EVENTS


    All of the issued share capital of the company was acquired by a subsidiary of McKelvey Enterprises, Inc. with effect from 1 July 1996. In accordance with the terms of the purchase of shares agreement prior to 30 June 1996, the following transactions occurred:


        (1) NJA disposed of its investments in:

           -- Media Monitors Australia Pty Limited and its controlled entities;

           -- National Advertising Services Pty Limited; and

           -- Neville Jeffress Newsagencies Pty Limited.

        (2) Certain controlled entities of NJA, which owned certain properties, disposed of those properties.

        (3) The company declared and paid to its previous shareholders a dividend amounting to $4,714,183.

        (4) The company acquired the minority interests in certain controlled entities.


    The financial effect of the above transactions in the year to 30 June 1996 would have been to:



           -- Increase net income attributable to members by $332,020; and



           -- Increase the dividends paid by $4,714,183; and



           -- Decrease the consolidated net assets by $4,599,820.



    The Australian Competition and Consumer Commission handed down its decision on 26 July 1996, confirming that the Media Accreditation System, in place since 1978 and under which the company derives the majority of its income, is to be revoked, effective 3 February 1997. Sections of the media with which the company deals, have already indicated a continuance of similar conditions under a revised system. The directors foresee a continuance of operations in the deregulated environment, although its is difficult to fully predict the impact of the ACCC decision.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES



                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



                            (IN AUSTRALIAN DOLLARS)



15 SEGMENT INFORMATION



    (a)Industry Segments



       The group operates in only one segment of business, namely the advertising industry.



    (b) Geographical Segments


                                                                     30 JUNE       30 JUNE
                                                                       1995          1996
                                                                    12 MONTHS     12 MONTHS
                                                                        $             $
                                                                   ------------  ------------
SEGMENT                                                               Commissions and Fees

Australia                                                           21,243,271    31,040,003
United Kingdom                                                         409,548       629,285
New Zealand                                                             10,440       390,738
                                                                   ------------  ------------
                                                                    21,663,259    32,060,026
                                                                   ------------  ------------
                                                                   ------------  ------------

SEGMENT                                                                   Total Assets

Australia                                                           44,095,416    45,931,219
United Kingdom                                                         878,820     1,018,818
New Zealand                                                            226,208       470,509
                                                                   ------------  ------------
                                                                    45,200,444    47,420,546
                                                                   ------------  ------------
                                                                   ------------  ------------
                                                                         Income Before
SEGMENT                                                                Income Tax Expense

Australia                                                            1,178,883     2,344,871
United Kingdom                                                         (56,225)       30,508
New Zealand                                                           (203,919)      (49,221)
                                                                   ------------  ------------
                                                                       918,739     2,326,158
                                                                   ------------  ------------
                                                                   ------------  ------------



16 FOREIGN CURRENCIES



    Net Australian dollar equivalents of assets/(liabilities) outstanding in foreign currencies not effectively hedged:



New Zealand dollars                                      173,439    111,942
English pound                                            (91,868)   (51,330)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We have audited the statements of operations and cash flows of Rogers & Associates Advertising, Inc. for the year ended March 31, 1994 and the nine months ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows for the year ended March 31, 1994 and the nine months ended December 31, 1994 of Rogers & Associates Advertising, Inc., in conformity with generally accepted accounting principles.

                                          BDO SEIDMAN, LLP

San Francisco, California
July 25, 1996

                     ROGERS & ASSOCIATES ADVERTISING, INC.
                            STATEMENTS OF OPERATIONS

                                                                                  YEAR ENDED     NINE MONTHS ENDED
                                                                                MARCH 31, 1994   DECEMBER 31, 1994
                                                                                ---------------  -----------------
Commissions and fees..........................................................   $   5,128,820     $   6,576,309
                                                                                ---------------  -----------------
Operating expenses:
  Salaries and related costs..................................................       2,573,656         2,276,553
  Office and general..........................................................       1,935,314         2,044,810
                                                                                ---------------  -----------------
      Total operating expenses................................................       4,508,970         4,321,363
                                                                                ---------------  -----------------
      Operating income........................................................         619,850         2,254,946
Other income (expense):
  Finance charges and interest income.........................................          49,000            63,992
  Interest expense............................................................          (3,154)             (885)
  Other, net..................................................................          48,022           (12,110)
                                                                                ---------------  -----------------
Income before provision for income taxes......................................         713,718         2,305,943
Provision for income taxes....................................................           2,374             3,227
                                                                                ---------------  -----------------
Net income....................................................................   $     711,344     $   2,302,716
                                                                                ---------------  -----------------
                                                                                ---------------  -----------------

                See accompanying notes to financial statements.

                     ROGERS & ASSOCIATES ADVERTISING, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                  YEAR ENDED    NINE MONTHS ENDED
                                                                                MARCH 31, 1994  DECEMBER 31, 1994
                                                                                --------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................................................   $    711,344     $    2,302,716
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation..............................................................        107,067             91,573
    Allowance for doubtful accounts...........................................         10,000             22,880
    Gain on sale of marketable securities.....................................        --                  (2,275)
    Loss on disposition of furniture and equipment............................        --                  14,385
    Changes in assets and liabilities:
      Increase in accounts receivable.........................................     (1,547,267)        (1,590,437)
      (Increase) decrease in other receivables................................         21,694            (27,296)
      Increase in prepaid expenses............................................         (2,172)           (68,800)
      (Increase) decrease in deposits.........................................         (7,728)             2,356
      Increase in accounts payable............................................        918,375            568,890
      Increase (decrease) in accrued expenses.................................        (33,889)            54,670
      Increase (decrease) in deferred revenue.................................        (35,189)           330,222
      Increase (decrease) in income taxes payable.............................        (35,198)             1,627
                                                                                --------------  ------------------
        Net cash provided by operating activities.............................        107,037          1,700,511
                                                                                --------------  ------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.........................................       (174,436)          (145,298)
  Proceeds from sale of marketable securities.................................        --                  13,875
  Purchase of marketable securities...........................................        --                 (15,475)
  Notes receivable--shareholders..............................................        (38,003)          (154,460)
  Notes receivable--employees.................................................        (32,894)             6,809
                                                                                --------------  ------------------
        Net cash used in investing activities.................................       (245,333)          (294,549)
                                                                                --------------  ------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on line of credit..................................................        (20,000)          (300,000)
  Distributions to shareholders...............................................       (151,923)          (300,000)
  Bank overdraft..............................................................        139,701           (139,701)
                                                                                --------------  ------------------
        Net cash used in financing activities.................................        (32,222)          (739,701)
                                                                                --------------  ------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..........................       (170,518)           666,261
CASH AND CASH EQUIVALENTS, beginning of period................................        170,518           --
                                                                                --------------  ------------------
CASH AND CASH EQUIVALENTS, end of period......................................   $    --          $      666,261
                                                                                --------------  ------------------
                                                                                --------------  ------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for:
    Interest..................................................................   $      3,154     $          885
    Income taxes..............................................................          2,857                800

                See accompanying notes to financial statements.

                     ROGERS & ASSOCIATES ADVERTISING, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

    Rogers & Associates Advertising, Inc. (the "Company") has elected S Corporation status for both federal and California income tax reporting purposes. Under S Corporation status, income and expense flow directly to the Company's shareholders and the Company generally has no federal income tax liability for federal income tax reporting purposes. Under current California laws, S Corporations are treated the same as for federal purposes, but are liable for a nominal income tax rate at the corporation level.

    Pursuant to Internal Revenue Code Section 7519, S Corporations that maintain fiscal year-ends are required to make deposits with the Internal Revenue Service. These deposits represent deferred tax, calculated based on personal income tax rates, on revenue earned during the deferral period that will be passed through to the Company's shareholders.

REVENUE RECOGNITION

    Revenues are derived from commissions for advertisements placed in newspapers and other media, plus associated fees for related services. Commissions and fees are recognized upon placement date of the related advertisement.

CASH AND CASH EQUIVALENTS

    For purposes of the statements of cash flows, the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

NATURE OF BUSINESS

    The Company was incorporated in the State of California in March 1981. The Company provides recruitment and other advertising services through branch offices in California, Texas, Florida and Illinois.

NOTE 2 -- COMMITMENTS

    The Company leases all of its branch facilities under long-term operating leases which expire at various times through November 1999. The lease agreement calls for the Company to pay for insurance and property taxes associated with some of the facilities. Rent expense for the year ended March 31, 1994

                     ROGERS & ASSOCIATES ADVERTISING, INC.

NOTE 2 -- COMMITMENTS (CONTINUED)
and the nine months ended December 31, 1994 was $363,368 and $258,278. The future minimum lease payments required under noncancelable operating leases as of December 31, 1994 are as follows:

1995...............................................................  $ 275,396
1996...............................................................    247,983
1997...............................................................    222,775
1998...............................................................    223,879
1999...............................................................    112,229
                                                                     ---------
                                                                     $1,082,262
                                                                     ---------
                                                                     ---------

NOTE 3 -- EMPLOYEE BENEFIT PLANS

    The Company maintains a profit sharing plan under Section 401(k) of the Internal Revenue Code ("IRC"). Under the plan, employees may elect to defer up to fifteen percent of their salary, subject to Internal Revenue Service limits. In addition, the plan allows for the Company to make discretionary contributions based upon participants' salaries. The Company made approximately $12,700 and $13,500 in contributions to the plan for the year ended March 31, 1994 and the nine months ended December 31, 1994, respectively. In addition, the Company maintains an employee benefit plan pursuant to Section 125 of the IRC, whereby employees may elect to withhold pre-tax dollars to pay for certain health insurance and/or other employee benefits.

NOTE 4 -- CREDIT RISK AND ECONOMIC DEPENDENCE

    Financial instruments which potentially subject the Company to concentrations of credit risk are primarily accounts receivable. The Company performs continuing credit evaluations of its customers and does not require collateral. The Company has not experienced significant losses related to receivables from individual customers or groups of customers in any particular industry or geographic area.

    A material part of the Company's business is performed for one customer. Revenue earned from this customer represents approximately 20% of the Company's total revenue and $460,880 of the Company's accounts receivable balance as of December 31, 1994.

    At December 31, 1994, the Company has deposits with a financial institution in excess of $100,000, the federally-insured limit.

NOTE 5 -- SUBSEQUENT EVENT

    On January 3, 1995, the Company sold substantially all of its assets for $10,755,000 plus accounts payable and new equity (estimated at approximately $3,000,000) to be paid over a period of three years.

    Prior to December 31, 1994, the Company received $300,000 related to an option payment received from the purchaser, which will be recorded as revenue in 1995.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                       [ALTERNATE INTERNATIONAL]

PROSPECTUS (SUBJECT TO COMPLETION)
ISSUED NOVEMBER 20, 1996

                                4,800,000 SHARES

                                     [LOGO]
                                  COMMON STOCK
                                 --------------

OF THE 4,800,000 SHARES OF COMMON STOCK OFFERED HEREBY, 960,000 SHARES ARE BEING OFFERED INITIALLY OUTSIDE THE UNITED STATES AND CANADA BY THE
        INTERNATIONAL UNDERWRITERS AND 3,840,000 SHARES ARE BEING
        OFFERED INITIALLY IN THE UNITED        STATES AND CANADA
                 BY THE U.S. UNDERWRITERS. SEE "UNDERWRITERS."

OF THE 4,800,000 SHARES OF COMMON STOCK OFFERED HEREBY, 4,147,437 SHARES ARE BEING OFFERED BY TMP WORLDWIDE INC. ("TMP" OR THE "COMPANY") AND 652,563
    SHARES ARE BEING OFFERED BY CERTAIN STOCKHOLDERS OF THE COMPANY (THE "SELLING STOCKHOLDERS"). THE COMPANY WILL NOT RECEIVE ANY OF THE
       PROCEEDS FROM THE SALE OF THE COMMON STOCK BY THE SELLING
          STOCKHOLDERS. SEE "PRINCIPAL AND SELLING STOCKHOLDERS."
          PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET
              FOR THE COMMON STOCK OF THE COMPANY. IT IS CURRENTLY ANTICIPATED THAT THE INITIAL PUBLIC OFFERING
                 PRICE WILL BE BETWEEN $13.50 AND $15.50 PER
                 SHARE. SEE "UNDERWRITERS" FOR A DISCUSSION
                     OF THE FACTORS TO BE CONSIDERED IN
                             DETERMINING THE INITIAL
                             PUBLIC OFFERING PRICE.
                            ------------------------

            THE COMMON STOCK HAS BEEN APPROVED FOR QUOTATION ON THE
 NASDAQ NATIONAL MARKET UNDER THE SYMBOL "TMPW," SUBJECT TO OFFICIAL NOTICE OF
                                   ISSUANCE.
                            ------------------------

AFTER GIVING EFFECT TO THIS OFFERING (ASSUMING THE OVER-ALLOTMENT OPTION IS NOT EXERCISED), THE COMPANY WILL HAVE OUTSTANDING 8,602,492 SHARES OF COMMON STOCK
  WITH ONE VOTE PER SHARE (REPRESENTING 5.5% OF THE COMBINED VOTING POWER
     OF THE COMPANY) AND 14,787,541 SHARES OF CLASS B COMMON STOCK WITH TEN VOTES PER SHARE (REPRESENTING 94.5% OF THE COMBINED VOTING POWER OF
       THE COMPANY). CLASS B COMMON STOCK IS CONVERTIBLE, ON A
         SHARE-FOR-SHARE BASIS, INTO COMMON STOCK. OTHER THAN VOTING
            AND CONVERSION RIGHTS, THE TERMS OF THE COMMON STOCK AND
            CLASS B COMMON STOCK      ARE SUBSTANTIALLY SIMILAR.
                      SEE "DESCRIPTION OF CAPITAL STOCK."
                             ---------------------


SEE "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS FOR  INFORMATION
              THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                               -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               -----------------

                           PRICE $           A SHARE
                               -----------------

                                                       UNDERWRITING                            PROCEEDS TO
                                     PRICE TO         DISCOUNTS AND        PROCEEDS TO           SELLING
                                      PUBLIC          COMMISSIONS(1)        COMPANY(2)         STOCKHOLDERS
                                ------------------  ------------------  ------------------  ------------------
PER SHARE.....................                   $                   $                   $                   $
TOTAL(3)......................                   $                   $                   $                   $

------------
(1) THE COMPANY AND THE SELLING STOCKHOLDERS HAVE AGREED TO INDEMNIFY THE UNDERWRITERS AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SEE "UNDERWRITERS."
(2) BEFORE DEDUCTING ESTIMATED EXPENSES OF THE OFFERING PAYABLE BY THE COMPANY, ESTIMATED AT $1,800,000.
(3) THE COMPANY HAS GRANTED THE U.S. UNDERWRITERS AN OPTION, EXERCISABLE WITHIN 30 DAYS OF THE DATE HEREOF, TO PURCHASE UP TO AN AGGREGATE OF 720,000 ADDITIONAL SHARES OF COMMON STOCK AT THE PRICE TO PUBLIC, LESS UNDERWRITING DISCOUNTS AND COMMISSIONS, FOR THE PURPOSE OF COVERING OVER-ALLOTMENTS, IF ANY. IF THE U.S. UNDERWRITERS EXERCISE SUCH OPTION IN FULL, THE TOTAL PRICE TO PUBLIC, UNDERWRITING DISCOUNTS AND COMMISSIONS AND PROCEEDS TO SELLING
    STOCKHOLDERS WILL BE $          , $          AND $          , RESPECTIVELY.
    SEE "UNDERWRITERS."

    THE SHARES ARE OFFERED, SUBJECT TO PRIOR SALE WHEN, AS AND IF ACCEPTED BY THE UNDERWRITERS NAMED HEREIN AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY DAVIS POLK & WARDWELL, COUNSEL FOR THE UNDERWRITERS. IT IS EXPECTED THAT
DELIVERY OF THE SHARES WILL BE MADE ON OR ABOUT       , 1996 AT THE OFFICES OF
MORGAN STANLEY & CO. INCORPORATED, NEW YORK, N.Y., AGAINST PAYMENT THEREOF IN SAME DAY FUNDS.
                              -------------------

MORGAN STANLEY & CO.
            INTERNATIONAL
                          DONALDSON LUFKIN & JENRETTE
      SECURITIES CORPORATION

                                                   LADENBURG THALMANN & CO. INC.

           , 1996

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC filing fee................................................  $  29,503.49
NASD filing fee...............................................  $   9,056.00
Nasdaq National Market Listing Fee............................  $  50,000.00
Printing expenses.............................................  $ 200,000.00
Legal fees and expenses.......................................  $ 500,000.00
Accounting fees and expenses..................................  $ 975,000.00
Blue sky expenses and counsel fees............................  $  20,000.00
Transfer agent and registrar fees.............................  $  10,000.00
Miscellaneous.................................................  $   6,440.51
                                                                ------------
  Total.......................................................  $1,800,000.00
                                                                ------------
                                                                ------------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those discussed above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145. The Company's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

    The Company's Bylaws provide that the Company shall indemnify certain persons, including officers, directors and controlling persons, to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Company has also entered into indemnification agreements with its current directors and executive officers. Reference is made to the Bylaws and Form of Indemnification Agreement filed as Exhibits 3.2 and 10.2.

    Under Section 9 of the Underwriting Agreement, the underwriters are obligated, under certain circumstances, to indemnify officers, directors and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933. Reference is made to the form of Underwriting Agreement to be filed as Exhibit 1.1 hereto.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Immediately prior to the effectiveness of this Registration Statement, the Company will issue 5,943,506 shares of Common Stock, 14,787,540 shares of Class B Common Stock and 200,000 shares of 10.5% Cumulative Preferred Stock to the stockholders of McKelvey Enterprises, Inc. ("MEI") pursuant to the merger of MEI with and into the Company and the exercise of certain warrants and options. On August 30, 1996, the Company had issued one share of Class B Common to Andrew J. McKelvey at a purchase price of $15.00. Prior to the foregoing issuances of stock, the Company had not issued any securities.

    The securities to be issued by the Company as described above will not be registered under the Securities Act in reliance upon exemptions contained in
Section 4(2) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.


   NO.                                                    DESCRIPTION
---------  ----------------------------------------------------------------------------------------------------------
     1.1   Form of Underwriting Agreement.
     3.1   Certificate of Incorporation.*
     3.2   Bylaws.*
     4.1   Form of Common Stock Certificate*
     5.1   Opinion of Fulbright & Jaworski L.L.P.
    10.1   Form of Employee Confidentiality and Non-Solicitation Agreement.*
    10.2   Form of Indemnification Agreement.*
    10.3   1996 Stock Option Plan.*
    10.4   Form of Stock Option Agreement under 1996 Stock Option Plan.*
    10.5   1996 Stock Option Plan for Non-Employee Directors.*
    10.6   Form of Stock Option Agreement under 1996 Stock Option Plan for Non-Employee Directors.*
    10.7   Lease, dated as of October 31, 1978, between Telephone Marketing Programs Inc. and PDC Realty Inc. as
           agent for MRI Broadway Rental, Inc., as modified by modifications dated January, 1979 and June 20, 1991.*
    10.8   Share Sale and Purchase Agreement, dated July 2, 1996, relating to the entire issued share capital of
           Neville Jeffress Australia Pty Limited, between Neville Jeffress Holding Pty Limited, Petzow Holdings Pty
           Ltd, TMP Australia Pty Limited and Neville Jeffress Australia Pty Ltd.*
    10.9   Asset Purchase Agreement, dated as of January 3, 1995, by and among Rogers Acquisition Corp., Rogers &
           Associates Advertising, Inc., Curtis Rogers, Steven Schmidt and Ronni Rogers.*

   NO.                                                    DESCRIPTION
---------  ----------------------------------------------------------------------------------------------------------
    10.10  Amended and Restated Accounts Receivable Management and Security Agreement, dated as of June 27, 1996, between TMP Worldwide Inc. and BNY Financial Corporation, as amended by Amendment No. 1 to Amended and
           Restated Accounts Receivable Management and Security Agreement, dated as of August 29, 1996.*
    10.11  Form of Agreement and Plan of Merger of TMP Worldwide Inc., Worldwide Classified Inc., McKelvey
           Enterprises, Inc. and Telephone Marketing Programs Incorporated.*
    10.12  Stock Purchase Agreement, dated May 26, 1977, among Telephone Marketing Programs, Inc. Andrew J. McKelvey,
           Timothy P. Hanley and Bard Publishing Company, as amended on June 15, 1977.*
    10.13  Agreement, dated as of January 3, 1995, among Andrew J. McKelvey, Aeronautic Media, Inc. and McKelvey
           Enterprises, Inc., relating to a yacht.*
    10.14  Stock Purchase Agreement, dated as of January 1, 1996, between Andrew J. McKelvey and McKelvey
           Enterprises, Inc., relating to the common stock of Volando, Inc.*
    10.15  Contribution Agreement, dated as of January 1, 1996, between Andrew J. McKelvey and McKelvey Enterprises,
           Inc., relating to the common stock of EPI Aviation, Inc.*
    10.16  Lease Agreement, dated as of June 1, 1996, by and between TPH & AJM, a partnership, and Telephone
           Directory Advertising, Inc.*
    10.17  Contribution Agreement, dated as of July 16, 1996, between Andrew J. McKelvey and McKelvey Enterprises,
           Inc., relating to the common stock of General Directory Advertising Services, Inc.*
    10.18  Stock Purchase Agreement, dated as of August 15, 1996, between Andrew J. McKelvey and McKelvey
           Enterprises, Inc., relating to the common stock of National Media Holding Company, Inc.*
    10.19  Stock Purchase Agreement, dated as of September 1, 1996, between Andrew J. McKelvey and McKelvey
           Enterprises, Inc., relating to the common stock of Telephone Directory Advertising, Inc.*
    10.20  Stock Purchase Agreement, dated as of September 4, 1996, between Andrew J. McKelvey and McKelvey
           Enterprises, Inc., relating to the common stock of S.M.E.T. Servizio Marketing Elenchi Telefonici s.r.l.*
    10.21  Agreement, dated as of March 17, 1996, between TMP Worldwide Inc. and George Eisele, as amended by
           Amendment 1 to Agreement, dated as of September 5, 1996.*
    10.22  Management Agreement, dated as of January 1, 1996, between Cala Services Inc. and Cala H.R.C. Ltd.*
    10.23  Lease Agreement, dated May 15, 1993, between 12800 Riverside Drive Corporation and TMP Worldwide Inc., as
           amended by Amendment No. 1 to Lease Agreement, dated June 1, 1993.*
    10.24  Indenture, dated April 29, 1988, between International Drive, L.P. and Telephone Marketing Programs, Inc.*
    10.25  Amended and Restated Employment Agreement, dated as of September 11, 1996, between TMP Interactive Inc.
           and Jeffrey C. Taylor.*
    10.26  Employment Agreement, dated November 18, 1996, between TMP Worldwide Inc. and James J. Treacy.
    10.27  Employment Agreement, dated November 15, 1996, between TMP Worldwide Inc. and Andrew J. McKelvey.
    11     Statement regarding computation of earnings per share.
    21     Subsidiaries of the Company.
    23.1   Consent of BDO Seidman, LLP.

   NO.                                                    DESCRIPTION
---------  ----------------------------------------------------------------------------------------------------------
    23.2   Consent of BDO Nelson Parkhill.
    23.3   Consent of Fulbright & Jaworski L.L.P. (to be filed as part of Exhibit 5.1).
    24     Power of Attorney.*

------------------------

*   Previously filed.

    (b) Financial Statement Schedules. The following financial statement schedules are filed herewith:

    Schedule II-Valuation of Qualifying Accounts.

    All other schedules are omitted because they are not required or are not applicable or the information is included in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

    A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described above in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    B. The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    C. The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 20, 1996.


                                          By: /s/ ANDREW J. MCKELVEY
                                          --------------------------------------
                                             Name: Andrew J. McKelvey
                                             Title: Chairman of the Board and
                                                    President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ ANDREW J. MCKELVEY      Chairman of the Board,        November 20, 1996
------------------------------    President and Director
      Andrew J. McKelvey          (principal executive
                                  officer)

              *                 Vice Chairman                 November 20, 1996
------------------------------    (principal financial
      Thomas G. Collison          officer)

      /s/ ROXANE PREVITY        Chief Financial Officer       November 20, 1996
------------------------------    (principal accounting
        Roxane Previty            officer)

              *                 Director                      November 20, 1996
------------------------------
       George R. Eisele

              *                 Director                      November 20, 1996
------------------------------
       John R. Gaulding

              *                 Director                      November 20, 1996
------------------------------
    Graeme K. Howard, Jr.

                                Director                      November 20, 1996
------------------------------
       Jean-Louis Pallu

              *                 Director                      November 20, 1996
------------------------------
          John Swann




*By  /s/ ANDREW J. MCKELVEY                                   November 20, 1996
   ---------------------------
       Andrew J. McKelvey
       as Attorney-in-Fact

         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON SCHEDULE

[THE FOLLOWING IS THE FORM OF THE OPINION THAT BDO SEIDMAN, LLP WILL BE IN A POSITION TO ISSUE UPON CONSUMMATION OF THE MERGERS DISCUSSED IN NOTE 1 AND THE STOCK ISSUANCE DISCUSSED IN NOTE 2 TO THE CONSOLIDATED FINANCIAL STATEMENTS.]

TMP Worldwide Inc.
New York, New York


    The audits referred to in our report dated March 15, 1996, except for Note 7 which is as of August 29, 1996 and Notes 1 and 2 which are as of November , 1996, relating to the consolidated financial statements of TMP Worldwide Inc. and Subsidiaries, which is included in the Prospectus constituting a part of this Registration Statement included the audit of financial statement Schedule II, Valuation and Qualifying Accounts. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based upon our audits.


    In our opinion, such financial statement schedule presents fairly, in all material respects, the information set forth therein.

                                          BDO SEIDMAN, LLP

New York, New York
March 15, 1996

                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)


                                                                                COLUMN C
                                                                               -----------
                                                                   COLUMN B        ADD                    COLUMN E
                                                                  -----------  -----------               -----------
                            COLUMN A                              BALANCE AT   CHARGED TO    COLUMN D    BALANCE AT
----------------------------------------------------------------   BEGINNING    COSTS AND   -----------    END OF
                          DESCRIPTIONS                             OF PERIOD    EXPENSES    DEDUCTIONS     PERIOD
----------------------------------------------------------------  -----------  -----------  -----------  -----------
Year ended December 31, 1993
 Allowance for doubtful accounts................................   $   1,117    $   1,744    $   1,207    $   1,654
Year ended December 31, 1994
 Allowance for doubtful accounts................................   $   1,654    $     793    $     429    $   2,018
Year ended December 31, 1995
 Allowance for doubtful accounts................................   $   2,018    $   2,850    $   1,003    $   3,865
Nine months September 30, 1996
 Allowance for doubtful accounts................................   $   3,865    $   3,123    $   2,075    $   4,913

                                                      REGISTRATION NO. 333-12471

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    EXHIBITS

                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                               TMP WORLDWIDE INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 EXHIBIT INDEX


   NO.                                                 DESCRIPTION                                                 PAGE
---------  ---------------------------------------------------------------------------------------------------     -----
     1.1   Form of Underwriting Agreement.....................................................................

     3.1   Certificate of Incorporation.*.....................................................................

     3.2   Bylaws.*...........................................................................................

     4.1   Form of Common Stock Certificate...................................................................

     5.1   Opinion of Fulbright & Jaworski L.L.P..............................................................

    10.1   Form of Employee Confidentiality and Non-Solicitation Agreement.*..................................

    10.2   Form of Indemnification Agreement.*................................................................

    10.3   1996 Stock Option Plan.*...........................................................................

    10.4   Form of Stock Option Agreement under 1996 Stock Option Plan.*......................................

    10.5   1996 Stock Option Plan for Non-Employee Directors.*................................................

    10.6   Form of Stock Option Agreement under 1996 Stock Option Plan for Non-Employee Directors.*...........

    10.7   Lease, dated as of October 31, 1978, between Telephone Marketing Programs Inc. and PDC Realty Inc.
           as agent for MRI Broadway Rental, Inc., as modified by modifications dated January, 1979 and June
           20, 1991.*.........................................................................................

    10.8   Share Sale and Purchase Agreement, dated July 2, 1996, relating to the entire issued share capital of Neville Jeffress Australia Pty Limited, between Neville Jeffress Holding Pty Limited, Petzow
           Holdings Pty Ltd, TMP Australia Pty Limited and Neville Jeffress Australia Pty Ltd.*...............

    10.9   Asset Purchase Agreement, dated as of January 3, 1995, by and among Rogers Acquisition Corp.,
           Rogers & Associates Advertising, Inc., Curtis Rogers, Steven Schmidt and Ronni Rogers.*............

    10.10  Amended and Restated Accounts Receivable Management and Security Agreement, dated as of June 27,
           1996, between TMP Worldwide Inc. and BNY Financial Corporation, as amended by Amendment No. 1 to
           Amended and Restated Accounts Receivable Management and Security Agreement, dated as of August 29,
           1996.*.............................................................................................

    10.11  Agreement and Plan of Merger of TMP Worldwide Inc., Worldwide Classified Inc., McKelvey
           Enterprises, Inc. and Telephone Marketing Programs Incorporated.*..................................

    10.12  Stock Purchase Agreement, dated May 26, 1977, among Telephone Marketing Programs, Inc. Andrew J.
           McKelvey, Timothy P. Hanley and Bard Publishing Company, as amended on June 15, 1977.*.............

    10.13  Agreement, dated as of January 3, 1995, among Andrew J. McKelvey, Aeronautic Media, Inc. and
           McKelvey Enterprises, Inc., relating to a yacht.*..................................................

    10.14  Stock Purchase Agreement, dated as of January 1, 1996, between Andrew J. McKelvey and McKelvey
           Enterprises, Inc., relating to the common stock of Volando, Inc.*..................................

    10.15  Contribution Agreement, dated as of January 1, 1996, between Andrew J. McKelvey and McKelvey
           Enterprises, Inc., relating to the common stock of EPI Aviation, Inc.*.............................

    10.16  Lease Agreement, dated as of June 1, 1996, by and between TPH & AJM, a partnership, and Telephone
           Directory Advertising, Inc.*.......................................................................

    10.17  Contribution Agreement, dated as of July 16, 1996, between Andrew J. McKelvey and McKelvey
           Enterprises, Inc., relating to the common stock of General Directory Advertising Services, Inc.*...

    10.18  Stock Purchase Agreement, dated as of August 15, 1996, between Andrew J. McKelvey and McKelvey
           Enterprises, Inc., relating to the common stock of National Media Holding Company, Inc.*...........

   NO.                                                 DESCRIPTION                                                 PAGE
---------  ---------------------------------------------------------------------------------------------------     -----
    10.19  Stock Purchase Agreement, dated as of September 1, 1996, between Andrew J. McKelvey and McKelvey
           Enterprises, Inc., relating to the common stock of Telephone Directory Advertising, Inc.*..........

    10.20  Stock Purchase Agreement, dated as of September 4, 1996, between Andrew J. McKelvey and McKelvey
           Enterprises, Inc., relating to the common stock of S.M.E.T. Servizio Marketing Elenchi Telefonici
           s.r.l.*............................................................................................

    10.21  Agreement, dated as of March 17, 1996, between TMP Worldwide Inc. and George Eisele, as amended by
           Amendment 1 to Agreement, dated as of September 5, 1996.*..........................................

    10.22  Management Agreement, dated as of January 1, 1996, between Cala Services Inc. and Cala H.R.C.
           Ltd.*..............................................................................................

    10.23  Lease Agreement, dated May 15, 1993, between 12800 Riverside Drive Corporation and TMP Worldwide
           Inc., as amended by Amendment No. 1 to Lease Agreement, dated June 1, 1993.*.......................

    10.24  Indenture, dated April 29, 1988, between International Drive, L.P. and Telephone Marketing
           Programs, Inc.*....................................................................................

    10.25  Amended and Restated Employment Agreement, dated as of September 11, 1996, between TMP Interactive
           Inc. and Jeffery C. Taylor*........................................................................

    10.26  Employment Agreement, dated November 18, 1996, between TMP Worldwide Inc. and James J. Treacy......

    10.27  Employment Agreement, dated November 15, 1996, between TMP Worldwide Inc. and Andrew J.
           McKelvey...........................................................................................

    11     Statement regarding computation of earnings per share..............................................

    21     Subsidiaries of the Company........................................................................

    23.1   Consent of BDO Seidman, LLP........................................................................

    23.2   Consent of BDO Nelson Parkhill.....................................................................

    23.3   Consent of Fulbright & Jaworski L.L.P. (to be filed as part of Exhibit 5.1)........................

    24     Power of Attorney (included on signature page).....................................................


------------------------


*   Previously filed.